Exhibit 10.1b

LOAN AGREEMENT

between
THE COUNTY OF COOK, ILLINOIS

and

NAVISTAR INTERNATIONAL CORPORATION

Dated as of October 1, 2010

The rights of the Issuer hereunder (other than Unassigned Rights) have been pledged and assigned to Citibank N.A., as Trustee under the Indenture of Trust, dated as of October 1, 2010, between the Issuer and the Trustee.

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LOAN AGREEMENT

This is a LOAN AGREEMENT, dated as of October 1, 2010 (herein referred to as the or this “Loan Agreement”), between NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the “Company”), and THE COUNTY OF COOK, ILLINOIS (the “Issuer”), a home rule unit under Section 6(a) of Article VII of the 1970 Constitution of the State of Illinois.

PRELIMINARY STATEMENT:

The Company desires to (a) finance, refinance or be reimbursed for a portion of the costs of the renovation, expansion and equipping of certain capital improvements as more fully described in Exhibit A hereto (the “Project”), (b) pay a portion of the interest accruing on the Bonds (as defined below) during the construction period, and (c) pay certain costs relating to the issuance of the Bonds.

Under the power granted by Section 6(a) of Article VII of the 1970 Constitution of the State of Illinois, as supplemented by the Local Government Debt Reform Act, as amended, and the other Omnibus Bond Acts, as amended, the Issuer is obtaining funds to loan to the Company through the issuance and sale of The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010, in the aggregate principal amount of $90,000,000 (the “Bonds”), which will be issued under and secured by the Indenture of Trust dated as of October 1, 2010 (the “Indenture”), between the Issuer and Citibank N.A., as trustee (the “Trustee”).

Pursuant to the Indenture, the Issuer will pledge and assign its rights under this Loan Agreement (other than the Unassigned Rights, as defined in the Indenture) to the Trustee as security for the Bonds.  The Bonds, together with interest thereon, will be payable by the Issuer solely from the payments to be made by the Company from amounts payable under this Loan Agreement, from payments to be made by the Guarantor pursuant to the Bond Guarantee, from certain funds and accounts pledged to the Trustee under the Indenture and as otherwise provided in the Indenture.

Pursuant to this Loan Agreement, the Issuer will loan the proceeds of the Bonds to the Company to finance the foregoing costs, and the Company agrees to make, or cause to be made, payments sufficient to pay when due (whether at stated maturity, by acceleration or otherwise) the principal of and premium, if any, and interest on the Bonds.

The Company desires to secure its obligations hereunder by executing and delivering this Loan Agreement and has taken all action necessary therefor.

IN CONSIDERATION of the premises, the respective representations and agreements contained herein, the loan of the proceeds of the Bonds to the Company by the Issuer and for other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, premium (if any) and interest payable on the Bonds and under this Loan Agreement and the performance of all the covenants of the Company and the

Guarantor contained herein, the Company, the Guarantor and the Issuer hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.       Terms Defined.  The capitalized terms used in this Loan Agreement, unless the context requires otherwise or unless otherwise defined herein, shall have the same meanings as set forth in the Indenture.

Section 1.02.       Rules of Interpretation.  For all purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           “This Loan Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

(b)           The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular Article, Section or other subdivision.

(c)           References in this instrument to masculine shall include the feminine and neuter and vice versa, and references herein to the singular shall include the plural and vice versa unless the context or use indicates otherwise.

(d)           All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

(e)           Any capitalized terms defined elsewhere in this Loan Agreement shall have the meanings therein prescribed for them.

Section 1.03.       Exhibit.  The following Exhibit is attached to and by reference made a part of this Loan Agreement:

EXHIBIT A:              Description of Project.

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ARTICLE II

PARTICULAR COVENANTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 2.01.       Representations and Warranties.

(a)       Issuer Representations and Warranties.  The Issuer makes the following representations and covenants to the Company and the Trustee as the basis for its undertaking herein contained:

(i)            The Issuer is a home rule unit under Section 6(a) of Article VII of the 1970 Constitution of the State, is authorized and empowered by the provisions of the Constitution and the Bond Ordinance to enter into the transactions contemplated by this Loan Agreement and to carry out its obligations hereunder, and by proper action of its governing body has been duly authorized to execute and deliver the Indenture, the Purchase Contract, this Loan Agreement and the Tax Agreement.

(ii)           It is the Issuer’s understanding, based upon certain representations of the Company, that the issuance and sale of the Bonds and the loaning of the proceeds of the Bonds to the Company (which proceeds will be applied for the benefit of the Company) is to provide a portion of the moneys required to (A) finance, refinance or reimburse the Company for all or a portion of the Project, (B) pay a portion of the interest to accrue on the Bonds during construction of the Project, and (C) pay certain costs relating to the issuance of the Bonds.

(iii)          To provide funds to loan to the Company for the purposes described in clause (ii) above, the Issuer has authorized its Bonds in the aggregate principal amount of $90,000,000 to be issued upon the terms set forth in the Indenture, pursuant to which certain of the Issuer’s interests in this Loan Agreement, and the revenues and income to be derived by the Issuer pursuant to this Loan Agreement and the payment of principal, premium, if any, interest and other revenues hereunder (other than Unassigned Rights), will be pledged and assigned to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds, and any fees and expenses due under the Indenture.  The Issuer covenants that it has not and will not pledge or assign its interest in this Loan Agreement, or the revenues and receipts derived pursuant to this Loan Agreement, excepting Unassigned Rights, other than to the Trustee under the Indenture to secure the Bonds.

(iv)          Neither the Issuer’s execution and delivery of this Loan Agreement, its consummation of the transactions contemplated on its part hereby, nor the Issuer’s fulfillment of or compliance with the terms and conditions of this Loan Agreement conflicts with or results in a breach of the terms, conditions and provisions of any material restriction, agreement or instrument to which the Issuer is a party, or by which it or any of its property is bound, or constitutes a default under any of the foregoing.

(v)           To the best of its knowledge, no member of the Board of Commissioners of the Issuer or officer or other official of the Issuer is interested in any manner which is prohibited by law in any contract, employment, lease, purchase or sale made or to be made in connection with the proposed transactions contemplated by the Indenture, this Loan Agreement or the Purchase Contract.

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Concurrently with the Closing Date, the Issuer shall execute and deliver a certificate reaffirming the foregoing representations and warranties as of the Closing Date.

(b)      Company Representations, Warranties and Covenants.  The Company represents, warrants and covenants to the Issuer and the Trustee as follows:

(i)            The Company is duly incorporated under the laws of the State of Delaware, is in good standing in the State of Delaware and the State and is duly authorized to conduct its business in the State.  The Company has all authority under the laws of the State of Delaware, the State and its Articles of Incorporation to enter into, execute, deliver and perform this Loan Agreement, the Purchase Contract, the Project Certificate and the Tax Agreement (collectively, the “Company Agreements”), and all action on its part necessary for the valid execution and delivery of the Company Agreements and the Limited Offering Memorandum has been duly and effectively taken, and the Company Agreements will be the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally from time to time in effect, and to applicable equitable principles.

(ii)           The representations and covenants contained in the Tax Agreement and Project Certificate executed by the Company on the Closing Date are true and correct and are incorporated herein by this reference and shall have the same effect as if such representations and covenants were actually contained in this Loan Agreement.

(iii)          The execution and delivery of the Company Agreements and the Limited Offering Memorandum on the Company’s part have been duly authorized by all necessary action, and neither the Company’s execution and delivery of the Company Agreements or the Limited Offering Memorandum, the Company’s consummation of the transactions contemplated on its part thereby, nor the Company’s fulfillment of or compliance with the terms and conditions of the Company Agreements, conflicts with or results in a material breach of the Articles of Incorporation, or any material agreement or instrument to which the Company is now a party or by which the Company is bound (except for any such breaches for which the Company has obtained a waiver or a required consent), or constitutes a material default (or would constitute a material default with due notice or the passage of time or both) under any of the foregoing.

(iv)          All orders and approvals have been received and will be in effect prior to the Closing Date, and, no further consent, approval, authorization or order of, or registration with, any court or governmental or regulatory agency or body is required with respect to the Company for the execution, delivery and performance by the Company of the Company Agreements.

(v)           The Company has received an executed counterpart of the Indenture and hereby consents to and approves of the provisions thereof.

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(vi)          The information relating to the Project and use of the proceeds of the Bonds furnished by the Company in writing to Chapman and Cutler LLP, as Bond Counsel, in connection with the issuance of the Bonds, is, to the best of the Company’s knowledge, true and correct in all material respects.

(vii)         The Company does not, as of the date of issuance of the Bonds, reasonably expect any use of moneys derived from the proceeds of the Bonds or any investment or reinvestment thereof or from the sale of the Project which would cause the Bonds to be classified as “arbitrage bonds” within the meaning of Section 148 of the Code.

(viii)        The Project consists of those facilities described in Exhibit A hereto (as such Exhibit A is from time to time amended or supplemented in accordance with Section 3.03 hereof), and the Company shall not consent to any changes in the Project which would adversely affect the Tax-Exempt status of the Bonds.  The Company covenants that at all times when any Bonds are outstanding, the Project will be geographically located in the corporate limits of the Issuer.

(ix)           No litigation, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company seeking to restrain, enjoin or in any way limit the approval or the execution and delivery of the Company Agreements and the Limited Offering Memorandum, or which would in any manner challenge or adversely affect the corporate existence, power and authority of the Company to enter into and carry out the transactions described in or contemplated by, or the execution, delivery, validity or performance by the Company of the Company Agreements and the Limited Offering Memorandum.  In addition, except as described in the Limited Offering Memorandum (including all documents incorporated by reference therein), no litigation, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company, except litigation, proceedings or investigations involving claims for which the probable ultimate recoveries and the estimated costs and expenses of defense, in the opinion of the Company, (i) will be entirely within the applicable insurance policy limits (subject to applicable deductibles) or are not in excess of the total of the available assets held under applicable self-insurance programs or (ii) will not have a material adverse effect on the operations or condition, financial or otherwise, of the Company.

(x)            The information used in the preparation of the financial statements referred to in paragraph (xi) below, this Loan Agreement, the Tax Agreement and any other written statement furnished by the Company to the Issuer (including the descriptions and information contained or incorporated by reference in the Limited Offering Memorandum relating to (A) the Company, the Guarantor and the Project, (B) the operations and financial and other affairs of the Company and the Guarantor, (C) the application by the Company of the proceeds from the sale of the Bonds and (D) the participation by the Company and the Guarantor in the transactions contemplated herein and in the Limited Offering Memorandum) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained

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therein or herein not misleading.  There is no fact which the Company has not disclosed to the Issuer in writing which materially adversely affects or, so far as the Company can now foresee, will materially adversely affect the financial condition of the Company or the Guarantor, the ability of the Company to own and operate the Project, the Company’s ability to make payments under this Loan Agreement or the Guarantor’s ability to make payments under the Bond Guarantee when and as the same become due and payable.

(xi)           The audited consolidated statements of operations, cash flows and stockholders’ deficit of the Company for each of the fiscal years ended October 31, 2009, 2008 and 2007 and the consolidated balance sheets as of October 31, 2009 and 2008, all audited by KPMG, LLP, an independent registered public accounting firm, all included in and incorporated by reference in, the Official Statement, correctly and fairly present the financial condition of the Company as of said dates, and the results of the operations of the Company for each of such periods, respectively, all in accordance with GAAP consistently applied except as stated in the notes thereto, and there has been no material adverse change in the condition, financial or otherwise, of the Company since October 31, 2009 from that set forth in the information so utilized except as disclosed in the Official Statement.

(xii)          The Company has all necessary licenses and permits to occupy and operate its existing facilities or has obtained waivers thereof and has obtained, will obtain or will cause to be obtained or waived all necessary licenses and permits to acquire, construct, renovate, occupy and operate the Project as they become required, except where failure to obtain any such license or permit would not have a material adverse effect.  With respect to the construction, renovation and equipping of the Project with proceeds of the Bonds, the Company has complied with and will comply with the Illinois Prevailing Wage Act, 820 ILCS 130/1 to 130/12, to the extent required by applicable laws.

(xiv)        No amounts shall be withdrawn from the Project Fund except for amounts that will be allocated, for federal income tax purposes, to the payment, or to the reimbursement of the Company for the payment, of Project Costs.

(xv)         No Project Costs to be financed with Bond proceeds were incurred or expended on or before July 17, 2010, except for certain preliminary expenditures permitted by the Tax Agreement.

(xvi)        The Company will comply with the provisions of Section 148 of the Code, and in that connection, has executed and delivered the Tax Agreement.

(xvii)       The information furnished by the Company and used by the Issuer in preparing the Form 8038, Information Return for Private Activity Bond Issues, which has been filed by or on behalf of the Issuer with the Internal Revenue Service Center in Ogden, Utah, pursuant to Section 149(e) of the Code, was true and complete as of the date of filing of said Form 8038.

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(xviii)      The Project is accurately described in the Project Certificate.

(xix)         The Company represents to the Issuer that it will allocate the proceeds of the Bonds to the renovation, expansion and equipping of the Project substantially as described in Exhibit A hereto.

(xx)          The execution, delivery and performance of the Company Agreements and the compliance by the Company with all of the provisions hereof and thereof are not in contravention of law or any unwaived provision of any mortgage, deed, instrument or undertaking to which the Company is a party or by which it or its property is bound wherein such law or unwaived provision could materially adversely affect the Company or the ability of the Company to perform its obligations under this Loan Agreement.

(xxi)         The Company is not in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company.

(xxii)        The Project conforms in all material respects with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction of the Project, or any non-conformity has been waived by the applicable government authority, and all licenses and approvals the Company requires to operate its facilities have been obtained or waived by appropriate state and federal agencies and departments or, if not obtained or waived on the date of this Loan Agreement, are expected to be obtained or waived in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

(xxiii)       With respect to any pension plan subject to ERISA maintained by the Company, to which the Company has an obligation, or with respect to which the Company has any liability, contingent or otherwise (each, a “Plan”) (a) to the knowledge of the Company, neither any Plan nor the trusts created thereunder, nor any trustee or administrator thereof, has engaged in a “prohibited transaction,” as such term is defined in Section 4975 of the Code, which could subject the Plan, any such trust, or any trustee or administrator thereof, or any party dealing with the Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, and which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company (a “Material Adverse Effect”); and (b) the performance of the transactions contemplated by this Loan Agreement will not involve any prohibited transaction (other than an exempt prohibited transaction).  Neither any Plan nor any such trusts have been terminated, nor have there been any “reportable events,” as such term is defined in Section 4043 of ERISA, within the last five years except for the reportable events which either have heretofore been disclosed publiclyor which did not and could not reasonably be expected to have a Material Adverse Effect.  Neither any Plan nor any such trusts have incurred any “accumulated funding deficiency” (whether or not waived), as such term was defined

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in Section 302 of ERISA prior to the effective date of the Pension Protection Act of 2006, nor has any Plan or such trusts failed to satisfy the minimum funding standards (whether or not waived), as defined in Section 302 of ERISA on and after the effective date of the Pension Protection Act of 2006 within the last five years which have had or could reasonably be expected to have a Material Adverse Effect.  In addition, except as could not reasonably be expected to have a Material Adverse Effect, the Company and any member of a controlled corporation or affiliated service group in which the Company is a member within the meaning of Section 4001(a)(14 of ERISA (“ERISA Affiliate”), (a) has fulfilled in all material respects its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan to which it has any such obligation; (b) is in compliance in all material respects with the presently applicable provisions of ERISA, the Code and any Plan; and (c) has not incurred any material and past due liability to the Pension Benefit Guaranty Corporation.  Except as could not reasonably be expected tohave a Material Adverse Effect, neither the Company nor any ERISA Affiliate is required to make or accrue, nor has within the last five years made or accrued, an obligation to make a material contribution to a “multiemployer plan” as defined in Section 3(37)(A) of ERISA or Section 414 of the Code.

Concurrently with the Closing Date, the Company shall execute and deliver a certificate reaffirming the foregoing representations and warranties as of the Closing Date.

Section 2.02.       Tax-Exempt Status.  The Company covenants with the Issuer and for and on behalf of the purchasers and Beneficial Owners of the Bonds from time to time outstanding that so long as any of the Bonds remain outstanding, moneys on deposit in any fund in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be “arbitrage bonds,” within the meaning of Section 148 of the Code, and any lawful Treasury Regulations promulgated thereunder, as the same exist on this date, or may from time to time hereafter be amended, supplemented or revised.  The Company also covenants for the benefit of the Beneficial Owners of the Bonds to comply with all of the provisions of the Tax Agreement.  The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or the Treasury Regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only upon receipt of an opinion of Bond Counsel that such investment will not affect the exclusion of the interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

The Company agrees that it will take such actions as are necessary or appropriate and within its control to take to comply with the provisions of the Code and the Treasury Regulations promulgated thereunder in order to avoid any loss of any the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, and will not act or fail to act in any other manner which would adversely affect such exclusion.  In connection with the foregoing, the Company acknowledges and agrees to comply with the provisions of the Project Certificate.

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The Company acknowledges that in the event of an examination by the Internal Revenue Service of the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Issuer may be treated as a “taxpayer” in such examination, and the Company agrees that it will respond, and will direct the Issuer to respond, in a commercially reasonable manner to any inquiries from the Internal Revenue Service in connection with such an examination.  The Issuer covenants that it will cooperate with the Company, at the Company’s expense and at its direction, in connection with such examination.

The Company further covenants that on or before the date that is five years from the Closing Date, the Company shall provide to the Trustee a written certificate of an Authorized Company Representative stating that either (a) no rebate payments are then required to be made to the United States because of the existence of one or more exceptions from the rebate provisions contained in Section 148(f) of the Code and the Treasury Regulations relating to the tax-exempt bond provisions of the Code (the “Rebate Provisions”), or (b) the Company has made (or caused to be made) a calculation of the amount of rebate owed pursuant to the Rebate Provisions and either (i) no rebate was then due and owing with respect to the Bonds, or (ii) rebate (the amount of which shall be specified) has been paid to the United States with respect to the Bonds.  The Company acknowledges that its obligations under this Section 2.02 are supplemental to, and not in lieu of, the Rebate Provisions set forth in the Tax Agreement.

Section 2.03.       Annual Certificate.  For each year that this Loan Agreement remains in effect, the Company will furnish to the Issuer and the Trustee on or before January 31 of each year, commencing January 31, 2012, a certificate of an Authorized Company Representative, stating that the signer of the certificate has made a review of the activities of the Company during the preceding calendar year for the purpose of determining whether or not the Company, to the knowledge of such signer, has complied with all of the terms, provisions and conditions of this Loan Agreement and the Project Certificate and that, to the knowledge of such signer, the Company has kept, observed, performed and fulfilled each and every covenant, provision and condition of this Loan Agreement and the Project Certificate to be performed by the Company and is not in default in the performance or observance of any of the covenants, provisions or conditions hereof or thereof, or if there shall be such a default, such certificate shall specify all such defaults and the nature thereof of which the signer of the certificate shall have knowledge and the corrective action being undertaken or to be undertaken with respect thereto.

Section 2.04.       Taxes, Charges and Assessments; Permitted Contests.  To the extent that the Company or its properties are or become liable to taxation, the Company covenants and agrees to pay or cause to be paid (when the same shall become due or payable, or if an extension has been granted, within the time allotted for such extension) all lawful taxes, charges, assessments and other governmental levies against the Company or its properties which, if not so paid, will have a material adverse effect on the Company or the ability of the Company to operate the Project or make the Loan Payments.  If under applicable law any such tax, charge, fee, rate, imposition or assessment may at the option of the taxpayer be paid in installments, the Company may exercise such option.

The Company shall pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge (including the provisions of adequate bonding therefor) within

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60 days after the same shall accrue, any lien or charge upon the Loan Payments, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien thereon.

Nothing contained in this Section 2.04 shall be deemed to constitute an admission by either the Issuer or the Company that either the Issuer or the Company is liable for any tax, charge, fee, rate, imposition or assessment.

The Company shall not be required to pay any tax, charge, fee, rate, imposition or assessment required to be paid under this Section 2.04 hereof, or to comply with any law, ordinance, order, decree, rule, regulation or requirement referred to in Section 2.05 hereof, so long as the Company shall in good faith and at its cost and expense contest the amount or validity thereof, or take other appropriate action with respect thereto, in an appropriate manner or by appropriate proceedings which shall operate during the pendency thereof to prevent the collection of or other realization upon the tax, charge, fee, rate, imposition, assessment, lien, security interest, encumbrance or charge so contested, and the sale, forfeiture or loss of its property or any part thereof to satisfy the same.  While any such matters are pending, the Company shall have the right to pay, remove or cause to be discharged or marked exempt the tax, charge, fee, rate, imposition, assessment, lien, security interest, encumbrance or charge being contested.  Each such contest shall be promptly prosecuted to final conclusion or settlement, and the Company will pay, and save the Issuer and the Trustee harmless against, all losses, judgments, decrees and costs (including reasonable attorneys’ fees and reasonable expenses in connection therewith) and will, promptly after the final determination or settlement of such contest or action, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and reasonable expenses thereon or in connection therewith.

Section 2.05.       Compliance with Laws.  Subject to provisions of Section 2.04 hereof, the Company will, through the term of this Loan Agreement, at no expense to the Issuer, promptly comply or cause compliance with all applicable laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities, which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project, including, but not limited to the Americans with Disabilities Act, the Illinois Accessibility Code, all federal, State and local environmental and health and safety laws, rules, regulations and orders applicable to or pertaining to the Project, the Federal Worker Adjustment and Retraining Notification Act and the Illinois Prevailing Wage Act.

Section 2.06.       Use of the Project.  The Company recognizes that the Issuer has not made an inspection of the Project or of any fixture or other item constituting a portion thereof, and the Issuer makes no warranty or representation, express or implied or otherwise, with respect to the same or the location, use, description, design, merchantability, condition, workmanship, or fitness, suitability or use for any particular purpose, condition or durability thereof.  The Company further recognizes that the Issuer has no title interest to any part of the Project and that the Issuer makes no representations or warranties of any kind as to the Company’s title thereto or ownership thereof or otherwise, it being agreed that all risks incident thereto are to be borne by the Company.  In the event of any defect or deficiency of any nature in the Project or any fixture

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or other item constituting a portion thereof, whether patent or latent, the Issuer shall have no responsibility or liability with respect thereto. The provisions of this Section 2.06(b) have been negotiated and are intended to be a complete exclusion and negation of any warranties or representations by the Issuer, express or implied, with respect to the Project or any fixture or other item constituting a portion thereof, whether arising pursuant to the Uniform Commercial Code of the State or another law now or hereafter in effect or otherwise.

Section 2.07.       Access to Project.  The Company agrees that during the term of this Loan Agreement the Issuer, the Trustee and their duly authorized agents shall have the right, but shall be under no duty or obligation to exercise this right, during regular business hours, with reasonable notice, to enter upon the premises and examine and inspect the records maintained by the Company pursuant to Section 3.05 hereof and to examine and inspect the Project, subject to federal and State laws and regulations applicable to the site of the Project.  The rights of inspection and access hereby reserved to the Issuer and the Trustee may be exercised only after the Issuer, the Trustee or such agent shall have executed a secrecy agreement if requested by the Company in the form then currently used by Company, and nothing contained in this Section 2.07 or in any other provision of this Loan Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how of the Company.

Section 2.08.       Maintenance and Repair; Insurance.  The Company will maintain the Project in a safe and sound operating condition, making from time to time all needed material repairs thereto, and shall maintain reasonable amounts of insurance coverage with respect to the Project and shall pay all costs of such maintenance, repair and insurance.  Evidence of insurance shall be provided to the Trustee upon request to the Company.

Section 2.09.       Indemnification of the Issuer and the Trustee.  (a)  The Company will pay, and will protect, indemnify and save the Issuer and the Trustee and each of their respective past, present and future members of the Board of Commissioners, officers, directors, employees, agents, successors, assigns and any other person, if any, who “controls” the Issuer or the Trustee, as the case may be, as that term is defined in Section 15 of the Securities Act (the Issuer, the Trustee and the other listed persons, collectively referred to as, the “Indemnified Persons”) harmless from and against any and all liabilities, losses, damages, taxes penalties, costs and expenses (including attorneys’ fees and expenses of the Issuer or the Trustee), causes of action, suits, proceedings, claims, demands, tax reviews, investigations and judgments of whatsoever kind and nature (including, but not limited to, those arising or resulting from any injury to or death of any person or damage to property) arising from or in any manner directly or indirectly growing out of or connected with the following:

(1)           the use, financing, non-use, condition or occupancy of the Project, any repairs, construction, alterations, renovation, relocation, remodeling and equipping thereof or thereto or the condition of any such Project including adjoining sidewalks, streets or alleys and any equipment or facilities at any time located on or connected with such Project or used in connection therewith but which are not the result of the gross negligence of the Issuer or Trustee;

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(2)           a violation of any agreement, warranty, covenant or condition of this Loan Agreement or any other agreement executed in connection with this Loan Agreement or the Indenture;

(3)           a violation of any contract, agreement or restriction by the Company relating to the Project;

(4)           a violation of any law, ordinance, rules, regulation or court order affecting the Project or the ownership, occupancy or use thereof or the Bonds or use of the proceeds thereof;

(5)           any statement or information concerning the Company, any of its officers and members, its operations or financial condition generally or the Project, contained in any offering document or supplement or amendment thereto furnished to the Issuer or the purchaser of any Bonds, that is untrue or incorrect in any material respect, and any omission from such offering document or any statement or information which should be contained therein for the purpose for which the same is to be used or which is necessary to make the statements therein concerning the Company, any of its officers and members and the Project not misleading in any material respect, provided that such offering document or supplement or amendment has been approved by the Company and the Indemnified Persons did not have actual knowledge of the omission or misstatement; and

(6)           the acceptance or administration of the Indenture, including without limitation the enforcement of any remedies under the Indenture and related documents.

(b)        In case any claim shall be made or any action shall be brought against one or more of the Indemnified Persons in respect of which indemnity can be sought against the Company pursuant to any of the preceding paragraphs in Section 2.09(a), the Indemnified Party seeking indemnity shall promptly notify the Company, in writing, and the Company shall promptly assume the defense thereof, including the employment of counsel chosen by the Company and approved by the Issuer or the Trustee (as the case may be), or both (provided, that such approval by the Issuer or the Trustee shall not be unreasonably withheld), the payment of all expenses and the right to negotiate and consent to settlement.  If any Indemnified Person is advised in a written opinion of Counsel that there may be legal defenses available to such Indemnified Person which are adverse to or in conflict with those available to the Company or that the defense of such Indemnified Person should be handled by separate Counsel, the Company shall not have the right to assume the defense of such Indemnified Person, but the Company shall be responsible for the reasonable fees and expenses of Counsel retained by such Indemnified Person in assuming its own defense, and provided also that, if the Company shall have failed to assume the defense of such action or to retain Counsel reasonably satisfactory to the Issuer or the Trustee within a reasonable time after notice of the commencement of such action, the reasonable fees and expenses of Counsel retained by the Indemnified Person shall be paid by the Company.  Notwithstanding the foregoing, any one or more of the Indemnified Persons shall have the right to employ separate Counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such Counsel shall be paid by such Indemnified Person unless the employment of such Counsel has been specifically

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authorized by the Company or unless the provisions of the immediately preceding sentence are applicable.  The Company shall not be liable for any settlement of any such action affected without the consent of the Company (which shall not be unreasonably withheld), but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action with or without consent, the Company agrees to indemnify and hold harmless the Indemnified Person from and against any loss, liability or expense by reason of such settlement or judgment.

(c)        The Company shall also indemnify the Issuer, the Trustee and such Indemnified Persons for all reasonable costs and expenses, including reasonable Counsel fees, incurred in: (i) enforcing any obligation of the Company under this Loan Agreement or any related agreement, including the Indenture; (ii) taking any action requested by the Company; (iii) taking any action required by this Loan Agreement or any related agreement; or (iv) taking any action considered necessary by the Issuer or the Trustee and which is authorized by this Loan Agreement or any related agreement.  If the Issuer is to take any action under this Loan Agreement or any other instrument executed in connection herewith for the benefit of the Company, it will do so if and only if (i) the Issuer is a necessary party to any such action or proceedings and (ii) the Issuer has received specific written direction from the Company, as required hereunder or under any other instrument executed in connection herewith, as to the action to be taken by the Issuer.

(d)        All amounts payable to the Issuer under this Section 2.09 shall be deemed to be fees and expenses payable to the Issuer for the purposes of the provisions hereof and of the Indenture dealing with assignment of the Issuer’s rights hereunder.  The Issuer and its members, officers, agents, employees and their successors and assigns shall not be liable to the Company for any reason.

(e)        Any provision of this Loan Agreement or any other instrument or document executed and delivered in connection therewith to the contrary notwithstanding, the Issuer retains the right to (i) enforce any applicable federal or State law or regulation or resolution or ordinance of the Issuer and (ii) enforce any rights accorded to the Issuer by federal or State law or regulation of the Issuer, and nothing in this Loan Agreement shall be construed as an express or implied waiver thereof.

(f)         The obligations of the Company under this Section 2.09 shall survive any assignment or termination of this Loan Agreement in accordance with Section 7.01 and Section 10.01 hereof and the resignation or removal of the Trustee, and such obligations under this Section 2.09 are in addition to any indemnifications or protections provided to the Trustee under the Indenture or any other related document, and the terms hereof shall not limit such indemnification or protections in any way.

Section 2.10.       [Reserved].

Section 2.11.       Recording and Maintenance of Liens.  Upon notice from the Trustee, the Company shall, at its own expense, file and record, refile and re-record, or cause to be filed and recorded, refiled and re-recorded, U.C.C. continuation statements, if required under Illinois law,

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relating to the U.C.C. filing with respect to the Trustee’s rights to the Trust Estate assigned to the Trustee by the Issuer.  The Issuer and the Trustee shall cooperate fully with the Company in taking any such action.

The Company will pay or cause to be paid all filing fees incident to such filing, and all expenses incident to the preparation, execution and acknowledgment of such filing.

The Issuer and the Trustee (other than the Trustee’s obligation to notify the Company hereunder as necessary) shall have no responsibility for the preparation, filing or recording of any such continuation statement or for the maintenance of any security interest intended to be perfected thereby.  The Issuer will execute such instruments provided to it by the Company as may be reasonably necessary in connection with such filing.

Section 2.12.       Indenture Provisions.  The Indenture provisions concerning the Bonds and the other matters therein are an integral part of the terms and conditions of the Loan made by the Issuer to the Company pursuant to this Loan Agreement, and the execution of this Loan Agreement shall constitute conclusive evidence of approval of the Indenture by the Company to the extent it relates to the Company.  Additionally, the Company agrees that, whenever the Indenture by its terms imposes a duty or obligation on the Company, such duty or obligation shall be binding upon the Company to the same extent as if the Company were an express party to the Indenture, and the Company hereby agrees to carry out and perform all of its obligations under the Indenture as fully as if the Company were a party to the Indenture.

Section 2.13.       Exemption from Personal Liability.  No recourse under or upon any obligation, covenant or agreement created by this Loan Agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, organizer, stockholder, member, manager, director, officer or employee, as such, past, present or future, of the Company or of any predecessor or successor entity, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Loan Agreement is solely a Company obligation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, organizers, stockholders, members, managers, directors, officers or employees, as such, of the Company or any predecessor or successor entity, or any of them, under or by reason of the obligations, covenants or agreements contained in this Loan Agreement or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, organizer, stockholder, director, officer, member, manager or employee, as such, under or by reason of the obligations, covenants or agreements contained in this Loan Agreement, or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Loan Agreement.

Section 2.14.       No Recourse to Issuer.  The obligations of the Issuer under this Loan Agreement are special, limited obligations of the Issuer, payable solely out of the revenues and income derived under this Loan Agreement and as otherwise provided under this Loan Agreement and the Indenture.  The obligations of the Issuer hereunder shall not be deemed to constitute a general obligation of the Issuer or a charge against the general credit or taxing power

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of the Issuer or the State of Illinois.  Neither the Issuer nor any member of the Board of Commissioners, director, officer, employee or agent of the Issuer nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

No recourse shall be had for the payment of the principal of, premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Indenture, this Loan Agreement or the Purchase Contract against any past, present or future member of the Board of Commissioners, officer, agent or employee of the Issuer, or any member of the Board of Commissioners, officer, employee, director or trustee of any successor entity as such, either directly or through the Issuer or any successor entity, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member of the Board of Commissioners, officer, employee, directors, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture and this Loan Agreement and the issuance of the Bonds.

Notwithstanding any provision or obligation to the contrary set forth herein, no provision of this Loan Agreement shall be construed so as to give rise to a pecuniary liability of the Issuer or to give rise to a charge upon the general credit of the Issuer, the liability of the Issuer hereunder shall be limited to its interest in this Loan Agreement and the lien of any judgment shall be restricted thereto.  In the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not be a debt of the Issuer, nor shall the Issuer be liable on any obligation so incurred.  The Issuer does not assume general liability for the repayment of the Bonds or for the costs, fees, penalties, taxes, interest, commissions, charges, insurance or any other payments recited herein, and shall be obligated to pay the same only out of the amounts payable by the Company hereunder.  The Issuer shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Company if a default shall occur hereunder.

ARTICLE III

LOAN PROCEEDS; RENOVATION, EXPANSION, EQUIPPING,
COMPLETION AND OPERATION OF PROJECT

Section 3.01.       Loan of Proceeds of Bonds.  The Issuer hereby agrees to loan the proceeds of the Bonds to the Company.  The Company hereby directs the Issuer and the Trustee to dispose of the net proceeds from the sale of the Bonds in the manner specified in Section 5.02 of the Indenture.

Section 3.02.       Agreement to Renovate, Expand, Equip and Complete Project.  The Company will complete the renovation, expansion and equipping of the Project as soon as practicable in accordance with the plans and specifications kept, and as they may be revised, under Section 3.03 hereof.  The Company will allocate the proceeds of the Bonds, including investment income thereon, solely in accordance with the provisions of the Indenture, this Loan Agreement, the Tax Agreement and the Project Certificate.

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The Company may at its own expense cause a portion of the Project to be remodeled or cause such substitutions, modifications and improvements to be made to a portion of the Project from time to time as the Company, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Loan Agreement as part of the Project.

Within seven Business Days after the Completion Date, the Company shall provide the Completion Certificate to the Trustee and the Issuer.

If the Company determines not to complete any portion of the Project for which Bond proceeds (or investment earnings thereon) are available and delivers the Completion Certificate, or funds such portion of the Project from any other source, such Bond proceeds (or investment earnings thereon) otherwise allocable to such portion of the Project must be used either (i) to pay costs of the remaining parts of the Project, provided that the Company certifies to the Issuer and the Trustee that after recalculating the average reasonably expected economic life of the Project being financed, refinanced or reimbursed with proceeds of the Bonds (or investment earnings thereon), the weighted average maturity of the Bonds will not exceed 120% of the average reasonably expected economic life of the Project, (ii) to pay the costs of other projects qualifying under the Bond Ordinance, with the approval of the Issuer, (iii) to redeem principal on the Bonds in accordance with the provisions of this Loan Agreement and the Indenture or (iv) in any other lawful manner, provided in each case there shall be delivered to the Trustee and the Issuer a Favorable Opinion of Bond Counsel and/or Opinion of Counsel with respect to such application.  If the Company shall so determine (x) not to complete any portion of the Project or (y) to fund such portion from any other source, such portion of the Project shall no longer be deemed to be within the meaning of the term “Project” for any purpose of this Loan Agreement or the Indenture; if the Company shall so determine to use available Bond proceeds to pay the costs of other projects approved by the Issuer, such projects shall thereafter be deemed to be within the meaning of the term “Project” for all purposes of this Loan Agreement and the Indenture.

In the event the money in the Project Fund available for payment of the costs of the Project shall not be sufficient to make such payment in full, the Company agrees to pay directly, or deposit moneys in the Project Fund for the payment of, such costs of completing the Project as may be in excess of the moneys available therefor in the Project Fund.  The Issuer does not make any warranty or representation, either express or implied, that the moneys which will be deposited into the Project Fund, and which under the provisions of this Loan Agreement will be available for payment of the costs of the Project, will be sufficient to pay all of the costs which will be incurred in connection therewith.  The Company agrees that if, after exhaustion of the moneys in the Project Fund, the Company should pay, or deposit moneys in the Project Fund for the payment of, any portion of the costs of the Project pursuant to the provisions of this Section 3.02, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or from the owners of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 6.01 hereof.

The Company covenants and agrees to pay all Costs of Issuance incurred in connection with the issuance of the Bonds.  The Issuer shall have no obligation with respect to such costs.

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Section 3.03.       Plans and Specifications.  Subject to the provisions of the next paragraph and to Section 3.02 hereof, the Company may make, authorize or permit changes or amendments in the components of the Project or may determine not to complete any portion of the Project for which Bond proceeds (and investment income thereon) are available, or may finance such portion of the Project from any other source.

If the Company considers it necessary or desirable to supplement or amend Exhibit A to this Loan Agreement to reflect changes in the description of the Project, such supplement or amendment will not be considered as an amendment to this Loan Agreement requiring the consent of any Owner or the Trustee for the purposes of Article XI of the Indenture.  A copy of each such material change in or material amendment to Exhibit A hereof shall be filed promptly with the Issuer and the Trustee.  In addition, the Company shall deliver to the Issuer a certificate of an Authorized Company Representative detailing the proposed changes.

Section 3.04.       Project Records.  The Company will maintain such records in connection with the acquisition, construction and equipping of the Project as are required to permit ready identification of the Project and the items of Project Costs.

Section 3.05.       Authorized Company Representative.  The Company shall appoint an Authorized Company Representative (who, until another person or officer is designated, shall be the Vice President and Treasurer of the Company) for the purpose of acting on behalf of the Company and taking all actions and making all certifications required to be taken and made by an Authorized Company Representative under the provisions of this Loan Agreement and the Indenture, and shall appoint alternate Authorized Company Representatives to take any such action or make any such certification if the same is not taken or made by the Authorized Company Representative.  In the event any of said persons, or any successor appointed pursuant to the provisions of this Section 3.05, should resign or become unavailable or unable to take any action or make any certificate provided for in this Loan Agreement or the Indenture, another Authorized Company Representative or alternate Authorized Company Representative shall thereupon be appointed by the Company.  If the Company fails to make such designation within 10 days following the date when the then incumbent resigns or becomes unavailable or unable to take any of the said actions, the Chief Financial Officer of the Company shall serve as the Authorized Company Representative.

Whenever under the provisions of this Loan Agreement or the Indenture the approval of the Company is required or the Issuer is required to take some action at the request of the Company, such approval or such request shall be made by the Authorized Company Representative or alternate Authorized Company Representative unless otherwise specified in this Loan Agreement or the Indenture, and the Issuer or the Trustee shall be authorized to act on any such approval or request.

Section 3.06.       Guarantor.  The Company may exercise its rights and carry out its duties and obligations hereunder and under the Indenture directly or through the Guarantor.

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ARTICLE IV

ADDITIONAL COVENANTS OF THE COMPANY

Section 4.01.       Application of Certain Covenants.  (a) Following the first day (the “Suspension Period”):

(i)            the Bonds have been assigned an Investment Grade rating by both Rating Agencies; and

(ii)           no Default under this Loan Agreement, the Senior Note Indenture or the IFA Loan Agreement, has occurred and is continuing,

the Company and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 and 4.14(a)(ii) of this Loan Agreement (collectively, the “Suspended Covenants”).

(b)      In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade rating or downgrades the rating assigned to the Bonds below an Investment Grade rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.  The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.  During any Suspension Period, the Company may not designate any Subsidiary to be an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

(c)       On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under Section 4.07(b).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.08 will be made as though the covenant under Section 4.08 had been in effect since the Original Securities Date but not during the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under clause (3) of Section 4.08(a) and items specified in subclauses (A) through (E) of clause (3) of Section 4.08(a) will not increase the amount available to be made thereunder.  For purposes of determining compliance with Section 4.09, the Net Unutilized Net Available Proceeds from all Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero after the Reversion Date.

(d)      Without causing a Default or Event of Default, the Company and its Restricted Subsidiaries may honor any contractual commitments to take actions in the future after any date on which the Bonds no longer have an Investment Grade rating from both of the Rating Agencies as long as such contractual commitments were entered into during the Suspension Period and not

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in anticipation of the Bonds no longer having an Investment Grade rating from both of the Rating Agencies.

Section 4.02.       Corporate Existence.  Subject to Section 4.14 herein, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; provided, that nothing in this Section 4.02 shall prevent the abandonment or termination of any right or franchise of the Company if, in the opinion of the Company, such abandonment or termination is in the best interests of the Company and does not materially adversely affect the ability of the Company to fulfill its obligations hereunder.

Section 4.03.       Reports by the Company.  The Company covenants that so long as any of the Bonds are outstanding, notwithstanding whether the Company is subject to the requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the Commission (unless the Commission will not accept such filing) and, within 15 days after it files them with the Commission, file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Bonds, copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a class of securities registered under the Exchange Act.  Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including information concerning the Company’s compliance with any of its covenants hereunder; provided that the foregoing shall not relieve the Trustee of any of its responsibilities hereunder or under the Indenture.

Notwithstanding the foregoing, the Company will be deemed to have furnished such information referred to in the previous paragraph to the Trustee and the Holders if the Company has filed such reports and other information with either the Commission via the EDGAR filing system (or any successor system) or the Municipal Securities Rulemaking Board via the EMMA filing system (or any successor system) and such reports and other information are publicly available.  If the Commission or the Municipal Securities Rulemaking Board will not accept the Company’s filings for any reason, the Company will post the reports, documents and information referred to in the first sentence of this paragraph on its website within the time periods that would apply if the Company were required to file such reports, documents and information with the Commission or the Municipal Securities Rulemaking Board, as the case may be, and, in that event, the Company will be deemed to have furnished such information referred to above to the Trustee and the Holders.

Section 4.04.       Notice of Defaults or Events of Default.  The Company covenants and agrees to deliver to the Trustee, within a reasonable time (and in any event within five Business Days) after the Company becomes aware of the occurrence of a Default or an Event of Default, of the character specified in Section 8.01(d) herein, written notice of the occurrence of such Default or Event of Default.

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Section 4.05.       Books of Record and Account.  The Company will keep proper books of record and account, either on a consolidated or individual basis.  The Company shall cause its books of record and account to be examined either on a consolidated or individual basis, by one or more firms of independent public accountants not less frequently than annually.  The Company shall prepare its financial statements in accordance with generally accepted accounting principles.

Section 4.06.       Limitation on Liens.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective properties or assets (including, without limitation, any asset in the form of the right to receive payments, fees or other consideration or benefits) whether owned on the Original Securities Issuance Date or acquired after the Original Securities Issuance Date, other than:

(a)           Liens granted by the Company or a Subsidiary Guarantor on property or assets of the Company or a Subsidiary Guarantor securing Indebtedness of the Company or a Subsidiary Guarantor that is permitted by this Loan Agreement and that is pari passu with the Senior Notes, the Bonds, the IFA Bonds or any Subsidiary Guarantee; provided, that the Senior Notes, the Bonds, the IFA Bonds or Subsidiary Guarantee, as the case may be, are secured on an equal and ratable basis with the Indebtedness secured by such Liens for so long as such Indebtedness is so secured;

(b)           Liens granted by the Company or a Subsidiary Guarantor on property or assets of the Company or a Subsidiary Guarantor securing Indebtedness of the Company or a Subsidiary Guarantor that is permitted by this Loan Agreement and that is subordinated to the Senior Notes, the Bonds, the IFA Bonds or any Subsidiary Guarantee; provided, that the Senior Notes, the Bonds, the IFA Bonds or Subsidiary Guarantee, as the case may be, are secured by Liens ranking prior to such Liens;

(c)           Permitted Liens;

(d)           Liens (including extensions, replacements and renewals thereof) in respect of Acquired Indebtedness permitted by this Loan Agreement; provided, that the Liens in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness and such Liens and the Acquired Indebtedness were not incurred by the Company, any of its Restricted Subsidiaries or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or any of its Restricted Subsidiaries, and provided, further that such Liens in respect of such Acquired Indebtedness do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or any of its Restricted Subsidiaries;

(e)           Liens granted in connection with any Qualified Securitization Transaction;

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(f)            Liens arising from claims of holders of Indebtedness against funds held in a defeasance trust for the benefit of such holders; and

(g)           Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness incurred pursuant to Sections 4.07(c), 4.07(g) and 4.07(z) herein.

Section 4.07.       Limitation on Incurrence of Indebtedness.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to incur, directly or indirectly, any Indebtedness, except:

(a)           Indebtedness of the Company or any Subsidiary Guarantor, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Indebtedness would be greater than 2.0 to 1.0;

(b)           Indebtedness outstanding on the Closing Date;

(c)           Indebtedness of the Company or any Restricted Subsidiary of the Company under Credit Facilities in an aggregate amount at any one time outstanding pursuant to this clause (c) not to exceed the greater of (a) $200.0 million or (b) the sum of (i) 85.0% of the total book value of accounts receivable and (ii) 60% of the total book value of inventory, in each case as reflected on the Company’s and its Restricted Subsidiaries’ most recent consolidated financial statements prepared in accordance with GAAP; provided that the amount in clause (b) of this clause (c) shall not exceed $1,000.0 million;

(d)           Indebtedness owed by the Company to any Restricted Subsidiary of the Company or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company; provided, that, upon either:

(i)            the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this paragraph (d) to a Person other than the Company or another Restricted Subsidiary of the Company, or

(ii)           the issuance (other than directors’ qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary of the Company, the provisions of this paragraph (d) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

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(e)           Indebtedness of the Company or any of its Restricted Subsidiaries under any Interest Rate Protection Agreement, Commodity Agreement or Currency Agreement in each case incurred in the ordinary course of business;

(f)            Acquired Indebtedness, if either (i) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) above after giving pro forma effect to the relevant acquisition and incurrence of such Acquired Indebtedness or (ii) (a) the Company’s Consolidated Cash Flow Ratio for the most recent four full fiscal quarters for which financial statements are available after giving pro forma effect to the relevant acquisition and incurrence of such Acquired Indebtedness as of the beginning of such four quarter period would be greater than (b) the Company’s Consolidated Cash Flow Ratio for such four quarter period as of immediately prior to such acquisition and incurrence of such Acquired Indebtedness;

(g)           Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in response to worker’s compensation claims or self-insurance;

(h)           Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company;

(i)            obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(j)            Indebtedness consisting of notes issued to employees, officers or directors in connection with the redemption or repurchase of Capital Stock held by such Persons in an aggregate amount not in excess of $10.0 million at any time outstanding;

(k)           Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

(l)            the guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under another provision of this covenant;

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(m)          Indebtedness incurred to renew, extend, refinance or refund (collectively for purposes of this paragraph (m) to “refund”) any Indebtedness incurred pursuant to paragraphs (a), (b) or (f) above, this paragraph (m) or paragraphs (n) or (o) below (including any successive refundings); provided, that:

(i)            such Indebtedness does not exceed the principal amount (or accreted amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection therewith and

(ii)           (A)  in the case of any refunding of Indebtedness that is pari passu with the Senior Notes, the Bonds, or the IFA Bonds, as the case may be, such refunding Indebtedness is made pari passu with or subordinate in right of payment to such Senior Notes, such Bonds or such IFA Bonds, as the case may be, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Senior Notes, the Bonds or the IFA Bonds, as the case may be, such refunding Indebtedness is subordinate in right of payment to such Senior Notes, such Bonds or such IFA Bonds, as the case may be, on terms no less favorable to the Holders than those contained in the Indebtedness being refunded,

(B)           in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded (in the event that any portion of such refunding Indebtedness has a scheduled maturity prior to the Bonds) and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or any of its Restricted Subsidiaries) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or any of its Restricted Subsidiaries) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 9.04 herein or an asset sale pursuant to provisions substantially similar to those contained in Section 4.09 and

(C)           Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor may not be incurred to refund any Indebtedness of the Company;

(n)           [Reserved];

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(o)           [Reserved];

(p)           the consummation of any Qualified Securitization Transaction;

(q)           Attributable Indebtedness relating to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business;

(r)            the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations) to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding at any time not to exceed the greater of (a) $75.0 million or (b) 2.0% of Consolidated Net Tangible Assets at the time of any incurrence thereof;

(s)           the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock; provided in each such case that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued;

(t)            Indebtedness under the Support Agreement and the Master Intercompany Agreements;

(u)           Indebtedness consisting of guarantees by the Company or its Restricted Subsidiaries with respect to obligations with respect to the Financial Services Segment in Mexico; provided that the aggregate principal amount of such guarantees shall not exceed the aggregate principal amount of such guarantees outstanding on the Original Securities Issuance Date;

(v)           Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days after incurrence;

(w)          Indebtedness of the Company or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease (i) the Senior Notes as described under the Senior Notes Indenture; (ii) the IFA Bonds as described in the indenture pursuant to which the IFA Bonds are issued, or (iii) the Bonds as described in Section 7.01 of the Indenture;

(x)            Indebtedness that is subordinated in right of payment to the Senior Notes, the Bonds, the IFA Bonds or the related Subsidiary Guarantees, as the case may be, not to exceed in the aggregate $200.0 million at any time outstanding;

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(y)           Indebtedness consisting of guarantees of Indebtedness in lieu of capital contributions, purchases of Capital Stock or other Investments; provided such guarantee constitutes (a) a Restricted Payment permitted pursuant to Section 4.08(a) or Section 4.08(b)(xvi) or (b) a Permitted Investment pursuant to clauses (15) or (16) of the definition of “Permitted Investments” and, in each case, such guarantee reduces the amounts available to make other Restricted Payments or Permitted Investments, as the case may be;

(z)            Indebtedness of any Foreign Subsidiary incurred for working capital in the ordinary course of business; and

(aa)         Indebtedness of the Company or any of its Restricted Subsidiaries not otherwise permitted to be incurred pursuant to clauses (a) through (z) of this Section 4.07, which, together with any other outstanding Indebtedness incurred pursuant to this clause (aa), has an aggregate principal amount not in excess of $150.0 million at any time outstanding;

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in paragraphs (a) through (aa) above, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, and may later reclassify any item of Indebtedness described in paragraphs (a) through (aa) (provided that at the time of reclassification it meets the criteria in such category or categories).  In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (1) the principal of such Indebtedness and (2) the amount that may be drawn under such letter of credit.

Section 4.08.       Limitation on Restricted Payments.

(a)           The Company will not, and will not cause or permit any of its Restricted Subsidiaries to directly or indirectly:

(i)            declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof in their capacity as stockholders, excluding any (A) dividend or distributions payable solely in shares of its Qualified Capital Stock or in

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options, warrants or other rights to acquire its Qualified Capital Stock or (B) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company on a pro rata basis to all holders of the Capital Stock of such Restricted Subsidiary;

(ii)           purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company, or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company, excluding any debt security that is convertible into, or exchangeable for, Capital Stock of the Company and any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company;

(iii)          make any Investment (other than a Permitted Investment); or

(iv)          redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness (other than Indebtedness permitted under Section 4.07(d)) which is subordinate in right of payment to the Senior Notes, the Bonds, the IFA Bonds or any Subsidiary Guarantee (other than the redemption, defeasance, repurchase, retirement or other acquisition or retirement satisfying a principal installment, sinking fund or maturity, in each case due within one year of the date of such redemption, defeasance, repurchase, retirement or other acquisition or retirement (each of the transactions described in clauses (i) through (iv) of this Section 4.08(a) (other than any exception to any such clause) being a “Restricted Payment”), if at the time thereof:

(1)           an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

(2)           upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to the terms of paragraph (a) of Section 4.07 of this Loan Agreement, or

(3)           upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Original Securities Issuance Date exceeds the sum (without duplication) of:

(A)          50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as a single accounting period) from August 1, 2009 through the last day of the Company’s most recently ended fiscal quarter for which financial statements are available; plus

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(B)          100% of the aggregate Net Cash Proceeds and the fair market value of property or marketable securities received after the Original Securities Issuance Date, from the issuance of Qualified Capital Stock of the Company and warrants, rights or options on Qualified Capital Stock of the Company (other than in respect of any such issuance to a Subsidiary of the Company) and the principal amount of Indebtedness of the Company or a Subsidiary of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company after the Original Securities Issuance Date; plus

(C)          in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Original Securities Issuance Date, an amount equal to the return of capital with respect to such Investment, less the cost of the disposition of such Investment (including any payments made on guarantees constituting Investments); plus

(D)          100% of the aggregate Net Cash Proceeds received after the Original Securities Issuance Date from Unrestricted Subsidiaries resulting from the receipt of dividends or other distributions or payments, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock, in each case to the Company or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries; provided that any such amounts included in this subparagraph (D) shall not be included in Consolidated Net Income of the Company for purposes of subparagraph (A) above; plus

(E)           the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary not to exceed the amount of Investments made by the Company or any Restricted Subsidiary (and treated as a Restricted Payment) in such Unrestricted Subsidiary.

For purposes of determining the amount available for or expended for Restricted Payments under this clause (iii), property other than cash shall be valued at its fair market value and shall be valued in good faith and set forth in an Officers’ Certificate delivered to the Trustee when the fair market value of such property exceeds $25.0 million.

(b)           Notwithstanding the foregoing, the provisions set forth in paragraph (a) above will not prohibit:

(i)            any dividend on any class of Capital Stock of the Company paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of this Loan Agreement;

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(ii)           the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to the terms of paragraph (m) of Section 4.07 of this Loan Agreement;

(iii)          the exchange or conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries for or into Qualified Capital Stock of the Company;

(iv)          so long as no Default or Event of Default has occurred and is continuing, any Investment made in exchange for or out of the Net Cash Proceeds of a substantially concurrent sale, or a sale within 60 days of such Investment (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of paragraph (a) above;

(v)           the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or the payment of any dividend or other distribution in respect of any class of its Capital Stock in exchange for or out of the Net Cash Proceeds of the substantially concurrent sale, or a sale within 60 days of such redemption, repurchase, retirement, other acquisition, dividend or other distribution (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of paragraph (a) above;

(vi)          so long as no Event of Default has occurred and is continuing, the redemption, repurchase, retirement or other acquisition of any subordinated Indebtedness of the Company or a Subsidiary Guarantor in exchange for or out of the Net Cash Proceeds of the substantially concurrent sale or a sale within 60 days of such redemption, repurchase, retirement, or other acquisition (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of paragraph (a) above;

(vii)         cash payments made (a) with respect to the hedging arrangements entered into by the Company or any of its Restricted Subsidiaries to increase the effective conversion premium of the Convertible Subordinated Notes, (b) made to net share settle Convertible Subordinated Notes in an amount not to exceed the principal amount thereof and (c) made in lieu of the issuance of fractional shares in connection with the conversion of the Convertible Subordinated Notes;

(viii)        the declaration and payment of dividends to holders of any class of Disqualified Capital Stock of the Company or a Restricted Subsidiary of the Company or Preferred Stock of any Restricted Subsidiary of the Company issued after the Original Securities Issuance Date; provided, that such Disqualified Capital Stock or Preferred Stock was issued in accordance with the covenant

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described in Section 4.07 and such dividends constitute Consolidated Fixed Charges;

(ix)          so long as no Event of Default has occurred and is continuing, any purchase or redemption or other retirement for value of Capital Stock of the Company (including purchases of stock from current or former employees, employees’ spouses, estates or estate planning vehicles in accordance with the terms of employee stock purchase plans) pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount in a calendar year not to exceed $15.0 million (with unused amounts in any calendar year carried over to succeeding years subject to a maximum of $25.0 million in any calendar year);

(x)           repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof or tax withholding related to the exercise of stock options or warrants in connection with the vesting of restricted stock;

(xi)          payments not to exceed $10.0 million per annum in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

(xii)         so long as no Event of Default has occurred and is continuing, the redemption of any other stock purchase rights under a rights plan in an aggregate amount not to exceed $2.5 million;

(xiii)        so long as no Event of Default has occurred and is continuing, Investments in Permitted Joint Ventures and designations of Restricted Subsidiaries as Unrestricted Subsidiaries; provided, that after giving pro forma effect to such Investment or designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the terms of paragraph (a) of Section 4.07; and

(xiv)        so long as no Event of Default has occurred and is continuing, the repurchase, redemption, acquisition or retirement of subordinated Indebtedness with Unutilized Net Available Proceeds remaining after an Offer to Purchase pursuant to Section 4.09;

(xv)         so long as no Event of Default has occurred and is continuing, the repurchase, redemption, acquisition or retirement of any subordinated Indebtedness at a price not greater than 101% of the principal amount thereof (together with accrued and unpaid interest) following a Change of Control pursuant to provisions similar to those described under Section 9.04; provided that the Company shall have complied with the provisions of Section 9.04 and have purchased all Bonds, all IFA Bonds and all Senior Notes validly tendered and not withdrawn; and

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(xvi)        if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (xvi), does not to exceed $100.0 million in aggregate since the Original Securities Issuance Date.

Each Restricted Payment described in clauses (i), (vii), (ix), (xiii), (xiv) and (xv) of this paragraph (b) shall be taken into account (and the Restricted Payments described in the remaining clauses shall not be taken into account) for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (3) of paragraph (a) above.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xvi) in paragraph (b) above, or is entitled to be incurred pursuant to paragraph (a) above, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 4.08.

Section 4.09.       Limitation on Certain Asset Dispositions.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless:

(a)           the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Board of Directors of the Company or a member of senior management of the Company);

(b)           not less than 75% of the consideration for the disposition consists of Cash Equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness, intercompany Indebtedness or any Indebtedness subordinated to the Senior Notes, the Bonds and the IFA Bonds) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and

(c)           all Net Available Proceeds, less any amounts invested or committed to be invested within 360 days of such Asset Disposition in non-current assets related to the business of the Company (including capital expenditures or the Capital Stock of another Person (other than the Company or any Person that is a Restricted Subsidiary of the Company immediately prior to such investment); provided, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company) are applied, on or prior to the 360th day after such Asset Disposition (unless and to the extent that the Company shall determine to make an Offer to Purchase), either to

(i)            the permanent reduction and prepayment of any secured Indebtedness of the Company or a Subsidiary Guarantor (other than Indebtedness

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which is expressly subordinate to the Senior Notes, the Bonds and the IFA Bonds) then outstanding (including a permanent reduction of commitments in respect thereof) or

(ii)           the permanent reduction and repayment of any Indebtedness of any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor then outstanding (including a permanent reduction of commitments in respect thereof).

The 361st day after such Asset Disposition shall be deemed to be the “Asset Sale Offer Trigger Date,” and the amount of Net Available Proceeds from Asset Dispositions otherwise subject to the preceding provisions not so applied or as to which the Company has determined not to so apply shall be referred to as the “Unutilized Net Available Proceeds.” Within fifteen days after the Asset Sale Offer Trigger Date, the Company shall make an Offer to Purchase the outstanding Bonds at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date.  Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Bonds until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $25.0 million (at which time, the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph).  Pending application of the Unutilized Net Available Proceeds pursuant to this covenant, such Unutilized Net Available Proceeds shall be invested in any manner not otherwise prohibited by this Loan Agreement or applied temporarily to reduce any Indebtedness of the Company or a Subsidiary Guarantor (other than Indebtedness which is expressly subordinated in right of payment to the Senior Notes, the Bonds and the IFA Bonds).

If any Indebtedness of the Company or any of its Restricted Subsidiaries ranking pari passu with the Bonds requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Bonds then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Bonds in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness.  Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of this Loan Agreement, the Senior Notes Indenture and the IFA Loan Agreement) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of Section 4.14 of this Loan Agreement.

For purposes of clause (b) of this Section 4.09, the following will be deemed to be cash:  (a) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 90 days of the related Asset Disposition) by the Company or the Restricted Subsidiaries into cash or Cash Equivalents in an amount equal

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to the Net Cash Proceeds realized upon such conversion, sale or exchange and (b) Qualified Non-Cash Proceeds.

Notwithstanding the foregoing, the provisions of this covenant shall not apply to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business.

In the event that the Company makes an Offer to Purchase the Bonds, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of this Loan Agreement relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

Section 4.10.       Limitation on Sale/Leaseback Transactions.  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(a)           the Company or such Restricted Subsidiary would be entitled to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 4.07;

(b)           the Net Available Proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of the Company or a member of senior management of the Company) of such property; and

(c)           the Company or such Restricted Subsidiary applies the Net Available Proceeds of such transaction in compliance with Section 4.09 herein.

Notwithstanding the foregoing, the provisions of this covenant shall not prohibit the Company or any Restricted Subsidiary from entering into any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business.

Section 4.11.       Limitation on Payment Restrictions Affecting Restricted Subsidiaries.  (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(i)            pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or by any Restricted Subsidiary of the Company, or make payments or prepayments on any Indebtedness owed to the Company or to any Restricted Subsidiary of the Company;

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(ii)           make loans or advances or make Investments in the Company or any Restricted Subsidiary of the Company; or

(iii)          transfer any of their respective property or assets to the Company or to any Restricted Subsidiary of the Company.

(b)      The restrictions in paragraph (a) above, however, will not apply to encumbrances or restrictions existing under or by reason of:

(i)            applicable law, regulations or order;

(ii)           customary provisions restricting subletting or assignment of any lease, sublease, license, sublicense or service contract;

(iii)          Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction, provided, that any such encumbrances and restrictions apply only to such Securitization Subsidiary;

(iv)          any agreement in effect on the Original Securities Issuance Date as any such agreement is in effect on such date;

(v)           any agreement (including Acquired Indebtedness) of any Restricted Subsidiary in effect on the date on which such Restricted Subsidiary became a Subsidiary of the Company and not entered into in anticipation or contemplation of becoming a Subsidiary of the Company; provided that such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary;

(vi)          this Loan Agreement, the Bonds, the IFA Loan Agreement, the IFA Bonds, the Senior Notes, the Senior Notes Indenture and the Subsidiary Guarantees;

(vii)         restrictions relating to any Lien permitted under this Loan Agreement, the Senior Notes Indenture or the IFA Loan Agreement imposed by the holder of such Lien;

(viii)        restrictions imposed under any agreement to sell assets permitted under this Loan Agreement to any Person pending the closing of such sale;

(ix)          any other agreement governing Indebtedness entered into after the Original Securities Issuance Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Original Securities Issuance Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Original Securities Issuance Date;

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(x)           customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(xi)          Indebtedness incurred in compliance with paragraph (r) of Section 4.07, provided that such encumbrance or restriction applies only to assets financed with proceeds of such Indebtedness;

(xii)         restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(xiii)        encumbrances or restrictions contained in Indebtedness of Restricted Subsidiaries permitted to be incurred under paragraphs (c), (z) and (aa) of Section 4.07; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and either (A) such encumbrances or restrictions do not materially impair the Company’s ability to make payment on the Bonds when due or (B) such encumbrances or restrictions only apply if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(xiv)        encumbrances or restrictions imposed by the Support Agreement, the Master Intercompany Agreements or the Shy Settlement; and

(xv)         any encumbrances or restrictions imposed by any amendments, refinancings or replacements of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such amendments, refinancings or replacements are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment, refinancing or replacement.

Section 4.12.       Limitation on Transactions with Affiliates.

(a)           The Company will not, and will not cause or permit any of its Restricted Subsidiaries to:

(i)            sell, lease, transfer or otherwise dispose of any of its property or assets to,

(ii)           purchase any property or assets from,

(iii)          make any Investment in, or

(iv)          enter into or amend or extend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or of any Subsidiary (an “Affiliate Transaction”),

34

other than Affiliate Transactions that are on terms that are fair and reasonable to the Company or such Restricted Subsidiary of the Company and that are no less favorable to the Company or such Restricted Subsidiary of the Company than those that could be obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary of the Company from an unaffiliated party; provided, that if the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $25.0 million, a majority of the disinterested members of the Board of Directors of the Company or a committee thereof shall, prior to the consummation of such Affiliate Transaction, have determined (as evidenced by a resolution thereof) that such Affiliate Transaction meets the foregoing standard; provided further that if the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $75.0 million, the Company delivers to the Trustee an opinion issued by an independent accounting, appraisal or investment banking firm of national standing stating that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

(b)           The restrictions in paragraph (a) above shall not apply to:

(i)            any transaction between Restricted Subsidiaries of the Company, or between the Company and any Restricted Subsidiary of the Company;

(ii)           transactions entered into pursuant to the terms of the Master Intercompany Agreements, the Tax Allocation Agreements or the Support Agreement;

(iii)          transactions entered into in the ordinary course of business;

(iv)          any transaction effected in connection with a Qualified Securitization Transaction;

(v)           reasonable fees and compensation paid to and advances of expenses to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary in the reasonable determination of a member of senior management of the Company or by the Company’s Board of Directors;

(vi)          any agreement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Closing Date;

(vii)         Restricted Payments and Permitted Investments (other than clause (5) thereof) permitted by this Loan Agreement;

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(viii)        loans or advances to officers, directors, employees or consultants of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $10.0 million;

(ix)          transactions with Unrestricted Subsidiaries, joint venture partners, customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(x)           any employment, compensation or severance arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business that is not otherwise prohibited by this Loan Agreement; and

(xi)          the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company to any Affiliate of the Company and the granting of registration and other customary rights in connection therewith.

Section 4.13.       Limitation on Guarantees by Restricted Subsidiaries.  (a) The Company shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company (other than to the extent such Restricted Subsidiary is a co-borrower with respect to Indebtedness permitted pursuant to clause (c) of Section 4.07), which, in the aggregate, together with all other Indebtedness of the Company that is guaranteed by Restricted Subsidiaries, exceeds $35.0 million, unless such Restricted Subsidiary of the Company executes and delivers within ten Business Days a Subsidiary Bond Guarantee by such Restricted Subsidiary of the Company pursuant to Article XI; provided that any guarantee by a Subsidiary Guarantor of such other Indebtedness:

(i)            (A) (1) is unsecured or (2) is secured and (I) in the case of any such guarantee of Indebtedness of the Company ranking pari passu with the Bonds, the Subsidiary Bond Guarantees are secured equally and ratably with any Liens securing such guarantee and (II) in the case of any such guarantee of Indebtedness of the Company subordinated to the Bonds, the relevant Subsidiary Bond Guarantees are secured on a basis ranking prior to the Liens securing such guarantee; and

(B) (1) in the case of any such guarantee of Indebtedness of the Company subordinated or junior to the Bonds (whether pursuant to its terms or by operation of law), such guarantee is subordinated pursuant to a written agreement to the relevant Subsidiary Bond Guarantees at least to the same extent and in the same manner as such other Indebtedness is subordinated to the Bonds, or (2) the Subsidiary Bond Guarantees are not subordinated or junior to any Indebtedness of such Subsidiary Guarantor; and

(ii)           such Subsidiary Guarantor waives, and agrees it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other

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Subsidiary of the Company as a result of any payment by it under such Subsidiary Bond Guarantees.

(b)      The Company shall cause each Restricted Subsidiary of the Company that guarantees the payment of any Indebtedness of the Company, which, in the aggregate, together with all other Indebtedness of the Company that is guaranteed by Restricted Subsidiaries of the Company, exceeds $35.0 million, after the Original Securities Issuance Date, to execute and deliver to the Trustee, promptly upon any such formation or acquisition (i) a Subsidiary Bond Guarantee in form and substance satisfactory to the Trustee, and (ii) an Opinion of Counsel to the effect that such Subsidiary Bond Guarantee has been duly authorized and executed by such subsidiary and constitutes the legal, valid, binding and enforceable obligation of such subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 4.14.       Consolidation, Merger or Sale of Assets Permitted.  (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s assets (determined on a consolidated basis) to any Person unless:

(i)            either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (1) shall be a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; (2) shall expressly assume, in writing (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Bonds and the performance of every covenant of the Bonds and the Company Agreements on the part of the Company to be performed or observed, and (3) shall expressly assume, or its parent or subsidiary shall expressly assume, in writing, in form and substance satisfactory to the Trustee, the performance of every covenant under the Bond Guarantee; provided that in the case where the surviving or continuing Person is not a corporation, a corporation becomes a co-obligor under the Company Agreements;

(ii)           immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (x) the Company (in the case of clause (A) of the foregoing clause (i)) or such Person (in the case of clause (2) thereof) could incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.07 herein or (y) the Company’s or such Person’s Consolidated Cash Flow Ratio for the most recent four full fiscal quarters for which financial statements are available after giving pro forma effect to such transaction as of the beginning of such four quarter period would be greater than the Company’s Consolidated Cash Flow Ratio for such four quarter period immediately prior to such transaction;

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(iii)          immediately before and after giving effect to such transaction and the assumption contemplated by clause (i)(B)(2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction), no Default and no Event of Default shall have occurred or be continuing;

(iv)          the Company or such Person shall have delivered to the Issuer and the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if an agreement is required in connection with such transaction, such agreement, comply with this provision of this Loan Agreement, that any such agreement is legal, valid and binding and that all conditions precedent in this Loan Agreement relating to such transaction have been satisfied and an Opinion of Bond Counsel with respect to paragraphs (v) and (vii) below;

(v)           such transaction will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes;

(vi)          the Company or the entity surviving the dissolution, liquidation, disposition, consolidation or merger, within 10 days after execution thereof, furnishes to the Issuer and Trustee a true and complete copy of the instrument of dissolution, liquidation, disposition, consolidation or merger;

(vii)         neither the validity nor the enforceability of the Bonds, this Loan Agreement or any agreements to which the Company is a party is adversely affected by such transaction;

(viii)        no rating on the Bonds is reduced or withdrawn as a result of such transaction;

(ix)          the Project continues to be substantially as described herein;

(x)           any successor to the Company shall be qualified to do business in the State and shall continue to be qualified to do business in the State throughout the term hereof;

(xi)          the Issuer has executed a certificate acknowledging receipt of all documents, information and materials required by this Section 4.14; and

(xii)         the Trustee and the Issuer shall receive such certifications and documentation as they may reasonably request.

(b)      Notwithstanding paragraph (a) above:

(i)            a Restricted Subsidiary of the Company may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, the Company or another Restricted Subsidiary of the Company; and

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(ii)           a series of transactions involving the sale of Receivables or interests therein by a Securitization Subsidiary in connection with a Qualified Securitization Transaction shall not be deemed to be the sale of all or substantially all of the Company’s assets to the extent such transactions are consummated in the ordinary course of business.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.  For the avoidance of doubt, notwithstanding anything to the contrary in this Loan Agreement, the sale, assignment, transfer, conveyance or other disposition of all or any portion of the Company’s Financial Services Segment, including without limitation through the sale or other disposition of all or any portion of the Capital Stock of any Unrestricted Subsidiary that is part of the Financial Services Segment, or all or any portion of their respective assets or properties, shall not under any circumstances constitute the sale, assignment, transfer, conveyance or disposition of all or substantially all of the Company’s assets (on a consolidated basis) for any purpose whatsoever under this Loan Agreement or the Bonds.

Upon any such consolidation, merger, conveyance, lease or transfer in accordance with this Section 4.14, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Loan Agreement with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Loan Agreement and the Bonds.  In addition, such successor Person or its parent or subsidiary, will succeed to, and be substituted for, the Subsidiary Bond Guarantees pursuant to a written agreement in form satisfactory to the Trustee.

(c)       A Subsidiary Guarantor will not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Subsidiary Guarantor, in one or more related transactions, to another Person, other than the Company or another Subsidiary Guarantor, unless:

(i)            immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)           either:

(1)           the Subsidiary Guarantor is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition which has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes

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all the obligations of that Subsidiary Guarantor under its Subsidiary Guarantee pursuant to an agreement satisfactory to the Trustee; or

(2)           such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with the covenant described in Section 4.09.

ARTICLE V

ISSUANCE OF BONDS; LOAN TO COMPANY; OTHER OBLIGATIONS

Section 5.01.       Issuance of Bonds; Loan to Company.  In order to finance a portion of the costs of the Project, the Issuer will issue, sell and deliver the Bonds to the initial purchasers thereof and deposit the proceeds of the Bonds with the Trustee as provided in Section 5.02 of the Indenture.  Such deposit shall constitute a loan by the Issuer to the Company under this Loan Agreement.  The obligations of the Company under this Loan Agreement, including specifically the obligation to make Loan Payments as provided in Section 5.01(a) hereof are absolute and unconditional.  The Issuer authorizes the Trustee to disburse the proceeds of the Bonds in accordance with Section 5.02 of the Indenture.  The Company hereby approves the Indenture and the issuance by the Issuer of the Bonds and all of the terms and conditions thereof.

ARTICLE VI

LOAN PAYMENTS; ADDITIONAL PAYMENTS

Section 6.01.       Loan Payments; Additional Payments.  (a) In consideration of and in repayment of the Loan, the Company shall make or cause to be made, as Loan Payments, to the Trustee for the account of the Issuer, payments in immediately available funds which correspond, as to time, and are equal in amount as of the Loan Payment date, to the corresponding payment of principal of, premium, if any, and interest due on the Bonds.  All Loan Payments received by the Trustee shall be held and disbursed in accordance with the provisions of the Indenture and this Loan Agreement for the application to the payment of principal of, premium, if any, and interest on the Bonds.  Any amount held by the Trustee in the Bond Fund on any due date for a Loan Payment shall be credited against the Loan Payment due on such date, to the extent available for such purpose.  Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments on the Bonds as such payments become due, the Company shall pay such deficiency as a Loan Payment under this Loan Agreement.

(b)(i)         The Company agrees to pay directly to the Trustee (A) an amount equal to the annual fee of the Trustee for the ordinary services rendered by the Trustee, as trustee, and its ordinary expenses and all advances, Counsel fees and other expenses necessarily made or incurred under the Indenture, as and when the same become due, (B) the reasonable fees, charges and expenses (including advances and Counsel fees) of the Trustee, as Bond Registrar and paying agent, and any other paying agent on the Bonds acting as paying agent as provided in the Indenture, as and when the same become due, (C) the reasonable fees, charges and expenses

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(including advances and Counsel fees) of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due, including the costs of any exchange or transfer of Bonds described in Section 2.05 of the Indenture or which is expressed to be at the sole cost and expense of the Company, and (D) all other amounts payable to the Trustee under this Loan Agreement and/or the Indenture, as applicable, forthwith upon the giving of notice by the Trustee.

(ii)       The Company further covenants to pay directly to the Issuer an issuance fee of $693,000, and the fee of its Counsel, and its Pricing Agent, prior to or contemporaneously with the issuance of the Bonds or as otherwise agreed by the Company and the Issuer, and within 30 days after receipt of a bill therefor, the reasonable fees and expenses of the Issuer in connection with and as provided in this Loan Agreement and the Bonds, such fees and expenses to be paid directly to the Issuer or as otherwise directed in writing by the Issuer.

(c)       In the event the Company shall fail to make any Loan Payment, the payment so in default shall continue as an obligation of the Company under this Loan Agreement until the amount in default shall have been fully paid, and the Company will pay interest on any overdue amount with respect to principal of the Bonds and, to the extent permitted by law, on any overdue amount with respect to premium, if any, and interest on the Bonds, at the interest rate then borne by the Bonds until paid.

(d)      If the Company has deposited moneys and/or Government Obligations pursuant to Section 7.01 of the Indenture, and thereafter the Bonds become subject to mandatory redemption upon a Determination of Taxability (as defined in Section 9.02(b) herein) and there are insufficient moneys available under the Indenture to effect such redemption, the Company covenants and agrees to pay to the Trustee under the Indenture any such deficiency amount as is necessary to redeem such Bonds on the date fixed for redemption.

(e)       The foregoing provisions of this Section 6.01 notwithstanding, the Company agrees that the moneys and securities, if any, on deposit or to be deposited in the Rebate Fund are not part of the Trust Estate and are not available to make payments of the principal, premium, if any, and interest on the Bonds.

Section 6.02.       Assignment and Pledge of Issuer’s Rights; Unconditional Obligation.  As security for the payment of the Bonds, the Issuer will assign and pledge to the Trustee for its benefit and the benefit of the Holders, all right, title and interest of the Issuer in and to this Loan Agreement, including the right to receive payments hereunder and thereunder (except its Unassigned Rights, including without limitation, the right to receive payment of expenses, fees, indemnification and the rights to make determinations and receive notices as herein provided) and hereby directs the Company to make such payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee, and hereby agrees that its obligation to make payments hereunder and to perform its other agreements contained herein are absolute and unconditional.  The Company herewith assents to such assignment and pledge and will make payments directly to the Trustee. The Company and the Issuer agree that only the Trustee may enforce the rights, remedies and privileges granted to the Issuer hereunder, other than the Unassigned Rights.

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Notwithstanding the foregoing, neither the Issuer nor the Trustee shall have any obligation to advance or expend funds under this Loan Agreement beyond the extent of moneys in the Funds established under the Indenture available therefor.  Until the principal of and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Company (a) will not suspend or discontinue any payments provided for in this Loan Agreement, (b) will perform all its other duties and responsibilities called for by this Loan Agreement, and (c) will not terminate this Loan Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration or purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Loan Agreement.

This Loan Agreement and the obligations of the Company to make payments hereunder are general obligations of the Company payable from any available funds of the Company.

ARTICLE VII

ASSIGNMENT

Section 7.01.       Conditions.  The Company’s interest in this Loan Agreement may be assigned in whole or in part by the Company to another entity, subject, however, to the conditions that (a) such assignment shall not relieve (other than as described in Section 4.14 hereof) (i) the Company from primary liability for its obligations to make the Loan Payments or for any other of its obligations hereunder and (ii) the Subsidiary Guarantors from primary liability for their obligations under the Subsidiary Bond Guarantees; and (b) the assignee or its parent or subsidiary assumes in writing the obligations of the Subsidiary Guarantors under the Subsidiary Bond Guarantees.

Section 7.02.       Documents Furnished to Trustee.  The Company shall, within 30 days after the delivery of the agreements or other documents effectuating any assignment pursuant to Section 7.01 hereof, furnish to the Issuer and the Trustee a true and complete copy thereof.

Section 7.03.       Limitation.  This Loan Agreement shall not be assigned in whole or in part, except as provided in this Article VII or in Section 6.02 herein.

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ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01.       Events of Default.  Each of the following events shall constitute and is referred to in this Loan Agreement as an “Event of Default” (whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           default in the payment of principal of, or premium, if any, on any Loan Payment when due at maturity, upon repurchase, upon acceleration or otherwise, (including, without limitation, failure of the Company to repurchase any Bond on the date required following a Change of Control), which failure shall have resulted in an “Event of Default” under Section 8.01(a) of the Indenture; or

(b)           default in the payment of any installment of interest on any Loan Payment when due and continuance of such Default for 30 days or more, which failure shall have resulted in an “Event of Default” under Section 8.01(b) of the Indenture; or

(c)           failure to observe, perform or comply with Section 4.14; or

(d)           default (other than a default set forth in paragraphs (a), (b) and (c) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in this Loan Agreement and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Bonds; provided however, that such default or breach and failure to remedy with respect to any covenant or warranty in Section 2.05 hereof shall not be an “Event of Default” for purposes of this paragraph (d) unless such default or breach is a material default or breach of the applicable covenant or warranty; or

(e)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (other than a Securitization Subsidiary) (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $50.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; or

(f)            the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company (other than a Securitization Subsidiary) or any of their respective property or assets in an aggregate

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amount in excess of $50.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced;

(g)           the Company, any Subsidiary Guarantor or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) makes an admission in writing of its inability to pay its debts generally as they become due or (vi) takes corporate action in furtherance of any such action; or

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary, in an involuntary case, (ii) adjudges the Company, any Subsidiary Guarantor or any Significant Subsidiary as bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, and adjustment or composition of or in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary, or appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary, or for all or substantially all of its property, or (iii) orders the liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary and the decree remains unstayed and in effect for 60 days.

The Company shall deliver to the Trustee, as soon as practicable (and in any event within five Business Days), written notice in the form of an Officers’ Certificate of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

As used in this Loan Agreement, the term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.  As used in this Loan Agreement, the term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 8.02.       Remedies.  (a) Upon the occurrence and continuance of any Event of Default described in Section 8.01(g) or Section 8.01(h) hereof involving the Company, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Loan Payments shall without further action, become and be immediately due and payable and the Trustee may take whatever action may appear necessary or desirable to collect the payment then due and to become due.

(b)      Any waiver of any “Event of Default” under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Loan Agreement and a rescission and annulment of the consequences thereof.

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(c)       Upon the occurrence and continuance of any Event of Default, the Trustee (or the Issuer, but only with respect to the enforcement of Unassigned Rights) may take any action at law or in equity to collect any payments then due and thereafter to become due hereunder or to seek injunctive relief or specific performance of any obligation, agreement or covenant of the Company hereunder, of the Guarantor under the Bond Guarantee or of any other Subsidiary Guarantor under any other Subsidiary Bond Guarantee.

(d)      Any amounts collected from the Company pursuant to this Section 8.02 shall be applied in accordance with the Indenture.  No action taken pursuant to this Section 8.02 shall relieve the Company from the Company’s obligations pursuant to Section 6.01 hereof.

Section 8.03.       No Remedy Exclusive.  No remedy conferred upon or reserved to the Issuer or the Trustee hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement and the Indenture, now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

Section 8.04.       Reimbursement of Attorneys’ Fees.  If the Company shall default under any of the provisions hereof and the Issuer or the Trustee shall employ attorneys or incur other reasonable and proper expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company will on demand therefor reimburse the Issuer or the Trustee, as the case may be, for the reasonable and proper fees and expenses of such attorneys and such other reasonable and proper expenses so incurred.

Section 8.05.       Waiver of Breach.  In the event any obligation created hereby shall be breached by either of the parties hereto and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  In view of the assignment of certain of the Issuer’s rights and interest hereunder to the Trustee, the Issuer shall have no power to waive any Event of Default hereunder by the Company in respect of such rights and interest without the consent of the Trustee, and the Trustee may exercise any of such rights of the Issuer.

ARTICLE IX

REDEMPTION OF BONDS; REPURCHASE OF BONDS

Section 9.01.       Redemption of Bonds.  The Company shall have the option to prepay in whole or in part the amounts payable hereunder by paying an amount equal to the redemption price of Bonds which may be redeemed under Section 3.02 of the Indenture.  The Issuer shall take or cause to be taken the actions required by the Indenture (other than the payment of money) to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption,

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of less than all the Bonds then Outstanding, upon receipt by the Issuer and the Trustee from an Authorized Company Representative of a written notice designating the principal amount of the Bonds to be redeemed and specifying the date of redemption (which, unless waived by the Issuer and the Trustee, shall not be less than 45 days from the date such notice is given, or such shorter period as the Trustee and the Company may agree from time to time) and the applicable redemption provision of the Indenture.  Unless otherwise stated therein and except with respect to a redemption under Section 3.03 of the Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article VII of the Indenture.  The Company shall furnish any moneys required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with any of the foregoing purposes.

Section 9.02.       Obligation to Prepay.  (a) The Company shall be obligated to prepay in whole or in part the amounts payable hereunder upon the occurrence of the events giving rise to a mandatory redemption of the Bonds pursuant to Section 3.03 of the Indenture, by paying an amount equal to the aggregate principal amount of the Bonds to be redeemed pursuant to the Indenture plus accrued interest to the redemption date.

(b)      The Company shall cause a mandatory redemption to occur within 60 days after this Loan Agreement is determined to be invalid or a Determination of Taxability (as defined below) shall have occurred.  A “Determination of Taxability” means a determination that, due to the untruth or inaccuracy of any representation or warranty made by the Company in this Loan Agreement or the breach of any covenant or warranty of the Company contained in this Loan Agreement, interest on the Bonds, or any of them, is determined not to be Tax-exempt by (i) a final administrative determination of the Internal Revenue Service or a final judicial decision of a court of competent jurisdiction in a proceeding of which the Company received notice and in which the Company was afforded an opportunity to participate to the full extent permitted by law or (ii) an opinion of Bond Counsel obtained by the Company and delivered to the Trustee.  A determination or decision will not be considered final for purposes of clause (i) of the preceding sentence unless (A) the Issuer or the holder or holders of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Company and the Trustee prompt written notice of the commencement thereof, and (ii) shall have offered the Company the opportunity to control the proceeding; provided the Company agrees to pay all expenses and costs in connection therewith and to indemnify the Issuer and such holder or holders against all liability for such expenses and costs (except that any such holder may engage separate counsel for the holder or holders of the Bonds, and the Company shall not be liable for the fees or expenses of such counsel but shall be liable for the fees and expenses of counsel to the Issuer); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

(c)       At the time of any such prepayment of the amounts payable hereunder pursuant to this Section 9.02, the prepayment amount shall be applied to the redemption of the Bonds on the date specified in the notice as provided in the Indenture, whether or not such date is an Interest Payment Date, to the Trustee’s fees and expenses under the Indenture accrued to such redemption of the Bonds, and to all sums due to the Issuer under this Loan Agreement.

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Whenever the Company shall have given any notice of prepayment of the amounts payable hereunder pursuant to this Article IX, which includes a notice for redemption of the Bonds pursuant to the Indenture, all amounts payable under the first paragraph of Section 9.02(a) herein shall become due and payable on the date fixed for redemption of such Bonds.

Section 9.03.       Compliance with Indenture.  Anything in this Loan Agreement to the contrary notwithstanding, the Issuer and the Company shall take all actions required by this Loan Agreement and the Indenture in order to comply with the provisions of Article III of the Indenture.

Section 9.04.       Offer to Repurchase Upon a Change of Control.  (a) If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part of that Holder’s Bonds (which, if in part, shall be in an amount equal to an Authorized Denomination and the non-purchased portion shall also be in an amount equal to an Authorized Denomination) pursuant to the Change of Control offer on the terms set forth in this Loan Agreement (a “Change of Control Offer”).  In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Bonds repurchased plus accrued and unpaid interest on the Bonds repurchased to the date of purchase.  Within 30 days following any Change of Control, the Trustee, at the direction of the Company shall mail a notice to each Holder stating:

(i)            the transaction or transactions that constitute the Change of Control;

(ii)           that the Change of Control Offer is being made pursuant to this Section 9.04 and that all Bonds tendered shall be accepted for payment;

(iii)          the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the “Change of Control Payment Date”);

(iv)          that any Bond not tendered shall continue to accrue interest;

(v)           that, unless the Company defaults in the payment of the Change of Control Payment, all Bonds accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(vi)          that Holders electing to have any Bonds (or portions thereof in Authorized Denominations) purchased pursuant to a Change of Control Offer shall deliver an irrevocable notice in writing by the Direct Participant having the ownership interest in such Bonds, in the form set forth as the “Option of Holder to Elect Purchase” attached as Schedule I to the form of Bonds in Exhibit A to the Indenture, to the Trustee at the address specified in the notice, and shall transfer on the registration books of DTC the ownership interest in such Bonds (or portions thereof in Authorized Denominations), to the Trustee, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

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(vii)         that Holders shall be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Bonds delivered for purchase, and a statement that such Holder is withdrawing his election to have the Bonds purchased; and

(viii)        that Holders whose Bonds are being purchased only in part shall be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered, which unpurchased portion must be equal to an Authorized Denomination.

The Company shall comply with the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Bonds as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Loan Agreement, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Loan Agreement by virtue of such conflict.

(b)      On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all Bonds or portions of Bonds properly tendered pursuant to the Change of Control offer;

(ii)           deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Bonds or portions of Bonds properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Bonds so accepted together with an Officers’ Certificate stating the aggregate principal amount of Bonds or portions of Bonds being purchased by the Company.

The Trustee shall promptly mail to each Holder of Bonds properly tendered the Change of Control Payment for such Bonds, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Bond equal in principal amount to any unpurchased portion of the Bonds surrendered, if any; provided that each new Bond will be in a principal amount equal to an Authorized Denomination.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of this Loan Agreement are applicable.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and

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otherwise in compliance with the requirements described herein applicable to a Change of Control Offer made by the Company and purchases all Bonds validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given pursuant to the Indenture as described under Section 3.02 of the Indenture, unless and until there is a default in the payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

ARTICLE X

DEFEASANCE

Section 10.01.    Defeasance.  If (a) the Company shall pay and discharge or provide, in a manner satisfactory to the Issuer, for the payment and discharge of the whole amount of the principal of, premium, if any, and interest on the Loan, and shall pay or cause to be paid all other sums payable hereunder, or shall make arrangements satisfactory to the Issuer for such payment and discharge, (b) provision shall have been made for the satisfaction and discharge of the Indenture as provided for in Article VII therein and (c) the Company shall (i) have paid or caused to be paid all other sums then accrued and unpaid under this Loan Agreement and the Indenture and (ii) not be in default of any covenant which has resulted, or with the passage of time or the giving of notice, or both, gives rise to a reasonable likelihood of resulting, in the invalidity of the Bonds or the inclusion of interest on any Bond in the gross income of the owner thereof for purposes of federal income taxation under the Code, then and in that case all property, rights, and interest hereby conveyed or assigned or pledged shall revert to the Company, and the estate, right, title and interest of the Issuer therein shall thereupon cease, terminate and become void; and, except to the extent necessary to assure the maintenance of the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, in the opinion of Bond Counsel acceptable to the Issuer, this Loan Agreement, and the rights hereby granted, shall cease, determine and be discharged and the Issuer in such case on demand of the Company and at the Company’s cost and expense, shall execute and deliver to the Company a proper instrument or proper instruments acknowledging the satisfaction and termination of this Loan Agreement and shall convey, assign and transfer or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Company, all property, including money, then held by the Issuer, other than moneys held in the Rebate Fund or deposited with the Trustee for the payment of the principal of and premium, if any, or interest on the Bonds.

ARTICLE XI

SUBSIDIARY BOND GUARANTEES

Section 11.01.    Subsidiary Bond Guarantees.  (a) Subject to the provisions of this Article XI, and only to the extent a Subsidiary Guarantor executes a Subsidiary Guarantee, each Subsidiary Guarantor upon written request of the Company, jointly and severally, will irrevocably and unconditionally guarantee to each Holder of Bonds and to the Trustee for itself

49

and on behalf of the Holders (i) the due and punctual payment of principal of, premium, if any, and interest in full on each Bond when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, in full on the Bonds, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the other Subsidiary Guarantors to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Bonds and this Loan Agreement.  In case of the failure of the Company punctually to make any such principal or interest payment or the failure of the Company or any other Subsidiary Guarantor to perform any such other Obligation, each Subsidiary Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration or otherwise, and as if such payment were made by the Company and to perform any such other Obligation of the Company immediately.  Each Subsidiary Guarantor hereby further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under such Subsidiary Bond Guarantees.  The Subsidiary Bond Guarantees delivered in accordance with this Article XI will be guarantees of payment and not of collection.

(b)      In connection with the execution and delivery of a Subsidiary Bond Guarantee, each of the Company and the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or any other Subsidiary Guarantor, any right to require a proceeding first against the Company or any other Subsidiary Guarantor, protest or notice with respect to the Bonds or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Subsidiary Bond Guarantees will not be discharged except by complete performance of the Obligations contained in the Bonds and in this Loan Agreement, or as otherwise specifically provided therein and herein.

(c)       Each Subsidiary Guarantor hereby waives and relinquishes:

(i)            any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company, the Subsidiaries of the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Subsidiary Guarantors;

(ii)           any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(iii)          demand, protest and notice of any kind (except as expressly required by this Loan Agreement), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries of the

50

Company, any Benefited Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

(iv)          any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement;

(v)           any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(vi)          any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and

(vii)         any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

(d)      Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the relevant Subsidiary Bond Guarantee, the maturity of the Obligations guaranteed by such Subsidiary Bond Guarantee may be accelerated as provided in Article VIII herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any acceleration of such Obligations (whether or not due and payable) such Obligations shall forthwith become due and payable by such Subsidiary Guarantor for purposes of such Subsidiary Bond Guarantee.

(e)       The Subsidiary Bond Guarantees shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, premium, if any, or interest on any of the Bonds is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or any of the Subsidiary Guarantors, all as though such payment had not been made.

(f)       Each Subsidiary Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of the Subsidiary Bond Guarantees or this Loan Agreement; provided, however, that a Subsidiary Guarantor shall not be entitled to enforce or to receive any payments until the principal of, premium, if any, and interest on all Bonds shall have been paid in full.

Section 11.02.    Obligations of Subsidiary Guarantors Unconditional.  Each Subsidiary Guarantor hereby agrees that its Obligations under the Subsidiary Bond Guarantees shall be guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Bonds or this Loan Agreement, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Loan Agreement, the entry of any

51

judgment against the Company or any other Subsidiary Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

Section 11.03.    Limitation on Subsidiary Guarantors’ Liability.  Each Subsidiary Guarantor and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that a Subsidiary Bond Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Bond Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under this Article XI shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Article XI, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Bond Guarantee not constituting a fraudulent transfer or conveyance under applicable federal or state law.

Section 11.04.    Releases of Subsidiary Bond Guarantees.  A Subsidiary Bond Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1)           in connection with any sale or other disposition (including by merger or otherwise) of the Capital Stock of the Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Subsidiary of the Company to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with the applicable provisions of this Loan Agreement;

(2)           if the Company properly designates the Subsidiary Guarantor as an Unrestricted Subsidiary as described in the definition of “Unrestricted Subsidiary” in the Indenture;

(3)           solely in the case of a Subsidiary Bond Guarantee created pursuant to the covenant described under Section 4.13, upon the release or discharge of the guarantee that resulted in the creation of such Subsidiary Bond Guarantee pursuant to that covenant, except a discharge or release by or as a result of payment under such guarantee;

(4)           upon a Legal Defeasance or satisfaction and discharge of this Loan Agreement that complies with the provisions under Article X; or

(5)           upon payment in full of the aggregate principal amount of all Bonds then outstanding and all other financial obligations under this Loan Agreement, the Indenture and the Bonds then due and owing.

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Upon any occurrence giving rise to a release of a Subsidiary Bond Guarantee as specified above, the Trustee will execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Subsidiary Bond Guarantee.  Neither the Company nor any Subsidiary Guarantor will be required to make a notation on the Bonds to reflect any such Subsidiary Bond Guarantee or any such release, termination or discharge.

Section 11.05.    Application of Certain Terms and Provisions to Subsidiary Guarantors.  (a) For purposes of any provision of this Loan Agreement or the Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers’ Certificate or an Opinion of Counsel or both, the definitions of such terms in Section 1.01 of the Indenture shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

(b)      Any request, direction, order or demand which by any provision of this Loan Agreement or the Indenture is to be made by any Subsidiary Guarantor shall be sufficient if evidenced by a Company Order; provided that the definition of such term in Section 1.01 of the Indenture shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

(c)       Any notice or demand which by any provision of this Loan Agreement or the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Bonds to or on any Subsidiary Guarantor may be given or served as described in Section 12.08 of the Indenture.

(d)      Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Loan Agreement or the Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in this Loan Agreement or the Indenture as if all references therein to the Company were references to such Subsidiary Guarantor.

ARTICLE XII

MISCELLANEOUS

Section 12.01.    Term of Loan Agreement.  This Loan Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to Article VII of the Indenture; all fees, charges, indemnities and expenses of the Issuer and Trustee, have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Company that it has fully paid or provided for all such fees, charges, indemnities and expenses); and all other amounts due hereunder have been duly paid or provision made for such payment.  All representations, certifications and covenants by the Company as to the indemnification of various parties and the payment of fees and expenses of the Issuer as described in Section 6.01(b)(ii) hereof, and all matter affecting the tax-exempt status of the Bonds, shall survive the termination of this Loan Agreement.

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Section 12.02.    Notices.  Except as otherwise provided in this Loan Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

Section 12.03.    Parties in Interest.  This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Loan Agreement except for rights of payment and indemnification hereunder of the Trustee and the Registrar.  Section 12.05 hereof to the contrary notwithstanding, for purposes of perfecting a security interest in this Loan Agreement by the Trustee, only the counterpart delivered, pledged and assigned to the Trustee shall be deemed the original.  No security interest in this Loan Agreement may be created by the transfer of any counterpart thereof other than the original counterpart delivered, pledged and assigned to the Trustee.

Section 12.04.    Amendments.  This Loan Agreement may be amended only by written agreement of the Company and the Issuer and with the written consent of the Trustee in accordance with the provisions of Section 11.05 or Section 11.06 of the Indenture, as applicable; provided, however, that Exhibit A to this Loan Agreement may be amended upon compliance only with the requirements of Section 3.03 hereof.

Section 12.05.    Counterparts.  This Loan Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original (except as expressly provided in Section 12.03 hereof), and such counterparts shall together constitute but one and the same Loan Agreement.

Section 12.06.    Severability.  If any clause, provision or Section of this Loan Agreement shall, for any reason, be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 12.07.    Governing Law.  This Loan Agreement shall be governed exclusively by and construed in accordance with the laws of the State without application of the conflicts of law provisions of any other state.

Section 12.08.    Date for Identification Purposes Only; Effective Date.  The date on this Loan Agreement shall be for identification purposes only and shall not be construed to imply that this Loan Agreement was executed on such date.  This Loan Agreement shall become effective upon the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

THE COUNTY OF COOK, ILLINOIS

		By:	/s/ Jaye Morgan Williams
Name: Jaye Morgan Williams
Chief Financial Officer

ATTEST:

By:	/s/ David D. Orr
Name: David D. Orr
County Clerk

NAVISTAR INTERNATIONAL CORPORATION

		By:	/s/ Jim Moran
Name: Jim Moran
Title: Vice President and Treasurer

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EXHIBIT A

PROJECT DESCRIPTION

The Project consists of the renovation, expansion and equipping of the existing office and manufacturing plant of the Company or the Guarantor located at 10400 West North Avenue, Melrose Park, Illinois 60160-1028, including but not limited to space and facilities to be used for research, development and project testing, all as more fully described in the Project Certificate.

INDENTURE OF TRUST

between

THE COUNTY OF COOK, ILLINOIS

and

CITIBANK N.A., as Trustee

 providing for the issuance of

$90,000,000

THE COUNTY OF COOK, ILLINOIS

RECOVERY ZONE FACILITY REVENUE BONDS
(NAVISTAR INTERNATIONAL CORPORATION PROJECT) SERIES 2010

Dated as of October 1, 2010

i

ii

EXHIBIT A—FORM OF BOND

EXHIBIT B—FORM OF REQUISITION

iii

INDENTURE OF TRUST

THIS INDENTURE OF TRUST, made and entered into as of October 1, 2010, between The COUNTY OF COOK, ILLINOIS, a home rule unit under Section 6(a) of Article VII of the 1970 Constitution of the State of Illinois (the “Issuer”), and CITIBANK N.A., duly organized, existing and authorized to accept and execute trusts of the character herein set out, with its designated corporate trust office in New York, New York, and being qualified to accept and administer the trusts hereby created, as trustee (the “Trustee”),

W I T N E S S E T H :

WHEREAS, under the power granted by Section 6(a) of Article VII of the 1970 Constitution of the State of Illinois, as supplemented by the Local Government Debt Reform Act, as amended, and the other Omnibus Bond Acts, as amended, the Issuer is authorized to issue recovery zone facility bonds for qualifying projects within the Issuer, which has been designated as a “recovery zone” for purposes of Section 1400U-1 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, Navistar International Corporation, a Delaware corporation (the “Company”), desires to (i) finance, refinance or be reimbursed for all or a portion of the costs of the renovation, expansion and equipping of certain capital improvements as more fully described in Exhibit A to the Loan Agreement (as hereinafter defined) (the “Project”), (ii) pay a portion of the interest accruing on the Bonds (as hereinafter defined) during the construction period and (iii) pay certain costs relating to the issuance of the Bonds; and

WHEREAS, the Company desires to achieve the foregoing by borrowing funds from the Issuer pursuant to the Loan Agreement dated as of October 1, 2010 (the “Loan Agreement”), between the Company and the Issuer; and

WHEREAS, it has been determined that in order to obtain such funds to lend to the Company, the Issuer will issue $90,000,000 in aggregate principal amount of its Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 (the “Bonds”), under this Indenture; and

WHEREAS, the execution and delivery of this Indenture and the issuance of the Bonds have been in all respects duly and validly authorized by a resolution duly passed and approved by the Issuer; and

WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, all things necessary to make the Bonds, when issued as provided in this Indenture, the valid, binding and legal limited obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment of the amounts pledged to the payment of the principal of, premium, if any, and interest on the Bonds and a valid assignment of the rights of the Issuer under the Loan Agreement have been done and performed, and the creation, execution and delivery of this Indenture and the execution and issuance of the Bonds, subject to the terms hereof, in all respects have been duly authorized;

NOW, THEREFORE, the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect, and to secure the performance and observance by the Issuer of all of the covenants and obligations expressed or implied herein and in the Bonds, does hereby irrevocably grant, alienate, bargain, sell, convey, transfer, assign and pledge unto the Trustee (to the extent of its legal capacity to hold the same for the purposes hereof), and the successors in trust and assigns of the Trustee forever:

GRANTING CLAUSES

DIVISION I

All right, title and interest of the Issuer (a) in, to and under the Loan Agreement (except its Unassigned Rights); (b) in the amounts payable to the Issuer under the Loan Agreement (excluding Unassigned Rights); and (c) to do any and all other things which the Issuer is or may become entitled to do under the Loan Agreement; provided, however, that the assignment made pursuant to this clause shall not impair or diminish any obligation of the Issuer under the Loan Agreement or alter the rights, duties and obligations of the Trustee under the remaining terms of this Indenture; and

DIVISION II

All right, title and interest of the Issuer in and to all moneys and other obligations which are, from time to time, deposited or required to be deposited with or held or required to be held by or on behalf of the Trustee in trust under any of the provisions of this Indenture (except moneys or obligations deposited with or paid to the Trustee for payment or redemption of Bonds that are deemed no longer Outstanding hereunder); and

DIVISION III

Any and all property, rights and interests of every kind or description which, from time to time hereafter, may be sold, transferred, conveyed, assigned, pledged, mortgaged or delivered to the Trustee as additional security hereunder; the Trustee is hereby authorized to receive all such property at any time and to hold and apply it subject to the terms hereof;

EXCEPTED PROPERTY

There is, however, expressly excepted and excluded from the lien and operation of this Indenture amounts held by the Trustee in the Rebate Fund (as hereinafter defined) established hereunder;

TO HAVE AND TO HOLD all and singular the Trust Estate (as hereinafter defined), whether now owned or hereafter acquired, irrevocably unto the Trustee and its successors in trust and assigns forever;

IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, to secure the payment of the Bonds to be issued hereunder, and premium, if any, payable upon redemption or prepayment thereof, and the interest payable thereon, and to secure also the observance and performance of all the terms, provisions, covenants and conditions of this Indenture, and for the equal and ratable benefit and security of all and singular the Owners of all Bonds issued hereunder, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond or as between principal and interest, and it is hereby mutually covenanted and agreed that the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become the Owners thereof, and the trusts and conditions upon which the pledged moneys and revenues are to be held and disbursed, are as follows;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Bonds and the interest and premium, if any, due or to become due thereon at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Fund as required under Article V hereof, or shall provide, as permitted by Article VII hereof, for the payment thereof, and for the payment of certain excess investment earnings to the United States of America as required under Article V hereof, and shall well and truly keep, perform and observe all of the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, and the rights hereby granted shall cease and terminate; otherwise this Indenture is to be and remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and that the Issuer has agreed and covenanted, and hereby does agree and covenant, with the Trustee and the Owners, from time to time, of the Bonds, or any part thereof, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.       General Definitions.  The terms defined in this Section 1.01 shall have the meanings provided herein for all purposes of this Indenture and the Loan Agreement, unless the context clearly requires otherwise.

“Acquired Indebtedness” of any specified Person means Indebtedness of any other Person and its Restricted Subsidiaries existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person and not incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Restricted Subsidiaries being merged with or into or becoming a Restricted Subsidiary of such specified Person or (b) such acquisition by the specified Person.

“Affiliate” means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Disposition” means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of:

(1)           shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors’ qualifying shares) or

(2)           property or assets of the Company or any of its Restricted Subsidiaries (other than shares of Capital Stock of the Company).

Notwithstanding the foregoing, an Asset Disposition shall not include:

(1)           any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Restricted Subsidiary of the Company;

(2)           any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, including, without limitation, sales of inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of its business;

(3)           dispositions of assets or shares of Capital Stock of a Restricted Subsidiary in a single market transaction or series of related transactions with an aggregate fair market value less than $10.0 million;

(4)           the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property;

(5)           the granting of any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.06 of the Loan Agreement;

(6)           any sale, transfer or other disposition constituting a Permitted Investment or Restricted Payment permitted by Section 4.08 of the Loan Agreement;

(7)           any disposition of assets or property in the ordinary course of business to the extent such property or assets are surplus, negligible, obsolete, uneconomical, worn-out or no longer useful in the Company’s or any of its Subsidiaries’ business;

(8)           the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 4.14 of the Loan Agreement;

(9)           sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Subsidiary for the fair market value thereof;

(10)         transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction.

(11)         any sale, transfer or other disposition of Capital Stock of, or Indebtedness or other securities of, any Unrestricted Subsidiary that was formed or designated as an Unrestricted Subsidiary after the Original Securities Issuance Date;

(12)         sale, transfer or other disposition of cash or Cash Equivalents or any amounts received pursuant to an Interest Rate Agreement, Currency Agreement or Commodity Price Agreement; and

(13)         the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Asset Sale Offer Trigger Date” has the meaning set forth in Section 4.09 of the Loan Agreement.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction involving an operating lease means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Authorized Company Representative” means each person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President, its Secretary or any Assistant Secretary.  Such certificate may designate an alternate or alternates.

“Authorized Denomination” means $100,000 or any integral multiple of $5,000 in excess thereof.

“Average Life” means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing

(1)           the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by

(2)           the sum of all such principal or liquidation value payments.

“Beneficial Owner” is defined in Section 2.10.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation, (ii) with respect to a partnership, the board of directors of the general partner of the partnership, and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Bond” or “Bonds” means the Issuer’s Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010, issued pursuant to this Indenture in the aggregate principal amount of $90,000,000.

“Bondholder” or “Bondowner”:  See definition of “Holder” herein.

“Bond Counsel” means Chapman and Cutler LLP or any other firm of nationally recognized bond counsel familiar with the type of transactions contemplated under this Indenture selected by the Company and acceptable to the Trustee.

“Bond Documents” means this Indenture, the Loan Agreement, the Bond Guarantee, the Tax Agreement, the Project Certificate and the Bonds.

“Bond Fund” means the trust fund by that name created pursuant to Section 5.01(a) hereof.

“Bond Guarantee” means the Bond Guarantee from the Guarantor to Citibank N.A. dated as of October 1, 2010 relating to the Bonds, as it may be amended or supplemented in accordance with its terms.  The Bond Guarantee is a Subsidiary Bond Guarantee.

“Bond Payment Date” means any Interest Payment Date, any redemption date, any maturity date and any other date on which the principal of, and premium, if any, and interest on,

the Bonds is to be paid to the Owners thereof, whether upon redemption, at maturity or upon acceleration of maturity of the Bonds.

“Bond Ordinance” means the Ordinance adopted by the Board of Commissioners of the Issuer on October 5, 2010, authorizing the issuance, delivery and sale of the Bonds.

“Business Day” means a day (other than Saturday or Sunday) on which the Trustee and the banks in New York are open for business.

“Canadian Subsidiary” means any Foreign Subsidiary having its principal operations in Canada.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock (or other ownership or profits interest, including, without limitation, partnership, member or trust interest), including each class of Common or Preferred Stock of such Person, whether outstanding on the Original Securities Issuance Date or issued after the Original Securities Issuance Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (other than any debt securities convertible or exchangeable into such capital stock).

“Capitalized Lease Obligation” means obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this Indenture and the Loan Agreement, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.  The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

“Cash Equivalents” means:

(1)           United States dollars or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the United States government (or, in the case of a Canadian Subsidiary, Canadian government (federal or provincial)) or any agency or instrumentality of the United States government (or Canadian government) (provided that the full faith and credit of the United States or Canada (federal or provincial, as the case may be), as the case may be, is pledged in support of those securities) having maturities of not more than twenty-four months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any commercial bank incorporated under the laws of the United States, any state thereof, the District of Columbia, Canada or any province or territory thereof and having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)           repurchase obligations or securities lending arrangements for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having a rating of at least “A-2” from S&P or “P-2” from Moody’s and in each case maturing within 270 days after the date of acquisition or asset backed securities having a rating of at least “A” from S&P or “A2” from Moody’s and in each case maturing within thirty-six months after the date of acquisition;

(6)           demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Canadian Subsidiary, Canada or any province or territory thereof), provided that such commercial bank has, at the time of the Company’s or such Restricted Subsidiary’s Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100 million and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company’s or any Restricted Subsidiary’s Investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(7)           obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Canadian Subsidiary, Canada or any province or territory thereof), provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the Company and (B) such depository institution or trust company has at the time of the Company’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, are rated at least “A” from S&P or “A2” from Moody’s;

(8)           in the case of any Foreign Subsidiary, securities issued or directly and fully guaranteed or insured by the Federal Government of the country where the Foreign Subsidiary is located, money market funds, demand or time deposits accounts, certificate of deposits, in each case denominated and payable in local currency and used in the ordinary course of the business with reputable commercial banks located in the jurisdiction of organization of such Foreign Subsidiary; and

(9)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

Notwithstanding the foregoing, Investments which would otherwise constitute Cash Equivalents of the kinds described in clauses (2), (3), (4) and (5) that are permitted to have maturities in excess of twelve months shall only be deemed to be Cash Equivalents under this definition if and only if the total weighted average maturity of all Cash Equivalents of the kinds described in clauses (2), (3), (4) and (5) does not exceed twelve months on an aggregate basis.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than employee or retiree benefit plans or trusts sponsored or established by the Company or Navistar, Inc., is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding Voting Stock;

(2)           the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the Board of Directors of the Company:  individuals who, on the Original Securities Issuance Date, constituted the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved (a) by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or (b) with respect to directors whose appointment of election to the Board of Directors was made by the holders of the Company’s nonconvertible junior preference stock, series B, by the holders of such preference stock;

(3)           the shareholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of the Loan Agreement);

(4)           the Company consolidates with or merges with or into another Person, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; or

(5)           the Company or any Restricted Subsidiary of the Company, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and the Restricted Subsidiaries of the Company (determined on a consolidated basis) to any Person; provided, that neither (a) the merger of a Restricted Subsidiary of the Company into the Company or into any Restricted Subsidiary of the Company nor (b) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by a Securitization Subsidiary in connection with a Qualified Securitization Transaction nor (c) the grant (but not the foreclosure or realization) of a Lien on assets of the Company or any Restricted Subsidiary in connection with Indebtedness permitted pursuant to clause (c) under Section 4.07 of the Loan Agreement shall be deemed to be a Change of Control.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

“Closing” and “Closing Date” means the date of the first authentication and delivery of fully executed and authenticated Bonds under this Indenture being October 26, 2010.

“Code” means the Internal Revenue Code of 1986, as amended.  Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which is applicable to the Bonds or the use of the proceeds thereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Commodity Agreement” means any commodity price/index swap, futures or option contract or similar agreement or arrangement.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Original Securities Issuance Date or issued after the Original Securities Issuance Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Navistar International Corporation, a Delaware corporation, or a successor Person.

“Company’s Certificate” means a certificate signed on behalf of the Company by an Authorized Company Representative.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President of the Company.

“Completion Certificate” means the certificate of that name defined in Section 5.02(b) hereof.

“Completion Date” means the date when all portions of the Project have been fully completed in accordance with the plans and specifications therefor, as then amended, and as identified in the Completion Certificate.

“Consolidated Cash Flow Available For Fixed Charges” of any Person means for any period the Consolidated Net Income of such Person for such period plus (to the extent Consolidated Net Income for such period has been reduced thereby):

(1)           Consolidated Fixed Charges of such Person for such period; plus

(2)           Consolidated Tax Expense of such Person for such period; plus

(3)           the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period; plus

(4)           any non-recurring fees, expenses or charges related to any offering of Qualified Capital Stock, Permitted Investment, acquisition, recapitalization, disposition or incurrence of Indebtedness permitted under the Loan Agreement (in each case, whether or not successful); plus

(5)           any non-recurring or unusual charges or expenses of such Person or its Restricted Subsidiaries (which, for the avoidance of doubt, shall include the following items:  restructuring, plant closure and consolidation, severance, relocation, contract termination, retention costs, employee termination and similar type items); plus

(6)           [Reserved]

(7)           any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; minus

(8)           any non-cash items increasing Consolidated Net Income for such period, (other than the reversal of a prior accrual or reserve for cash items previously excluded from Consolidated Cash Flow Available For Fixed Charges); minus

(9)           all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available For Fixed Charges in any prior period; minus

(10)         non-recurring or unusual gains or income of such Person and its Restricted Subsidiaries.

“Consolidated Cash Flow Ratio” of any Person means, for any period, the ratio of:

(1)           Consolidated Cash Flow Available for Fixed Charges of such Person for such period to

(2)           Consolidated Fixed Charges for such period.

In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Cash Flow Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Cash Flow Ratio is made (the “Consolidated Cash Flow Ratio Calculation Date”), then the Consolidated Cash Flow Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Cash Flow Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated Cash Flow Available for Fixed Charges resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated Cash Flow Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

Calculations of pro forma amounts in accordance with this definition shall be done in good faith by a responsible financial or accounting officer of the Company and may give pro forma effect to any cost savings, operating expense reductions or synergies that have been realized during such period as if such actions had been implemented at the beginning of such period and, except as otherwise provided herein, in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Cash Flow Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(1)         Consolidated Interest Expense; and

(2)         all dividends or other distributions paid or accrued on Disqualified Capital Stock of such Person or Preferred Stock of such Person’s Restricted Subsidiaries (except dividends payable in shares of Qualified Capital Stock).

In calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)         interest on Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination;

(2)         if interest on any Indebtedness actually incurred on the date of determination may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the relevant four-quarter period reference; and

(3)         notwithstanding the foregoing, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest swap agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the net interest expense of such Person and its Consolidated Subsidiaries for such period (after giving effect to any interest income), on a consolidated basis, as determined in accordance with GAAP, including:

(1)         all amortization of original issue discount;

(2)         the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period;

(3)         net cash payments, if any, made (less any net payments, if any, received) under all Interest Rate Protection Agreements (including amortization of fees);

(4)         all capitalized interest;

(5)         the interest portion of any deferred payment obligations for such period; and

(6)         any interest expense on Indebtedness of another Person (other than Indebtedness incurred under Section 4.07(u) of the Loan Agreement unless the Company or any of its Restricted Subsidiaries makes a payment with respect to such guarantees in which case the interest expense associated with such underlying Indebtedness shall be included) that is guaranteed by the Company or any of its Restricted Subsidiaries or secured by a Lien on assets of the Company or any of its Restricted Subsidiaries, whether or not such guarantees or Liens is called upon;

and excluding:

(a)         amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses; and

(b)         any non-cash interest imputed on any convertible debt securities (including the Convertible Subordinated Notes) as in accordance with FSP APB 14-1.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP and before any reduction in respect of dividends accrued or paid on any Preferred Stock, if any; provided, that any amounts received from any other Person (other than a Restricted Subsidiary) shall be included in Consolidated Net Income for that period to the extent of the amount that has been actually received by the referent Person or a Restricted Subsidiary of the referent Person in the form of cash dividends or other cash distributions (other than payments in respect of debt obligations), and provided, further, that there shall be excluded:

(1)         any restoration to income of any contingency reserve, except to the extent that provision for such contingency reserve was made out of Consolidated Net Income accrued at any time following the Original Securities Issuance Date;

(2)         any gain or loss, together with any related provisions for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale-leaseback transactions) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business (provided that sales of Receivables or interests therein pursuant to Qualified Securitization Transactions shall be deemed to be in the ordinary course of business) and upon the sale or other disposition of any Capital Stock of any Subsidiary of the referent Person;

(3)         any extraordinary gain or extraordinary loss together with any related provision for taxes and any one time gains or losses (including, without limitation, those related to the adoption of new accounting standards) realized by the referent Person or any of its Restricted Subsidiaries during the period for which such determination is made;

(4)         income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(5)         in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(6)         for purposes of the covenant described under Section 4.08 of the Loan Agreement, the net income of any Restricted Subsidiary of such Person (other than a Subsidiary Guarantor) which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (except to the extent of the amount of dividends or distributions that have been paid to such Person or one or more Restricted Subsidiary not subject to any such restriction during the relevant period);

(7)         non-cash compensation charges resulting from the application of Statement of Financial Accounting Standards No. 123(R), including any such charges resulting from stock options, restricted stock grants, stock appreciation rights or other equity-incentive programs;

(8)         effects of adjustments in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

(9)         any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP; and

(10)          (a) any net unrealized gain or loss (after any offset) resulting in such period from Commodity Agreements, Currency Agreements, Interest Rate Protection Agreements or other derivative instruments and the application of Statement of Financial Accounting Standards No. 133; and (b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Currency Agreements for currency exchange risk).

“Consolidated Net Tangible Assets” as of any date of determination means the total amount of assets of the Company and its Consolidated Subsidiaries after deducting therefrom all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed); total prepaid expenses and deferred charges; and all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company and its Consolidated Subsidiaries for the Company’s most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated Subsidiary” of any Person means a Restricted Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

“Consolidated Tax Expense” means, with respect to any Person for any period, the aggregate of the U.S. Federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit), determined in accordance with GAAP other than taxes (either positive or negative) attributable to extraordinary or unusual gains or losses or taxes attributable to sales or dispositions of assets.

“Convertible Subordinated Notes” means the Company’s convertible subordinated notes issued on the Original Securities Issuance Date in the principal amount of $570,000,000, including convertible subordinated notes issued pursuant to the exercise of the over-allotment with respect to the convertible subordinated notes issued on the Original Securities Issuance Date.

“Costs of Issuance” means (a) payment of all reasonable costs incurred by the Company in connection with the issuance of the Bonds including, but not limited to, legal and accounting fees and expenses, printing expenses, financial consultants’ fees, financing charges (including underwriting fees and discounts), printing and engraving costs, the fees and expenses of the Rating Agencies and Fitch, Inc., preparation of the financing statements, preparation of any disclosure document and any other documents necessary for the issuance of the Bonds; and (b) payment of the fees and reasonable expenses of the Trustee, the Issuer and the Registrar and the reasonable expenses of their Counsel properly incurred under or in connection with the issuance of the Bonds.

“Counsel” means an attorney or firm whose members are attorneys duly admitted to practice law before the highest court of any state and, without limitation, may include legal counsel for the Company, the Trustee or the Issuer.

“Credit Agreement” means that certain ABL Credit Agreement, dated as of June 15, 2007, by and among Navistar, Inc (formerly International Truck and Engine Corporation), IC Bus LLC, SST Truck Company LP, IC Bus of Oklahoma, LLC, Navistar Diesel of Alabama, LLC, Credit Suisse, as Administrative Agent, and the other lenders named therein, providing for up to $200 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including, without limitation, the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables), letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities or receivables financings that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.07 of the Loan Agreement) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, currency forward, future or option contract or other similar agreement or arrangement.

“Dated Date” means the date of initial issuance of the Bonds.

“DealCor Subsidiaries” means any Subsidiaries owned as of the Original Securities Issuance Date by the Company or one of its Subsidiaries or acquired by the Company or one of its Subsidiaries after the Original Securities Issuance Date whose principal business is owning or operating a dealership of that sells products manufactured by the Company or any of its Restricted Subsidiaries.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Determination of Taxability” shall have the meaning set forth in Section 9.02(b) of the Loan Agreement.  The Trustee shall give notice of a Determination of Taxability as provided in Section 9.05 hereof.

“Disqualified Capital Stock” means any Capital Stock that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, prior to the first anniversary of the maturity date of the Senior Notes or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the Maturity Date, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to the first anniversary of the maturity date of the Senior Notes.

“DTC” means The Depository Trust Company and its successors and assigns.

“DTC Participants” means those brokers, securities dealers, banks, trust companies, clearing corporations and certain other organizations from time to time for which DTC holds Bonds as securities depository.

“DTC Representation Letter” has the meaning assigned thereto in Section 2.10(c) hereof.

“Event of Default” (i) under this Indenture, means any occurrence or event specified in Section 8.01 hereof and (ii) under the Loan Agreement, as defined in Section 8.01 of the Loan Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Favorable Opinion of Bond Counsel” means an opinion of Bond Counsel addressed to the Issuer and the Trustee to the effect that the proposed action is not prohibited by this Indenture or the Loan Agreement, as applicable, and will not adversely affect the Tax-Exempt status of the Bonds.  Bond Counsel, with the consent of the Company, may take such actions as it deems necessary in order to enable it to deliver a Favorable Opinion of Bond Counsel, including, but not limited to, the filing of a Form 8038 with the Internal Revenue Service.  See Section 9.03 herein.

“Financial Services Segment” means the business of the Company and its Subsidiaries consisting of (1) the offer and sale of retail, wholesale and lease financing and/or other financial services products to finance the purchase or lease of products sold by the Company and its Restricted Subsidiaries or other manufacturers whose products are from time to time sold through the dealer network of the Company and its Restricted Subsidiaries (2) the financing of wholesale and retail accounts receivable and (3) captive insurance business.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States, any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in

such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Original Securities Issuance Date.

Notwithstanding the foregoing, under one or more of the following circumstances, “GAAP” shall mean such above-described generally accepted accounting principles which are in effect as of the date of the applicable calculation or report (for purposes of this definition, “Current GAAP”):

(a)         If the Senior Note Indenture is (i) modified to permit the use of Current GAAP for a particular covenant or calculation or (ii) replaced in connection with the refinancing of the Senior Notes and the replacement indenture permits the use of Current GAAP for a particular covenant or calculation, then in either case Current GAAP will also be used for the same covenant or calculation under the Loan Agreement; or

(b)         There are no longer any Senior Notes outstanding under the Senior Note Indenture (or senior obligations outstanding under a replacement indenture), in which case, upon the election of the Company, Current GAAP may be used for purposes of any covenant or calculation that the Company may elect.

If any of the provisions above become applicable, the Company shall deliver an Officer’s Certificate to the Trustee describing the change in circumstances and the provisions of the Loan Agreement to which Current GAAP will thereafter apply.  Once the Company makes an election under clause (b) above to apply Current GAAP to a particular covenant or calculation, the Company cannot thereafter elect to use GAAP for such calculation.

“Government Obligations” means securities which are (i) direct obligations of the United States, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2)         entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary contractual indemnities or warranties not in connection with borrowing money. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Navistar, Inc., a Delaware corporation, or a successor Person as permitted under Section 2.9 of the Bond Guarantee.  The Guarantor is also a Subsidiary Guarantor.

“Holder,” “Bondholder,” “Bondowner,” “Owner” and “Registered Owner” when used in reference to the Bonds, means the person or persons in whose name or names a Bond shall be registered in the books of Issuer maintained by the Registrar in accordance with the terms of this Indenture.

“IFA Bond Guarantee” means the Bond Guarantee from the Guarantor to Citibank N.A. dated as of October 1, 2010 relating to the IFA Bonds, as it may be amended or supplemented in accordance with its terms.

“IFA Bonds” means the Illinois Finance Authority Recovery Zone Facility Bonds (Navistar International Corporation Project) Series 2010 in the aggregate principal amount of $135,000,000.

“IFA Loan Agreement” means the Loan Agreement between the Company and the Illinois Finance Authority dated as of October 1, 2010 relating to the IFA Bonds, as it may be amended or supplemented in accordance with its terms.

“incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurable” and “incurring” shall have meanings correlative to the foregoing), provided that:

(1)         any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Original Securities Issuance Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued, as the case may be, by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company; and

(2)         any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall not be deemed to be an incurrence of

Indebtedness unless and then only to the extent such amendment, modification or waiver increases the principal or premium thereof or interest rate thereon (including by way of original issue discount).

“Indebtedness” means, with respect to any Person, at any date, any of the following, without duplication:

(1)         any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the accrued purchase price of property or services, but excluding trade accounts payable, deferred expenses, deferred compensation and similar obligations of such Person arising in the ordinary course of business;

(2)         all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable, deferred expenses, deferred compensation and similar obligations of such Person arising in the ordinary course of business or earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(3)         all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction entered into in the ordinary course of business;

(4)         all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than in connection with property subject to a Qualified Securitization Transaction) on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person’s legal liability; provided, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person’s legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien;

(5)         all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds;

(6)         all Disqualified Capital Stock issued by such Person and Preferred Stock of such Person’s Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any;

(7)         all net amounts owing under Interest Rate Protection Agreements, Currency Agreements or Commodity Agreements; and

(8)         all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Loan Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, Indebtedness shall not include: (i) any guarantees of obligations of suppliers to the Company or any of its Restricted Subsidiaries that ensure timely delivery of products, tooling and other materials used in the production process or (ii) any customary contractual indemnities or warranties.

The amount of Indebtedness of any Person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

“Indenture” means this Indenture of Trust between the Issuer and the Trustee relating to issuance of the Bonds, as amended or supplemented from time to time as permitted herein.

“Initial Subsidiary Guarantor” means the Guarantor, a direct subsidiary of the Company that has guaranteed the Bonds as of the Closing Date pursuant to the Bond Guarantee.

“Interest Account” means the trust account by that name established within the Bond Fund pursuant to Section 5.01(a) hereof.

“Interest Payment Date” means April 15, 2011 and each April 15 and October 15 thereafter on which interest is due and payable with respect to the Bonds.

“Interest Rate Protection Agreement” means any credit default swap or option agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect:

(1)         loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise other than in the ordinary course of business) and any guarantee of Indebtedness of any other Person;

(2)         purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); and

(3)         all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of a direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Investment in such Subsidiary not sold or disposed of. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.08 of the Loan Agreement only,

(1)         “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the “Investment” in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided, further, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation and

(2)         any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade” means:

(1)         with respect to S&P any of the long-term rating categories from and including AAA to and including BBB-; and

(2)         with respect to Moody’s any of the long-term rating categories from and including Aaa to and including Baa3.

“Issuer” means The County of Cook, Illinois, a home rule unit under Section 6(a) of Article VII of the 1970 Constitution of the State of Illinois, and its successors and assigns.

“Issuer Representative” means the Chief Financial Officer of the Issuer, or any other member or officer of the Issuer designated by the Issuer to act on behalf of the Issuer.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting tide or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction but excluding any such filing or agreement which reflects ownership by a third party of

(1)         property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or

(2)         accounts, general intangibles or chattel paper sold to the referent Person.

“Limited Offering Memorandum” means the Limited Offering Memorandum dated October 19, 2010 of the Company, as supplemented and amended, prepared in connection with the issuance and sale of the Bonds.

“Loan” means the loan by the Issuer to the Company of the proceeds received from the sale of the Bonds.

“Loan Agreement” means the Loan Agreement, dated as of the date hereof, between the Issuer and the Company, as amended and supplemented from time to time as permitted therein.

“Loan Payments” means the payments required to be made by the Company pursuant to Section 6.01(a) of the Loan Agreement.

“Mail” means by first-class mail postage prepaid.

“Master Intercompany Agreements” means:  (i) the Amended and Restated Master Intercompany Agreement, dated as of April 1, 2007, between Navistar Financial Corporation and Navistar, Inc. (formerly known as International Truck and Engine Corporation), and its related manufacturing subsidiaries and affiliates, as amended to the Original Securities Issuance Date; (ii) the agreement, dated as of December 18, 1986, among Navistar International Corporation Canada, Navistar Financial Corporation Canada Inc. and General Electric Canadian Holdings Limited; (iii) the Operating Agreement, dated March 5, 2010, among General Electric Capital Corporation, GE Capital Commercial, Inc., Navistar International Corporation, Navistar, Inc. and Navistar Financial Corporation, (iv) the Intercompany Operating and Partnership Agreement, dated as of December 1, 2008, by and among Navistar Financial, Inc. De C.V., Sociedad Financiera De Objeto Múltiple, E.N.R. and Navistar México, S.A. De C.V., (v) one or more agreements serving some or all of the same purposes of the agreements listed in clauses (i) through (iv) above entered into after the Original Securities Issuance Date among the Company or one of its Restricted Subsidiaries and one or more other Persons (including one or more Unrestricted Subsidiaries) in the ordinary course of business on terms no less favorable to the Company and its Restricted Subsidiaries than the agreements in clauses (i), (ii), (iii) and (iv) and (vi) any amendment, modification, supplement or restatement from time to time of the agreements in clauses (i) through (v); provided that none of the aforementioned agreements shall be amended, modified, supplemented or restated in a manner adverse in any material respect to the interests of the Company and its Restricted Subsidiaries taken as a whole.

“Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Company by notice to the Issuer and the Trustee.

“Net Available Proceeds” from any Asset Disposition by any Person means Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of:

(1)         all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of accountants, brokers, printers and other similar entities) and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(2)         all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)         all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

(4)         appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition (but excluding any indemnification obligations and severance and other employee termination costs that, by their terms, will not be made prior to the maturity date of the Bonds, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of Section 4.09(c) of the Loan Agreement; and

(5)         all distributions and other payments made to minority interest holders, if any, in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Obligations” means any principal, premiums, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any indebtedness.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Trustee at the direction of the Company by Mail to each Holder at its address appearing in the register for the Bonds on the date of the Offer, offering to purchase up to the principal amount of the Bonds in such Offer at the purchase price specified in such Offer (as determined pursuant to the Loan Agreement).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of such Bonds within five Business Days after the Expiration Date.  The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to such Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Trustee in the name and at the expense of the Company.  The Offer shall contain all the information required by applicable law to be included therein.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender such Bonds pursuant to the Offer to Purchase. The Offer shall also state:

(1)         the section of the Loan Agreement pursuant to which the Offer to Purchase is being made;

(2)         the Expiration Date and the Purchase Date;

(3)         the aggregate principal amount of the outstanding Bonds offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Section 4.09 of the Loan Agreement) (the “Purchase Amount”);

(4)         the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Bonds accepted for payment (as specified pursuant to the Loan Agreement) (the “Purchase Price”);

(5)         that the Holder may tender all or any portion of the Bonds registered in the name of such Holder and that any portion of a Bond tendered must be tendered in Authorized Denominations and the remaining non-tendered portion shall also be in an Authorized Denomination;

(6)         the place or places where Bonds are to be surrendered for tender pursuant to the Offer to Purchase;

(7)         that interest on any Bond not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8)         that on the Purchase Date the Purchase Price will become due and payable upon each Bond being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)         that each Holder electing to tender all or any portion of a Bond pursuant to the Offer to Purchase will be required to surrender such Bond at the place or places specified in the Offer or transfer such Holder’s beneficial interest to the Company, prior to the close of business on the Expiration Date (any such Bond not in Book Entry form being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

(10)          that Holders will be entitled to withdraw all or any portion of Bonds tendered if the Company (or the Trustee) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Bonds the Holder tendered, the certificate number of the Bond the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)          that (I) if Bonds in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Bonds and (II) if Bonds in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Bonds having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Bonds in Authorized Denominations shall be purchased and the unpurchased portion of the Bonds shall be in Authorized Denominations); and

(12)          that in the case of any Holder whose Bond is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Bond without service charge, a new Bond or Bonds of any Authorized Denomination as requested by such Holder, in all aggregate principal amount equal to and in exchange for the unpurchased portion of the Bond or Bonds so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

“Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary.

“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President and any Vice President, the Treasurer, any Assistant Treasurer, the Controller of the Company, the Secretary or Assistant Secretary.

“Opinion of Counsel” means a written opinion from legal counsel.  Such counsel may be an employee of or counsel to the Company.

“Original Securities Issuance Date” means October 28, 2009, being the date of the issuance of the Senior Notes.

“Outstanding” or “Bonds Outstanding” or “Outstanding Bonds” means, as of any given date, all Bonds which have been authenticated and delivered by the Registrar under this Indenture, except:

(a)         Bonds canceled or purchased by or delivered to the Trustee for cancellation;

(b)         Bonds that have become due (at maturity or upon redemption, acceleration or otherwise) and for the payment, including premium if any, and interest accrued to the due date, of which sufficient moneys are held by the Trustee;

(c)          Bonds deemed paid in accordance with Article VII hereof;

(d)         Bonds in lieu of which others have been authenticated under Section 2.05 hereof (relating to transfer and exchange of Bonds) or Section 2.07 hereof (relating to mutilated, lost, stolen or destroyed Bonds) or Bonds paid pursuant to this Indenture; and

(e)          for purposes of any direction, consent or waiver under this Indenture, Bonds owned as described in Section 12.05 hereof.

“Owner”:  See definition of “Holder” herein.

“Pari Passu Debt” means any Indebtedness of the Company or a Subsidiary Guarantor that ranks in right of equal payment with the Senior Notes, the Bonds, the IFA Bonds and the related Subsidiary Guarantees, as the case may be.

“Permitted Business” means (1) the lines of business conducted by the Company and its Restricted Subsidiaries on the Original Securities Issuance Date and businesses reasonably related, ancillary or complementary thereto, including reasonably related extensions or expansions thereof, and (2) any unrelated business, to the extent that it is not material in size.

“Permitted Investments” means:

(1)         Investments in Cash Equivalents;

(2)         guarantees of Indebtedness otherwise permitted under Section 4.07 of the Loan Agreement (other than clause (y) thereof);

(3)         any Investment by the Company or any Restricted Subsidiary in or relating to a Securitization Subsidiary that, in the good faith determination of the Company, are necessary or advisable to effect any Qualified Securitization Transaction or any repurchase obligation in connection therewith;

(4)         deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

(5)         any acquisition of the Capital Stock of any Person and any Investment in another Person if as a result of such Investment such other Person is merged with or consolidated into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary of the Company; provided, that after giving effect to any such acquisition or Investment such Person shall become a Restricted Subsidiary of the Company or another Restricted Subsidiary of the Company;

(6)         trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

(7)         endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(8)         any swap, hedging or other derivative obligation with an unaffiliated Person otherwise permitted by the Loan Agreement (including, without limitation, any Currency Agreement, Commodity Agreement and any Interest Rate Protection Agreement otherwise permitted by the Loan Agreement);

(9)         Investments received as consideration for an Asset Disposition in compliance with Section 4.09 of the Loan Agreement;

(10)          Investments acquired in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the Original Securities Issuance Date from the issuance and sale of Capital Stock (other than Disqualified Capital Stock) of the Company; provided that such Net Cash Proceeds are used to make such Investment within 60 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of Section 4.08(a) of the Loan Agreement;

(11)          loans and advances to employees made in the ordinary course of business in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(12)          Investments outstanding on the Original Securities Issuance Date;

(13)          Investments in the Company or a Restricted Subsidiary;

(14)          Investments in securities of trade creditors, suppliers or customers received pursuant to any plan of reorganization, restructuring, workout or similar arrangement of such trade creditor, supplier or customer or upon the compromise of any debt created in the ordinary course of business owing to the Company or a Subsidiary, whether through litigation, arbitration or otherwise;

(15)          Investments in any Person after the Original Securities Issuance Date having an aggregate fair market value (measured on the date each Investment was made without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding (after giving effect to any net cash proceeds received from any sale, transfer or other disposition) not to exceed $75.0 million;

(16)          Investments in Navistar Financial Corporation, having an aggregate fair market value (measured on the date each Investment was made without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding not to exceed $100.0 million;

(17)          Investments made pursuant to the Support Agreement or Master Intercompany Agreements;

(18)          extensions of loans, trade credit and advances to, and guarantees in favor of customers and suppliers and lease, utility and similar deposits to the extent made in the ordinary course of business; and

(19)          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangement with other Persons.

“Permitted Joint Venture” means any Person which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in any business in which the Company is engaged, or a reasonably related, ancillary or complimentary business, and the Capital Stock of which is owned, or acquired in compliance with the terms of the Loan Agreement, by the Company or a Restricted Subsidiary and owned by one or more Persons other than the Company or any Affiliate of the Company.

“Permitted Liens” mean:

(1)         Liens for taxes, assessments and governmental charges (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

(2)         statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens imposed by law and arising in the ordinary course of business for sums which are not yet overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

(3)         minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use;

(4)         Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5)         Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6)         easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially adversely affect the use of the subject to property for its present purposes;

(7)         Liens (including extensions, replacements and renewals thereof) upon real or tangible personal property acquired after the Original Securities Issuance Date; provided, that

(a)         (i) such Lien is created solely for the purpose of securing Indebtedness that is incurred in accordance with the Loan Agreement to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (ii) such Lien exists on any such property or assets at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price),

(b)         the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and

(c)          any such Lien shall not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than such item of property or assets and any improvements on such item;

(8)         leases or subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company or of any Restricted Subsidiary of the Company;

(9)         any interest or title of a lessor in the property subject to any Capitalized Lease Obligation; provided that any transaction related thereto otherwise complies with the Loan Agreement;

(10)          Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(11)          Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

(12)          Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with the Loan Agreement that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(13)          Liens in favor of the Trustee arising under this Indenture or the Loan Agreement; Liens in favor of the trustee for the Senior Notes arising under the Senior Notes Indenture; and Liens in favor of the trustee for the IFA Bonds arising under the indenture for the IFA Bonds or the IFA Loan Agreement;

(14)          any Lien (including extensions, replacements and renewals thereof) existing on property, shares of stock or Indebtedness of a Person at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or consolidated into the Company or a Restricted Subsidiary of the Company or at the time of sale, lease or other disposition of the properties of any Person as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary of the Company;

(15)          Liens on property of any Subsidiary of the Company to secure Indebtedness for borrowed money owed to the Company or to another Restricted Subsidiary of the Company;

(16)          Liens in favor of the Company or any Restricted Subsidiary;

(17)          Liens existing on the Original Securities Issuance Date including extensions, replacements and renewals thereof, provided that the Lien so extended, replaced or renewed does not extend to any additional property or assets;

(18)          Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

(19)          Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under any Interest Rate Protection Agreement, Commodity Agreement or Currency Agreement;

(20)          Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

(21)          Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

(22)          other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $50.0 million at any time;

(23)          Liens incurred pursuant to the Master Intercompany Agreements or Support Agreement;

(24)          Liens securing Indebtedness otherwise permitted to be incurred under clause (m) under Section 4.07 of the Loan Agreement where the Indebtedness being refunded was secured by a Lien, or amendments or renewals of Liens that were permitted to be incurred; provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets;

(25)          Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business; and

(26)          Liens securing Indebtedness incurred pursuant to Section 4.07(h) of the Loan Agreement; provided such Liens do not extend to any property or assets of the Company or any Restricted Subsidiary of the Company other than the assets so acquired.

“Person” means any individual, corporation, partnership, limited liability company, joint stock company, joint venture, trust, estate, unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Plan of Liquidation” means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

(1)         the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person; and

(2)         the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

“Preferred Stock” means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Principal Account” means the trust account by that name established within the Bond Fund pursuant to Section 5.01(a) hereof.

“Principal Office of the Registrar” means the office or offices designated as such by the Registrar in writing to the Trustee, the Company and the Issuer, which may be changed from time to time by a writing delivered to the Issuer, the Trustee and the Company.

“Principal Office of the Trustee” means the office designated as such by the Trustee in writing to the Registrar, the Issuer and the Company, which may be changed from time to time by a writing delivered to the Registrar, the Issuer and the Company.

“Project” means the facilities financed from the proceeds of the Bonds and described in Exhibit A to the Loan Agreement, as Exhibit A may be modified in accordance with Section 3.03 of the Loan Agreement.

“Project Certificate” means the certificate or certificates, delivered by the Company on the Closing Date, with respect to certain facts which are within the knowledge of the Company to enable Bond Counsel to determine whether interest on the Bonds is includible in the gross income of the owners thereof under applicable provisions of the Code.

“Project Costs” means all costs properly chargeable to the acquisition, construction, installation or equipping of the Project or to its financing, as more specifically set forth in the Project Certificate.

“Project Fund” means the trust fund of that name created pursuant to Section 5.02(a) hereof.

“Qualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

“Qualified Non-Cash Proceeds” means any of the following or any combination of the following:

(1)           non-current assets that are used or usable in the Permitted Business and

(2)           Capital Stock of any Person engaged primarily in the Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of such Capital Stock (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary.

“Qualified Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by any of the Restricted Subsidiaries of the Company in connection with or reasonably related to a transaction or series of transactions in which any of the Restricted Subsidiaries of the Company may sell, convey or otherwise transfer to

(1)           a Securitization Subsidiary or

(2)           any other Person, or may grant a security interest in, any Receivables or interests therein secured by the merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries of the Company, and any assets related thereto including, without limitation, all security or ownership interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Rating Agency” means each of S&P and Moody’s.

“Rebate Fund” means the trust fund by that name created pursuant to Section 5.01(b) hereof.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of the Company of merchandise or services, and monies due thereunder, security or ownership interests in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

“Record Date” means the first day of the month in which each Interest Payment Date occurs.

“Registered Owner”:  See definition of “Holder” herein.

“Registrar” means Citibank N.A., New York, New York, or any successor Registrar appointed in accordance with Section 9.20.

“Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any assistant treasurer, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by notice to the Issuer and the Trustee.

“Sale/Lease-back Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Depositories” means The Depository Trust Company, Call Notification Department, 711 Stewart Avenue, Garden City, New York 11530, Telephone:  (516) 227-4070, Fax:  (516) 227-4190, or, in accordance with then-current guidelines of the Commission, such other addresses and/or such other securities depositories, or no such depositories, as the Company may designate in a certificate delivered to the Trustee.

“Securitization Subsidiary” means a Subsidiary of the Company existing on the Original Securities Issuance Date or formed or acquired thereafter which engages principally in securitization transactions and in activities reasonably related to or in connection with the entering into of securitization transactions and:

(1)           no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(a)           is guaranteed by the Company or any Restricted Subsidiary of the Company,

(b)           is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or

(c)           subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction;

(2)           with which neither the Company nor any Restricted Subsidiary of the Company

(a)           provides any credit support or

(b)           has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (a) and (b) of this clause (2), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary); and

(3)           with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.  For purposes of the foregoing, Navistar Inc. shall not be deemed to be providing credit support to any Subsidiary of Navistar Financial Corporation that would otherwise qualify as a Securitization Subsidiary as a result of the terms of the Support Agreement in which Navistar Inc. agrees to provide credit support directly to Navistar Financial Corporation for the benefit of its lenders (but not any other provisions).

“Senior Notes” means the Company’s outstanding 8.25% Senior Notes due 2021 in the aggregate principal amount of $1,000,000,000.

“Senior Notes Indenture” means the Indenture dated as of October 28, 2009 among the Company, the Initial Subsidiary Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented in accordance with its terms.

“Shy Settlement” means that certain Amended and Restated Settlement Agreement dated June 30, 1993 in reference to the class action of Shy et al. v. Navistar, Civil Action No. C-3-92-333 (S.D. Ohio).

“Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “Significant Subsidiary” of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Closing Date.

“State” means the State of Illinois.

“Stated Maturity” means, with respect to any security or Indebtedness of a Person, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

“Subsidiary” of any Person means

(1)           a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Restricted Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries of such Person or

(2)           any other Person (other than a trust formed in connection with a Qualified Securitization Transaction) in which such Person, a Restricted Subsidiary of such Person or such Person and one or more Restricted Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

“Subsidiary Bond Guarantee” means the Bond Guarantee and each other Subsidiary Guarantee of the Bonds issued pursuant to Section 4.13 of the Loan Agreement.

“Subsidiary Guarantee” means either a Subsidiary Bond Guarantee, a Subsidiary IFA Bond Guarantee or a Subsidiary Note Guarantee and “Subsidiary Guarantees” collectively means the Subsidiary Bond Guarantees, the Subsidiary IFA Bond Guarantees and the Subsidiary Note Guarantees.

“Subsidiary Guarantor” means the Initial Subsidiary Guarantor and each Restricted Subsidiary of the Company that becomes a guarantor of (i) the Bonds pursuant to Section 4.13 of the Loan Agreement; (ii) the IFA Bonds pursuant to Section 4.13 of the IFA Loan Agreement; or (iii) the Senior Notes pursuant to the Senior Notes Indenture.

“Subsidiary IFA Bond Guarantee” means the IFA Bond Guarantee and each Subsidiary Guarantee of the IFA Bonds issued pursuant to Section 4.13 of the loan agreement relating to the IFA Bonds.

“Subsidiary Note Guarantee” means the guarantee of the Senior Notes by the Initial Subsidiary Guarantor and each Subsidiary Guarantee of the Senior Notes issued pursuant to the Senior Notes Indenture.

“Supplemental Indenture” means any indenture supplemental to this Indenture entered into between the Issuer and the Trustee pursuant to the provisions of Section 11.01 or Section 11.02 hereof.

“Support Agreement” means the Side Agreement dated as of July 1, 2005, as amended to the Original Securities Issuance Date between the Company and Navistar, Inc. (formerly known as International Truck and Engine Corporation), as it may be amended, modified, supplemented, restated or renewed from time to time; provided that such agreement shall not be amended, modified, supplemented, restated or renewed in a manner adverse in any material respect to the interests of the Company and its Restricted Subsidiaries taken as a whole.

“Tax Agreement” means the Tax Exemption Certificate and Agreement relating to the Bonds, dated the Closing Date, among the Company, the Trustee and the Issuer, as amended and supplemented from time to time as permitted therein.

“Tax Allocation Agreement” means the Tax Allocation Agreement among the Company and its Subsidiaries, effective as of April 14, 2008, as it may be amended and/or supplemented from time to time; provided that no such amendment or supplement shall be adverse in any material respect to the interests of the Company and its Restricted Subsidiaries taken as a whole.

“Tax-Exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is not includible in gross income of the owners of such obligations for federal income tax purposes, except for interest on any such obligations for any period during which such obligations are owned by a person who is a “substantial user” of any facilities financed with such obligations or a “related person” within the meaning of Section 147(a) of the Code, whether or not such interest is includible as an item of tax preference or otherwise includible directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax under the Code.

“Treasury Regulations” means the United States Treasury Regulations dealing with the tax-exempt bond provisions of the Code.

“Trust Estate” means the property conveyed to the Trustee pursuant to the Granting Clauses of this Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture.

“Trustee” means Citibank N.A., as trustee and paying agent under this Indenture, and any successor Trustee appointed hereunder.

“Unassigned Rights” means the rights of the Issuer under Section 6.01(b)(ii) (relating to fees and expenses), Section 2.14 (relating to no recourse to the Issuer), Section 2.09 (relating to indemnification), Section 2.13 (relating to exemption from personal liability) and Section 8.04 (relating to expenses of collection) of the Loan Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Loan Agreement.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Subsidiary” means:

(1)           each of Navistar Financial Corporation; Navistar Financial S.A. de C.V. SOFOM E.N.R.; Navistar Comercial, S.A. de C.V.; Servicios Corporativos NFC, S. de R.L. de C.V.; Transproteccion Agente de Seguros, S.A. de C.V. Harbour Assurance Company of Bermuda Limited; Navistar Leasing Services Corporation f/k/a Harco Leasing Company, Inc.;  Navistar Acceptance Corporation Limited; International Truck and Engine Corporation US Holding Company, LLC; International Truck and Engine Corporation Cayman Islands Holding Company; International Truck and Engine Investments Corporation; Blue Diamond Truck, S. de R.L. de C.V.; Blue Diamond Parts, LLC, International Dealcor Operations, Ltd.; Diamond Force Engineering LLC; International Truck and Engine Mauritius Holding Ltd.; International Truck Leasing Corp.; Navistar Financial Retail Receivables Corporation; Navistar Financial Securities Corporation; Truck Engine Receivables Financing Co.; Truck Retail Accounts Corporation; Truck Retail Installment Paper Corp.; Westco Holdings, LLC; Navistar Cayman Islands Intellectual Property Company; Navistar Luxembourg Intellectual Property Company; World Truck Rapid Service, LLC; Cumberland Servicenter, Inc.; Custom Chassis Products, LLC (in bankruptcy); Navistar Cayman Islands Sourcing Company; Navistar China Sourcing LLC; Navistar International Hong Kong Limited; Navistar Investment Hong Kong Limited; Navistar Hong Kong Holding Company Limited; Navistar (Shanghai) Trading Co. Ltd.; NC2 Global LLC; Mahindra Navistar Automotives Limited; Mahindra Navistar Engines Private Limited; all DealCor Subsidiaries and all Securitization Subsidiaries in existence as of the Original Securities Issuance Date and their respective Subsidiaries until such time as it is designated a Restricted Subsidiary pursuant to the second succeeding sentence;

(2)           any Subsidiary of the Company (other than Navistar, Inc. as long as its Subsidiary Guarantee is in effect) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(3)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, that either

(1)           the Subsidiary to be so designated has total assets of $1,000 or less or

(2)           if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.08 of the Loan Agreement.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (a) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.07 of the Loan Agreement and (b) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

Section 1.02.       Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           references to Articles and Sections are to the Articles and Sections of this Indenture or the Loan Agreement, as the case may be;

(d)           words importing the singular number shall include the plural number and vice versa and words importing the masculine shall include the feminine and vice versa;

(e)           “or” is not exclusive;

(f)            “including” means including without limitation; and

(g)           the headings and Table of Contents herein are solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meanings, construction or effect.

ARTICLE II

THE BONDS

Section 2.01.       Authorization of Bonds.  There is hereby authorized and created under this Indenture an issue of bonds designated as “The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010”.  The total aggregate principal amount of Bonds that may be issued and Outstanding under this Indenture is expressly limited to $90,000,000, exclusive of Bonds executed and authenticated as provided in Section 2.07 hereof; provided, however, that no Bonds shall be delivered hereunder until the Registrar receives a request and authorization of the Issuer signed by the Issuer Representative to authenticate and deliver the principal amount of the Bonds therein specified to the purchaser or purchasers therein identified upon payment to the Trustee, for the account of the Issuer, of the sum specified in such request and authorization.

Section 2.02.       Date, Denomination, Interest Rates, and Maturities.  (a)  The Bonds shall be dated as of the Dated Date.  The Bonds shall be issued as registered bonds without coupons.  The Bonds shall be issued only in Authorized Denominations.  The Bonds shall be numbered consecutively from R-1 upwards.

The Bonds shall mature on October 15, 2040 and bear interest at the rate of 6.50% per annum.  The Bonds shall bear interest from the Dated Date or from and including the most recent Interest Payment Date with respect to which interest has been paid or duly provided for.  Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b)             Each Bond shall bear interest from the Interest Payment Date next preceding the date of registration and authentication thereof unless it is registered and authenticated on or prior to the first Interest Payment Date, in which event it shall bear interest from the Dated Date; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Dated Date.  Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered Owner thereof on the Record Date (except that, if and to the extent that there shall be a default in the payment of the interest due on an Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such Owners not less than ten days prior thereto), such interest to be paid by the Trustee to such registered Owner, as follows:

(1)           in respect of any Bond which is registered in the book-entry system pursuant to Section 2.10 hereof, in immediately available funds by no later than 12:00 noon, New York City time, and

(2)           in respect of any Bond which is not registered in the book-entry system pursuant to Section 2.10 hereof, (i) by bank check mailed by Mail on the Interest Payment Date, to such Owner’s address as it appears on the registration books of the Registrar or at such other address as has been furnished to the Registrar in writing by such Owner, or (ii) by wire transfer on the Interest Payment Date to any owner of at least $1,000,000 in aggregate principal amount of Bonds (or such lesser amount if such Bonds constitute all of the Bonds then outstanding).

Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Trustee.

Section 2.03.       Form of Bonds.  The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture.

Section 2.04.       Execution of Bonds.  The Bonds shall be executed on behalf of the Issuer with the official manual or facsimile signature of its President and attested with the official manual or facsimile signature of its County Clerk, and shall have impressed or printed thereon the corporate seal of the Issuer.  All authorized facsimile signatures shall have the same force and effect as if manually signed.  In case any officer whose signature or facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery.  The Bonds may be signed on behalf of the Issuer by such persons who, at the time of execution of such Bonds, are duly authorized to hold appropriate offices of the Issuer, although on the date of the Bonds such persons were not so authorized or did not hold such offices.

Only such of the Bonds as shall bear thereon a certificate of authentication in the form set forth in Exhibit A hereto, manually executed by an authorized signatory of the Registrar, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Registrar shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.  Upon authentication of any Bond, the Registrar shall set forth on such Bond the date of such authentication.

Section 2.05.       Transfer and Exchange of Bonds.  Registration of any Bond may, in accordance with the terms of this Indenture, be transferred at the Principal Office of the Registrar, upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.06 hereof, by the Person in whose name it is registered, in person or by its attorney duly authorized in writing, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed.  The Registrar shall require the payment by the Owner of the Bond requesting such transfer of any tax or other governmental charge required to be paid and there shall be no other charge to any Owners for any such transfer.  Whenever any Bond shall be surrendered for registration of transfer, the Issuer shall execute and the Registrar shall authenticate and deliver a new Bond or Bonds of the same tenor and of Authorized Denominations.  No registration of transfer of Bonds shall be required to be made for a period of 15 days next preceding the date on which the Trustee sends by Mail any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required, except the unredeemed portion of any Bond being redeemed in part.

In the event any Owner fails to provide a correct taxpayer identification number to the Trustee, the Trustee may make a charge, or other security, against the Owner sufficient to pay any government charge required to be paid as a result of such failure.  In compliance with Section 3406 of the Code, this amount may be deducted by the Trustee from amounts payable to the Owner under this Indenture or the Bonds.

Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor and of Authorized Denominations.  The Registrar shall require the payment by the Owner of the Bond requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Owners for any such exchange.  No exchange of Bonds shall be required to be made for a period of 15 days next preceding the date on which the Trustee Mails notice of redemption, nor shall any exchange of Bonds called for redemption be required, except the unredeemed portion of any Bond being redeemed in part.

The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name the Bond is registered as the owner thereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not the Bond be overdue, and neither the Issuer, the Registrar, the Trustee, nor any such agent shall be affected by notice to the contrary.

Section 2.06.       Bond Register.  The Registrar will keep or cause to be kept at its Principal Office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times, during regular business hours, be open to inspection by the Issuer, the Trustee and the Company; and, upon presentation for such purpose, the Registrar shall under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, Bonds as hereinbefore provided.

Section 2.07.       Bonds Mutilated, Lost, Destroyed or Stolen.  If any Bond shall become mutilated, the Issuer, upon the request and at the expense of the Owner of said Bond, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor and number in exchange and substitution for the Bond so mutilated, but only upon surrender to the Registrar of the Bond so mutilated.  Every mutilated Bond so surrendered to the Registrar shall be canceled by it and delivered to the Company.  If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Issuer, the Company and the Registrar, and if such evidence shall be satisfactory to them and indemnity satisfactory to them shall be given, the Issuer, at the expense of the Owner, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Registrar may pay the same without surrender thereof).  The Issuer may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the Issuer and the Registrar.  Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

To the extent permitted by law, the provisions of this Section are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or stolen Bonds.

Section 2.08.       Bonds; Limited Obligations.  The Bonds, together with all principal and interest thereon, and premium, if any, with respect thereto are special, limited obligations of the Issuer secured by the Loan Agreement, and shall always be payable solely from the revenues and income derived from the Loan Agreement and the security therefor, and from certain funds and accounts pledged to the Trustee under this Indenture (except to the extent paid out of money attributable to proceeds of the Bonds or the income from the temporary investment thereof), are and shall be a valid claim of the respective Owners thereof only against the revenues and income derived from the Loan Agreement and such other instruments assigned to or held by the Trustee, which revenues and income shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture, the Bond Ordinance and in the Loan Agreement.

The Bonds and the obligation to pay principal and interest thereon and any premium with respect thereto do not now and shall never constitute an indebtedness or general obligation of the Issuer, or a charge against its general credit or the taxing powers of the Village or the State, but shall be secured as aforesaid, and shall be, and shall never give rise to any pecuniary liability of the Issuer, and neither the Issuer, the State nor any other political subdivision thereof shall be liable for the payments of principal of and premium, if any, and interest on the Bonds and the Bonds are payable solely from the revenues and income derived from the Loan Agreement and the security therefor.  No owner of the Bonds shall have the right to demand payment out of any funds to be raised by taxation or from any source other than those specified above.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture, the Bonds, the Loan Agreement or any other related documents, against any past, present or future member of the Board of Commissioners, officer, agent or employee of the Issuer, or any officer, director, employee, trustee or member of any successor entity, as such, either directly or through the Issuer or any successor entity, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officer, director, employee, agent, trustee or member as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of any of the Bonds.

Section 2.09.      Disposal of Bonds.  Upon payment of the principal of, premium, if any, and interest represented thereby or transfer or exchange pursuant to Section 2.05 hereof or replacement pursuant to Section 2.07 hereof, any Bond shall be canceled and such Bond shall be disposed of by the Registrar in accordance with its customary procedures and the Registrar, upon written request of the Company, shall provide evidence satisfactory to the Company of such cancellation and disposition.

Section 2.10.      Book-Entry System.  (a) Unless otherwise determined by the Issuer, the Bonds shall be issued in the form of a single certificated fully-registered Bond, registered in the name of Cede & Co., as nominee of DTC, or any successor nominee (the “Nominee”).  The actual owners of the Bonds (the “Beneficial Owners”) will not receive physical delivery of Bond certificates except as provided herein.  Except as provided in paragraph (d) below, all of the outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this Section shall apply thereto.

(b)           With respect to Bonds registered on the registration books kept by the Registrar in the name of the Nominee, the Issuer, the Company, the Registrar and the Trustee shall have no responsibility or obligation to any DTC Participant or the Beneficial Owners.  Without limiting the immediately preceding sentence, the Issuer, the Company, the Registrar and the Trustee shall have no responsibility or obligation to DTC, any DTC Participant or any Beneficial Owner with respect to (1) the accuracy of the records of DTC, the Nominee or any DTC Participant with respect to any ownership interest in the Bonds, (2) the delivery by DTC or any DTC Participant of any notice with respect to the Bonds, including any notice of redemption, or (3) the payment to any DTC Participant or Beneficial Owner of any amount with respect to principal or purchase price of, or premium, if any, or interest on, the Bonds.  The Issuer, the Company, the Registrar and the Trustee may treat and consider the person in whose name each Bond is registered in the registration books kept by the Registrar as the absolute owner of such Bond for the purpose of payment of principal, purchase price, premium and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever.  The Trustee shall pay all principal of and premium if any, and interest on, the Bonds only to or upon the order of the respective Owners, as shown in the registration books kept by the Registrar, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of, and premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid.  No person other than an Owner, as shown in the registration books kept by the Registrar, shall receive a certificated Bond evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest pursuant to this Indenture.

(c)           The Issuer has executed and delivered to DTC a letter of representations in customary form with respect to the Bonds in book-entry form (the “DTC Representation Letter”).

(d)           DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law.  The Issuer, with the consent of the

Company, may terminate the services of DTC with respect to the Bonds.  Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed to undertake the functions of DTC hereunder, the Issuer, at the expense of the Company, is obligated to deliver Bond certificates to the Beneficial Owners of such Bonds, as described in this Indenture, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Owners transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.  The Trustee, the Registrar and the Issuer may conclusively rely on information provided by DTC and DTC Participants as to the identity of the Owners and the amount owed.

(e)           Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of the Nominee, all payments with respect to principal of, or premium, if any, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the DTC Representation Letter.  Owners shall have no lien or security interest in any rebate or refund paid by DTC to the Trustee which arises from the payment by the Trustee of principal of, or premium, if any, or interest on, the Bonds in immediately available funds to DTC.

Section 2.11.      CUSIP Numbers.  The Issuer in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Owners; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer or the Company will promptly notify the Trustee and the Registrar of any change in any CUSIP number(s).

None of the Issuer, the Registrar nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Bond, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that none of the Issuer, the Registrar nor the Trustee shall be liable for any inaccuracy in such matters.

ARTICLE III

REDEMPTION OF BONDS

Section 3.01.      Redemption of Bonds Generally.  (a) The Bonds are subject to redemption if and to the extent the Company is entitled or required to make and makes a prepayment pursuant to Article IX of the Loan Agreement.  Except as specifically provided in Section 3.03 hereof, the Trustee shall not give notice of any redemption under Section 3.05 hereof unless the Company has so directed in accordance with Section 9.01 of the Loan Agreement; provided that the Trustee may require prepayment of Loan Payments under Section 6.01 of the Loan Agreement in the case of mandatory redemption.

(b)           If the Bonds are to be redeemed in part, they shall only be redeemed in Authorized Denominations and in such manner that the unredeemed portion shall also be in Authorized Denominations.

Section 3.02.      Redemption upon Optional Prepayment.  (a) Extraordinary Optional Redemption.  The Bonds shall be redeemed in whole or in part, and if in part by such method as the Trustee may deem fair and appropriate, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that the Company therefore intends to exercise its option to prepay the payments due under the Loan Agreement in whole or in part pursuant to Section 9.01 of the Loan Agreement and thereby effect the redemption of Bonds in whole or in part:

(i)            the Company shall have determined or concurred in a determination that the continued operation of the Project is impracticable, uneconomical or undesirable for any reason;

(ii)           all or substantially all of the Project shall have been condemned or taken by eminent domain;

(iii)          the operation of the Project shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, State or local regulatory body, administrative agency or other governmental body; or

(iv)          unreasonable burdens or excessive liabilities shall have been imposed upon the Company in respect of all or a part of the Project including, without limitation, federal, State or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement, as well as any statute or regulation enacted or promulgated after the date of the Loan Agreement that prevents the Company from deducting interest in respect of the Loan Agreement for federal income tax purposes.

(b)           Optional Redemption.  The Bonds shall be subject to redemption in whole, or in part by lot, prior to their maturity, at the redemption price of 100% of the principal amount thereof, together with accrued interest to the date of redemption, following receipt by the Issuer and the Trustee of a written notice from the Company pursuant to Section 9.01 of the Loan Agreement and upon prepayment of the related Loan Payments at the option of the Company, on or after October 15, 2020.

Section 3.03.      Mandatory Redemption upon Determination of Taxability.  The Bonds shall be subject to mandatory redemption in whole on any date from amounts which are to be prepaid by the Company under Section 9.02(b) of the Loan Agreement, at a redemption price equal to 100% of the principal amount thereof plus interest accrued, if any, to the redemption date within 60 days following a Determination of Taxability; provided that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would remain Tax-Exempt, then the Bonds shall be redeemed in part by such method as the Trustee may deem fair and appropriate (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined, and as is set forth in such opinion, necessary to accomplish that result.

Section 3.04.      Selection of Bonds for Redemption.  Except as described in Section 3.03 hereof for partial redemptions upon a Determination of Taxability, if less than all of the Bonds are called for redemption the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the outstanding Bonds or such given portion thereof not previously called for redemption, by such method as the Trustee may deem fair and appropriate.  For the purpose of any such selection the Trustee shall (to the extent practicable) assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations.  The Trustee shall promptly notify the Issuer and the Company in writing of the numbers of the Bonds or portions thereof so selected for redemption.

Section 3.05.      Notice of Redemption.  (a) The Trustee, for and on behalf of the Issuer, shall give notice of the redemption of any Bond by Mail, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, to the Owner of such Bond at the address shown on the registration books of the Registrar on the date such notice is mailed and to the Securities Depositories.  Notice of redemption shall also be given to DTC in accordance with the DTC Representation Letter.  The Trustee shall deliver the notice of redemption at the written direction of the Company.  Such written direction is to be received by the Trustee not less than 45 days prior to the date of the mailing of any redemption notice, or such shorter period as is permitted by the Trustee.  Notice of redemption to the Securities Depositories shall be given electronically in accordance with the Securities Depositories standard procedures along with a notice delivered by Mail.  Each notice of redemption shall state the date of such notice, the date of issue of the Bonds to be redeemed, the redemption date, the redemption price, the place of redemption (including the name and appropriate address or addresses of the Trustee), the principal amount, the CUSIP number (if any) of the maturity and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed.  Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Trustee specified in the redemption notice.  Notwithstanding the foregoing, failure by the Trustee to give notice pursuant to this Section 3.05 to any one or more of the Securities Depositories or the insufficiency of any such notices shall not affect the sufficiency of the proceedings for redemption.  Failure to give any required notice of redemption as to any particular Bond shall not affect the validity of the call for redemption of any Bonds in respect of which no such failure has occurred.

(b)           With respect to any notice of optional redemption of Bonds in accordance with Section 3.02(b) hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of Article VII hereof, such notice may state that such redemption is conditioned upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed.  In the event such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such redemption will not take place.

Section 3.06.      Partial Redemption or Purchase of Bonds.  Upon surrender of any Bond redeemed or purchased in part only, the Registrar shall exchange the Bond redeemed or purchased for a new Bond of like tenor and in an Authorized Denomination without charge to the Owner in the principal amount of the portion of the Bond not redeemed or purchased.  In the event of any partial redemption or purchase of a Bond which is registered in the name of Cede & Co., DTC may elect to make a notation on the Bond certificate which reflects the date and amount of the reduction in the principal amount of said Bond in lieu of surrendering the Bond certificate to the Registrar for exchange.  The Issuer, the Company and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption or purchase price for such partial redemption or purchase.

Section 3.07.      No Partial Redemption after Default.  Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default (other than an Event of Default described in Section 8.01(c) hereof) of which an authorized officer of the corporate trust department of the Trustee has actual knowledge, there shall be no redemption of less than all of the Bonds at the time Outstanding.

Section 3.08.      Payment of Redemption Price.  For the redemption of any of the Bonds, the Trustee shall deposit in the Principal Account of the Bond Fund solely out of the revenues and income derived pursuant to the Loan Agreement and the security therefor, and any other moneys constituting the Trust Estate, an amount sufficient to pay the principal of, and premium, if any, and interest to become due on, the Bonds called for redemption on the date fixed for such redemption.  Such deposit shall be reduced by the amount of moneys in the Principal Account of the Bond Fund and used on such redemption date for payment of the principal of, and premium, if any, and accrued interest on, the Bonds to be redeemed.

Section 3.09.      Effect of Redemption.  Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee if such redemption was conditioned thereon, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the Owners of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof, without interest accrued on any funds held to pay such redemption price accruing after the date of redemption.

All Bonds fully redeemed pursuant to the provisions of this Article III shall be canceled upon surrender thereof to the Trustee, which shall upon the written request of the Company, deliver to the Company a certificate evidencing such cancellation.

Section 3.10.      Purchase in Lieu of Optional Redemption.  The Company shall have the option to cause the Bonds to be purchased in lieu of redemption pursuant to Section 3.02(b) hereof.  Such option shall be exercised by the Company by delivering to the Trustee on or prior to the Business Day preceding the redemption date a written direction of the Company specifying that the Bonds shall not be redeemed, but instead shall be subject to purchase pursuant to this Section.  Upon delivery of such notice, the Bonds shall not be redeemed but shall instead be subject to mandatory tender for purchase at a purchase price equal to the redemption price at which the Bonds would have been redeemed hereunder on the date that would have been the redemption date; provided that funds in an amount equal to the purchase price shall be made available to the Trustee on or prior to the purchase date.  Anything herein to the contrary notwithstanding, in no event shall the purchase of Bonds pursuant to this Section 3.10 be deemed to constitute a redemption of such Bonds, except upon the written notice by the Company to the Trustee that the Company has elected to treat such Bonds as paid and retired in full, accompanied by the surrender of said Bonds to the Trustee for cancellation.

Section 3.11.      Company’s Offer to Purchase.  The Company is obligated to make an offer to purchase Bonds upon the occurrence of the following events:

(a)           If the Company or any Restricted Subsidiary consummates a permitted Asset Disposition and on the 361st day after such Asset Disposition, the aggregate amount of Unutilized Net Available Proceeds exceeds $25.0 million, the Company is required to direct the Trustee to notify the Bondholders of an Offer to Purchase all or a portion of the Bonds (in an amount determined in accordance with Section 4.09 of the Loan Agreement) for a price equal to 100% of the principal amount thereof, plus accrued interest to the purchase date.  If the amount of Bonds tendered for purchase exceeds the amount required to be used to purchase Bonds, the Trustee shall select the Bonds or any given portion thereof to be purchased from the tendered Bonds by such method as the Trustee may deem fair and appropriate.  For the purpose of any such selection the Trustee shall (to the extent practicable) assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations.  The Trustee shall promptly notify the Issuer and the Company in writing of the numbers of the Bonds or portions thereof so selected for purchase.

(b)           If a Change of Control occurs, each Bondholder shall have the right to require the Company to purchase all or any part of such Holder’s Bonds pursuant to a Change of Control Offer, in an amount equal to 101% of the aggregate principal amount of the Bonds plus accrued interest to the purchase date.  The Company is required to direct the Trustee to notify the Bondholders of the occurrence of the Change of Control and the purchase price and the purchase date as set forth in Section 9.04 of the Loan Agreement.

ARTICLE IV

GENERAL COVENANTS

Section 4.01.      Payment of Bonds.  (a) The Issuer covenants that it will promptly pay or cause to be paid the principal of, and premium, if any, and interest on, every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bonds, provided that the principal, premium if any, and interest are payable by the Issuer solely from amounts payable under the Loan Agreement, the Bond Guarantee and certain funds and account pledged to the Trustee under this Indenture and nothing in the Bonds or this Indenture shall be considered as assigning or pledging any other funds or assets of the Issuer other than the Trust Estate.  Pursuant to Article XI of the Loan Agreement, the Bonds may also be secured from time to time by the delivery of additional Subsidiary Bond Guarantees.

(b)           Each and every covenant made herein by the Issuer is predicated upon the condition that the Issuer shall not in any event be liable for the payment of the principal of, or premium, if any, or interest on the Bonds, or the performance of any pledge, obligation or agreement created by or arising under this Indenture or the Bonds from any property other than the Trust Estate; and, further, that neither the Bonds nor any such obligation or agreement of the Issuer shall be construed to constitute an indebtedness or a lending of credit of the Issuer within the meaning of any constitutional or statutory provision whatsoever, or constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit.

(c)           For the payment of interest on the Bonds, the Trustee shall deposit in the Interest Account on or prior to each Interest Payment Date, all moneys designated as payments for interest on the Bonds and paid on behalf of the Company pursuant to the Loan Agreement or paid by the Guarantor pursuant to the Bond Guarantee (or paid by any other Subsidiary Guarantor pursuant to any other Subsidiary Bond Guarantee), an amount sufficient to pay the interest to become due on such Interest Payment Date.  Such deposit shall be reduced by the amount of moneys in the Interest Account available on the Interest Payment Date for the payment of the interest on the Bonds.

(d)           For payment of the principal of the Bonds upon redemption, maturity or acceleration of maturity, the Trustee shall deposit in the Principal Account, on or prior to the redemption date or the maturity date (whether accelerated or not) of the Bonds, all moneys designated as payments of principal of the Bonds and paid on behalf of the Company pursuant to the Loan Agreement or paid by the Guarantor pursuant to the Bond Guarantee (or paid by any other Subsidiary Guarantor pursuant to any other Subsidiary Bond Guarantee).  Such deposit shall be reduced by the amount of moneys in the Principal Account available on the redemption date or the maturity date (whether accelerated or not) for the payment of the principal of the Bonds.

Section 4.02.      Performance of Covenants by Issuer; Issuer; Due Execution.  The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto; provided, however, that except for the matters set forth in any documents hereof relating to payment of the Bonds, the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Company or by the Trustee, or shall have received the instrument to be executed and at the option of the Issuer shall have received from the party requesting such action or execution assurance satisfactory to the Issuer that the Issuer shall be reimbursed for its reasonable expenses, including legal counsel fees, incurred or to be incurred in connection with taking such action or executing such instrument.

The Issuer represents that it is duly authorized under the Constitution and laws of the State, including particularly the Bond Ordinance, to issue the Bonds and to execute this Indenture, to execute and deliver the Loan Agreement, to grant the security interest herein provided, to assign and pledge the Loan Agreement and amounts payable thereunder, and to assign and pledge the amounts hereby assigned and pledged in the manner and to the extent herein set forth, that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the Owners are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

The Issuer shall fully cooperate with the Trustee and with the Owners of the Bonds to the end of fully protecting the rights and security of the Owners of any Bonds.

Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Owners of the Bonds may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be reasonably required to carry out the purposes of this Indenture.

Anything contained in this Indenture to the contrary notwithstanding, it is hereby understood and agreed that all of the representations and warranties or covenants of the Issuer contained in this Indenture are subject to the limitations set forth in Section 2.08 hereof and are not intended to and do not create a general or primary obligation of the Issuer.  The Bonds do not and shall never become general obligations of the Issuer, but are limited obligations payable solely and only from the Trust Estate, and as authorized by the Bond Ordinance and provided herein. No covenant or agreement contained in the Bonds, in this Indenture or in any other agreement referred in this Indenture shall be deemed to be the covenant or agreement of any member of the Board of Commissioners, officer, agent or employee of the Issuer in his or her individual capacity, and neither such persons nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 4.03.      Defense of Issuer’s Rights.  The Issuer agrees that the Trustee may defend the Issuer’s rights to the payments and other amounts due under the Loan Agreement, for the benefit of the Owners of the Bonds, against the claims and demands of all persons whomsoever.  The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming to the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of, and premium, if any, and interest on, the Bonds.  The Issuer covenants and agrees that, except as herein and in the Loan Agreement provided, it will not sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Trust Estate.

Section 4.04.      Recordation and Other Instruments.  In order to perfect the security interest of the Trustee in the Trust Estate, the Issuer, to the extent permitted by law, will execute such financing statements, naming the Trustee as assignee and pledgee of the Trust Estate assigned and pledged under this Indenture for the payment of the principal of, premium, if any, and interest on the Bonds and as otherwise provided herein, and the Trustee will cause the same to be duly filed and recorded, as the case may be, in the appropriate State and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State, as from time to time amended.  To continue the security interest evidenced by such financing statements, the Trustee shall file and record or cause to be filed and recorded such necessary continuation statements or supplements thereto and other instruments from time to time as may be required pursuant to the provisions of the said Uniform Commercial Code or other similar law to fully preserve and protect the security interest of the Trustee in the Trust Estate.  The Issuer, to the extent permitted by law, at the expense of the Company, shall execute and cause to be executed any and all further instruments as shall be reasonably required by the Trustee for such protection and perfection of the interests of the Trustee, the registered owners and the Trustee shall file and refile or cause to be filed and refiled such continuation statements which shall be necessary to preserve and perfect the lien of this Indenture upon the Trust Estate until the principal of, premium, if any, and interest on the Bonds issued hereunder shall have been paid or provision for their payment shall be made as herein provided.

Section 4.05.      Rights under Loan Agreement.  The Loan Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, including provisions that, subsequent to the issuance of the Bonds and prior to the payment in full or provision for payment thereof in accordance with the provisions hereof, the Loan Agreement (except as expressly provided therein) may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, as evidenced by an Opinion of Counsel, as provided in Article XI hereof, and reference is hereby made to the Loan Agreement for a detailed statement of such covenants and obligations of the Company, and the Issuer agrees that the Trustee in its name or (to the extent required by law) in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Loan Agreement, whether or not the Issuer is in default hereunder.  The Issuer shall cooperate with the Trustee in enforcing the obligations of the Company to pay or cause to be paid all amounts payable by the Company under the Loan Agreement.

Section 4.06.      Prohibited Activities.  Subject to the limitations on its liability as stated herein and to the extent permitted by law, the Issuer covenants and agrees that it has not knowingly engaged and will not knowingly engage in any activities and that it has not knowingly taken and will not knowingly take any action which might result in any interest on the Bonds becoming includable in the gross income of the owners thereof for purposes of federal income taxation.

Section 4.07.      No Disposition of Trust Estate.  Except as permitted by this Indenture, the Issuer shall not sell lease, pledge, assign or otherwise encumber or dispose of its interest in the Trust Estate and will promptly pay (but only from the revenues and income derived pursuant to the Loan Agreement and the security therefor, and any other moneys constituting the Trust Estate) or cause to be discharged, or make adequate provision to discharge, any lien or charge on any part thereof not permitted hereby.

Section 4.08.      Access to Books.  All books and documents in the possession of the Issuer relating to the revenues and income derived pursuant to the Loan Agreement and the security therefor, and any other moneys constituting the Trust Estate shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate.  If requested by the Trustee, such inspection shall occur annually at a time convenient for the Issuer and the Trustee.

Section 4.09.      Source of Payment of Bonds.  The Bonds are not general obligations of the Issuer, nor are they payable in any manner from revenues raised by taxation, but are limited obligations payable solely from the revenues and income derived pursuant to the Loan Agreement and the security therefor, the Bond Guarantee and any other Subsidiary Bond Guarantees delivered from time to time and any other moneys constituting the Trust Estate.  The revenues and income derived pursuant to the Loan Agreement and the security therefor, and any other moneys constituting the Trust Estate have been pledged and assigned as security for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of, and premium, if any, and interest on, the Bonds, except as may be otherwise expressly authorized in this Indenture or the Loan Agreement.

Section 4.10.      Provisions for Payment of Expenses.  The Issuer shall not be obligated to execute any documents or take any other action under or pursuant to this Indenture, the Loan Agreement, or any other document in connection with the Bonds unless and until provision for the payment of expenses of the Issuer, including legal counsel fees, shall have been made.  Provision for expenses shall be deemed to have been made upon arrangements reasonably satisfactory to the Issuer for the provision of expenses being agreed upon by the Issuer and the party requesting such execution.

ARTICLE V

FUND AND ACCOUNTS; DEPOSIT AND APPLICATION OF BOND PROCEEDS

Section 5.01.      Creation of Bond Fund and Accounts; Rebate Fund.  (a) There is hereby created by the Issuer and ordered established a separate Bond Fund, to be held by the Trustee and to be designated “The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 Bond Fund” and therein created (i) a Principal Account and (ii) an Interest Account.

(b)           For purposes of complying with the requirements of Section 148 of the Code, there is hereby created by the Issuer and ordered established a separate Rebate Fund, to be held by the Trustee and to be designated “The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 Rebate Fund,” to make arbitrage payments as contemplated by the Tax Agreement.

Section 5.02.      Application of Bond Proceeds.  (a) The Issuer shall loan all proceeds from the sale of the Bonds to the Company and the Issuer shall cause the proceeds of the initial sale of the Bonds to be deposited with the Trustee in the “Project Fund,” which is hereby created with the Trustee.  The Trustee will hold those proceeds in trust for the benefit of the Company and the Bondholders and will apply the proceeds in accordance with this Section 5.02.

Moneys in the Project Fund will be allocated for federal income tax purposes to the payment of the Project Costs, or to the reimbursement of the Company for Project Costs paid by it.  The Trustee shall disburse moneys in the Project Fund upon receipt of a requisition, substantially in the form as attached hereto as Exhibit B, signed by an Authorized Company Representative stating with respect to each disbursement to be made, the following:

(i)            the name and address of the person, firm or corporation to whom payment is due or has been made (which may include the Company) is set forth on Schedule I attached thereto;

(ii)           the amount to be or which has been paid is set forth on Schedule I attached thereto;

(iii)          that the costs of an aggregate amount set forth in such requisition have been or will be made or incurred or financed and were or will be necessary for the Project and were made or incurred in accordance with the construction contracts, plans and specifications and building permits therefor then in effect;

(iv)          that the amount paid or to be paid, as set forth in such requisition, represents a part of the amount that is or will be due and payable for Project Costs and was or will be made in accordance with the terms of any contracts applicable thereto and in accordance with usual and customary practice under existing conditions;

(v)           that no part of the Project Costs was included within the costs referred to in any requisition previously filed with the Trustee under the provisions of this Indenture;

(vi)          that (A) the withdrawal of moneys from the Project Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement or Project Certificate and (B) any Favorable Opinion of Bond Counsel required to be delivered as a result of changes in the use of Project Fund moneys pursuant to Section 3.04 of the Loan Agreement has been delivered to the Trustee and the Issuer;

(vii)         that the amount remaining in the Project Fund, together with (A) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs and (B) expected investment earnings to be deposited into the Project Fund pursuant to this Indenture, will, after payment of the amount requested in said requisition, be sufficient to pay the costs of completing the Project substantially in accordance with the construction contracts, plans and specifications and building permits therefor, if any, then in effect; and

(viii)        that the amounts paid or to be paid as set forth in the requisition are properly payable under the terms of this Indenture and that all conditions precedent to payment as prescribed in this Indenture have been satisfied.

The Company shall attach to each requisition a list of invoices or bills of sale covering all items for which payment is being requested in such requisition issued by the manufacturers, suppliers or other sellers of such items.  The invoices or bills shall be available for review by the Trustee in the offices of the Company; provided that the Trustee shall have no duty or obligation to review such invoices and may conclusively rely on such requisitions.

To the extent that the Company leases from third parties or otherwise provides items for the Project from sources other than funds on deposit in the Project Fund, the costs thereof shall not be included in the Project Costs referred to above.

The Trustee will maintain adequate records pertaining to the proceeds of the Bonds held by it and all disbursement from them made by the Trustee.

(b)           Completion Date.  The Company is required to deliver to the Issuer and the Trustee within 90 days after the completion of the Project a certificate as described below (the “Completion Certificate”) signed by an Authorized Company Representative stating the following:

(i)            All portions of the Project have been fully completed in accordance with the plans and specifications therefor, as then amended, and the Completion Date.

(ii)           Such person has made such investigation of such sources of information as are deemed by such person to be necessary, including pertinent records of the Company, and is of the opinion that the Project has been fully paid for and no claim or claims exist against the Company or against the properties of the Company or, to the best of such person’s knowledge, against the Issuer or against the properties of the Issuer, out of which a lien based on furnishing labor or material for the Project exists or might ripen; provided, however, there may be excepted from the foregoing statement any claim or claims out of which a lien exists or might ripen in the event that the Company intends to contest such claim or claims, in which event such claim or claims shall be described; provided, further, however, that in such event such certificate shall state that funds are on deposit in the Project Fund which, together with (i) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the

Company to be applied, to pay the Project Costs, and (ii) expected investment earnings to be deposited into the Project Fund pursuant to this Indenture, are sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim or claims.  In the event such certificate shall state that there is a claim or claims in controversy which create or might ripen into a lien, there shall be filed with the Issuer and the Trustee a certificate of the Authorized Company Representative stating that such claim or claims have been paid when the same has in fact occurred.

(iii)          The withdrawal of moneys from the Project Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement.

(iv)          All Favorable Opinions of Bond Counsel required to be delivered as a result of changes made pursuant to Section 3.03 of the Loan Agreement have been delivered to the Trustee and the Issuer.

(c)           Disposition of Fund Moneys after Project Is in Service or upon Determination Not to Complete All Components of the Project.  Any moneys (“Excess Funds”) (including investment proceeds) remaining in the Project Fund or any other Bond proceeds (including investment earnings) not allocated for federal income tax purposes to Project Costs on the earlier of the following dates (the “Remedial Action Date”): (i) the date on which the Company determines that all components of the Project will not be completed; or (ii) the date on which all components of the Project are placed in service (i.e., the date the complete Project is operating at substantially the level for which it is designed) (the “Placed in Service Date”), shall be used in accordance with Treasury Regulation 1.144-2 for one or more of the following purposes:

(i)            at the written direction of the Authorized Company Representative, for the payment, in accordance with the provisions of this Indenture, of any Project Costs not theretofore paid;

(ii)           at the written direction of the Authorized Company Representative, for transfer, first to the Rebate Fund, any amounts required by the Tax Agreement and Section 6.04 hereof; and second, to the payment of costs of other facilities qualifying under the Bond Ordinance;

(iii)          at the written direction of the Authorized Company Representative, for transfer to the Interest Account to pay interest on the Bonds;

(iv)          at the written direction of the Authorized Company Representative, (A) to pay, on or before 90 days following the Remedial Action Date, all or part of the price of purchasing a portion of the Bonds in the open market or at private sale, at a purchase price not in excess of 100% of the principal amount of such Bonds plus accrued interest to the date of such purchase for the purpose of cancellation;

(B)           if the Bonds are callable within 90 days following the Remedial Action Date, to pay, on or before 90 days following the Remedial Action Date, for transfer to the Bond Fund, to pay all or part of the redemption price of a portion of the Bonds; or

(C)           if the Bonds are not callable within 90 days following the Remedial Action Date, for transfer into an escrow account established with the Trustee, upon filing by the Company required notice to the Internal Revenue Service, such transfer and notice to be on or before 90 days following the Remedial Action Date, to be used to pay, on the first date on which Bonds may be redeemed, but in any event within ten and one-half years from the date of issuance of the Bonds, all or part of the redemption price of a portion of the Bonds;

provided, that, except for the purpose described in subparagraph (i) above, no money, including earnings on the investment on such moneys, may be so used unless and until the Trustee has been furnished with Favorable Opinion of Bond Counsel; provided, further, that the earnings on the investment of the moneys on deposit in such escrow account described in subparagraph (iv)(C) above shall be transferred on each Interest Payment Date on the Bonds to the Interest Account and shall be used to pay interest on the Bonds coming due on such Interest Payment Date; and provided, further, that, until used for the foregoing purpose described in subparagraph (iv)(C) above, moneys on deposit in such escrow account may be invested in investments authorized by Section 6.01 hereof, but may not be invested to produce a yield on such moneys (computed from the Placed in Service Date and taking into account any investment of such moneys during the period from the Placed in Service Date until such moneys were deposited in such escrow account) greater than the yield on the Bonds from which such proceeds were derived, all as such terms are used in and determined in accordance with the Code and regulations promulgated thereunder.  A verification report with respect to the calculation of such yield on the escrow account and the yield on the Bonds by a firm of nationally recognized certified public accountants will be provided to the Trustee.

(e)           Investment of Project Fund Moneys.  Moneys on deposit in the Project Fund may be invested in accordance with the provisions of Article VI hereof.

(f)            Redemption; Event of Default.  If the Company is required to, or shall elect to redeem the Bonds in whole, any balance in the Project Fund shall be deposited in the Bond Fund.  If an Event of Default occurs and the maturity of the Bonds is accelerated, the Trustee will to the extent necessary transfer moneys in the Project Fund to the Bond Fund, regardless of the other provisions of this Section.

Section 5.03.       Deposits into the Funds; Use of Moneys in the Funds.  (a)  On each Interest Payment Date the Trustee shall pay out of the Interest Account, the interest due on the Bonds, and further pay out of the Interest Account any amounts required for the payment of accrued interest upon any purchase or redemption of the Bonds.

(b)           The Trustee shall on each redemption date or maturity date, pay out of the Principal Account, the principal amount, if any, due on the Bonds, upon the presentation and surrender of the requisite Bonds in accordance with the terms hereof.

(c)           In connection with purchases of Bonds out of the Bond Fund as provided in this Section, the Company shall arrange and the Trustee shall execute such purchases (through brokers or otherwise, and with or without receiving tenders) at the written direction of the

Company; provided, however, that the Trustee may not effect such purchases through a broker unless the Company shall have previously approved in writing the use of such broker and the amount of such broker’s fees.  The payment of the purchase price shall be made out of the moneys deposited in the Principal Account and the payment of accrued interest shall be made out of moneys deposited in the Interest Account.

(d)           In the event that a deficiency shall exist in any account of the Bond Fund on any Interest Payment Date after giving effect to any transfers made pursuant to Sections 5.02 and 5.03 hereof, the Trustee shall make demand on the Company for such deficiency.

Section 5.04.       Bonds Not Presented for Payment of Principal.  In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or the acceleration of maturity, or in the event that any interest thereon is unclaimed, if moneys sufficient to pay such Bonds or interest are held by the Trustee, the Trustee shall segregate and hold such moneys in trust (but shall not invest such moneys), without liability for interest thereon, for the benefit of Owners of such Bonds who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds or interest.  Such Bonds which shall not have been so presented for payment shall be deemed paid for any purposes of this Indenture.

Any moneys which the Trustee shall segregate and hold in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid by the Trustee to the Company upon written request of an Authorized Company Representative.  After the payment of such unclaimed moneys to the Company, the Owner of such Bond shall look only to the Company for payment, and then only to the extent of the amount so repaid to the Company, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money, and all liability of the Issuer and the Trustee with respect to such moneys shall thereupon cease.

Neither the Company nor the Issuer shall have any right, title or interest in or to any moneys held by the Trustee pursuant to this Section.  The Trustee shall not be liable to the Issuer or any Owner for interest on funds held by it for the payment and discharge of the principal, interest, or premium on any of the Bonds to any Owner.

Section 5.05.       Payment to the Company.  After the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Issuer to the Owners shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Section 5.04 and Article VII hereof, and all fees, expenses and other amounts payable to the Registrar, the Trustee and the Issuer pursuant to any provision of this Indenture shall have been paid, any moneys remaining in the Bond Fund and the Rebate Fund shall be paid to the Company upon request of an Authorized Company Representative, other than any unclaimed moneys held pursuant to Section 5.04.  The Trustee may conclusively rely on certificates of the Registrar as to the amount of any fees, expenses and other amounts owing to it.

ARTICLE VI

INVESTMENTS

Section 6.01.       Investment of Moneys in Funds.  Subject to Section 4.06 hereof and the provisions of the Tax Agreement, moneys in the Bond Fund, the Project Fund and the Rebate Fund may be invested and reinvested in Cash Equivalents.  Such investments shall be made by the Trustee, as specifically directed and designated by the Company in a certificate of an Authorized Company Representative.  Each such certificate shall contain a statement that each investment so designated by the Company constitutes a Cash Equivalent and can be made without violation of any provision hereof or of the Loan Agreement, the Tax Agreement or applicable law.  The Trustee shall be entitled to rely on each such certificate or advice and shall incur no liability for making any such investment so designated or for any loss, fee, tax or other charge incurred in selling such investment or for any action taken pursuant to this Section that causes the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code.  No investment instructions shall be given by the Company if the investments to be made pursuant thereto would violate any covenant set forth in Section 4.06 hereof or the provisions of the Loan Agreement or the Tax Agreement.  The Trustee is hereby authorized, in making or disposing of any investment permitted by this Section 6.01, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or for any third person or dealing as principal for its own account.  The Trustee shall not be responsible for any loss on any investment made in accordance herewith.  Absent the provision of investment instructions hereunder, the Trustee shall invest such funds in the Cash Management Institutional Shares under the Dreyfus Fund (#288) or a money market mutual fund registered under the Investment Company Act of 1940 (including those of an affiliate of the Trustee or for which the Trustee or any of its affiliates provides management advisory or other services) which invests in (i) short-term securities issued or guaranteed by the United States Government, its agencies or instrumentalities and/or (ii) repurchase agreements relating to such securities.

Section 6.02.       Conversion of Investment to Cash.  As and when any amounts so invested may be needed for disbursements from the Bond Fund, the Project Fund or the Rebate Fund, the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such fund.  As long as no Event of Default shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of such investments; provided that the Trustee shall be entitled to conclusively assume the absence of any Event of Default unless it has notice thereof within the meaning of Section 9.05 hereof.

Section 6.03.       Credit for Gains and Charge for Losses.  Gains from investments shall be credited to and held in, and losses shall be charged to, the fund or account from which the investment is made.

Section 6.04.       Payments into Rebate Fund; Application of Rebate Fund.  (a) The Rebate Fund and the amounts deposited therein shall not be subject to a security interest, pledge, assignment, lien or charge in favor of the Trustee or any Bondholder or any other Person.

(b)           The Trustee shall deposit funds into and disburse funds from the Rebate Fund as directed in writing by the Company in accordance with the terms hereof and the Tax Agreement.  The Trustee shall deposit into the Rebate Fund any payments received from the Company for purposes of ultimate rebate to the United States in respect of the Bonds.  The amount required to be held in the Rebate Fund in respect of the Bonds at any point in time is determined pursuant to the requirements of the Code, including particularly Section 148(f) of the Code.  Moneys in the Rebate Fund neither will be pledged to nor are expected to be used to pay debt service on the Bonds.  Amounts in the Rebate Fund may be invested without regard to yield.

(c)           The Company has agreed in the Tax Agreement to calculate the Rebate Amount at least each Computation Period, and annually at its discretion or as may be required for the preparation of its annual financial statements.  In the event that the amounts available in the Rebate Fund are insufficient to pay the required rebate payment, the Company shall pay all amounts required to the Trustee for payment to the United States of America.

ARTICLE VII

DEFEASANCE

Section 7.01.       Defeasance.  If the Issuer shall pay or cause to be paid to the Owner of any Bond secured hereby the principal of, and premium, if any, and interest due and payable, and thereafter to become due and payable, upon such Bond or any portion of such Bond in an Authorized Denomination thereof, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture.

If the Issuer shall pay or cause to be paid the principal of, and premium if any, and interest due and payable on, all Outstanding Bonds, and thereafter to become due and payable thereon, and shall pay or cause to be paid all other sums payable hereunder by the Issuer, including any necessary and proper fees, compensation and expenses of the Trustee and the Registrar, then, and in that case, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void.  In such event, the Trustee shall assign, transfer and turn over the Trust Estate to the Company and any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture shall be paid to the Company upon the request of an Authorized Company Representative, other than any unclaimed moneys held pursuant to Section 5.04.  The Trustee may conclusively rely on certificates of the Registrar as to the amount of any fees, expenses and other amounts owing to it.

All or any portion of Bonds (in Authorized Denominations) shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning of this Article VII and for all purposes of this Indenture when:

(a)           in the event said Bonds or portions thereof have been selected for redemption in accordance with Section 3.04 hereof, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to the Trustee irrevocable instructions to give, on a date in accordance with the provisions of Section 3.05 hereof, notice of redemption of such Bonds or portions thereof;

(b)           there shall have been deposited with the Trustee moneys in an amount sufficient (without relying on any investment income), in the opinion of a firm of nationally recognized certified public accountants, to pay when due the principal of, and premium, if any, and interest due and to become due (which amount of interest to become due shall be calculated at the actual rate borne by such Bonds) on said Bonds or portions thereof on and prior to the redemption date or maturity date thereof, as the case may be;

(c)           in the event said Bonds or portions thereof do not mature and are not to be redeemed within the next succeeding 60 days, the Company on behalf of the Issuer shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 3.05 hereof, and a notice to the Owners of said Bonds or portions thereof that the deposit required by clause (b) above has been made with, and the opinion required by clause (b) above has been delivered to, the Trustee and that said Bonds or portions thereof are deemed to have been paid in accordance with this Article VII and stating the maturity date or redemption date upon which moneys are to be available for the payment of the principal of, and premium, if any, and interest on, said Bonds or portions thereof; and

(d)           the Trustee shall have received a Favorable Opinion of Bond Counsel with respect to such deposit.

Moneys deposited with the Trustee pursuant to this Article VII shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, premium, if any, and interest on said Bonds or portions thereof; provided that such moneys, if not then needed for such purpose, shall to the extent practicable, be invested and reinvested in Government Obligations maturing on or prior to the Interest Payment Date next succeeding the date of investment or reinvestment, and interest earned from such investments shall be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge.  If payment of less than all the Bonds is to be provided for in the manner and with the effect provided in this Article VII, the Trustee shall select such Bonds or portion of such Bonds in the manner specified by Section 3.04 hereof for selection for redemption of less than all Bonds in the principal amount permitted by Section 3.01(b) hereof.

Notwithstanding that all or any portion of the Bonds are deemed to be paid within the meaning of this Article VII, the provisions of this Indenture relating to (i) the registration and exchange of Bonds, (ii) replacement of mutilated, lost, destroyed or stolen Bonds, (iii) payment of the Bonds from the moneys deposited as described in this Article and (iv) payment, compensation, reimbursement and indemnification of the Trustee and the Registrar shall remain in full force and effect with respect to all Bonds until the maturity date thereof or the last date fixed for redemption of all Bonds prior to maturity and, in the case of clause (iv), until payment, compensation, reimbursement or indemnification, as the case may be, of the Trustee and the Registrar.

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.01.       Events of Default.  Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default”:

(a)           a failure to pay the principal of or premium, if any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise;

(b)           a failure to pay an installment of interest on any of the Bonds for a period of 30 days after the date upon which such interest has become due and payable;

(c)           a failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in this Section 8.01(a) and Section 8.01(b)) contained in the Bonds or in this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee by registered or certified mail which shall give such notice at the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding, unless the Trustee, or the Trustee and the Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer or the Company on behalf of the Issuer within such period and is being diligently pursued;

(d)           an “Event of Default” under the Loan Agreement has occurred and is continuing; or

(e)           an event of default under a Subsidiary Bond Guarantee has occurred and is continuing.

Section 8.02.       Acceleration; Other Remedies.  (a) If an Event of Default described in Section 8.01(a) or Section 8.01(b), an Event of Default described in Section 8.01(d) hereof resulting from an “Event of Default” under Section 8.01(a) or Section 8.01(b) of the Loan Agreement; or an event of default under a Subsidiary Bond Guarantee resulting from a failure to pay principal of or interest on the Bonds, has occurred and has not been cured or waived, then the Trustee may, or upon the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding, the Trustee shall, by written notice by registered or certified mail to the Issuer and the Company, declare the Bonds to be immediately due and payable, whereupon the Bonds shall without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof by Mail to all Owners of Outstanding Bonds.  Upon any

declaration of acceleration, the Trustee shall immediately exercise such rights as it may have under the Loan Agreement or the Subsidiary Bond Guarantees.  If an Event of Default described in Section 8.01(d) hereof resulting from an “Event of Default” under Section 8.01(g) or 8.01(h) of the Loan Agreement involving the Company occurs, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Bonds then outstanding will ipso facto become due and payable.

(b)           The provisions of Section 8.02(a) hereof are subject further to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall cause the Company to deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds, any unpaid purchase price and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum then borne by the Bonds) and such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and all Events of Default (other than nonpayment of the principal of Bonds which shall have become due by said declaration) shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled; provided, however, that no such waiver, rescission and annulment shall extend to or affect any other Event of Default or subsequent Event of Default or impair any right, power or remedy consequent thereon.  The Trustee shall send notice of any rescission to the Company.

(c)           Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion, may, and upon the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction (except against its own negligence or willful misconduct) shall in its own name and as the Trustee of an express trust:

(i)            by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners under, and require the Issuer or the Company to carry out any agreements with or for the benefit of the Owners of Bonds and to perform its or their duties under, the Bond Ordinance, the Loan Agreement and this Indenture, provided that any such remedy may be taken only to the extent permitted under the applicable provisions of the Loan Agreement or this Indenture, as the case may be;

(ii)           bring suit upon the Bonds;

(iii)          by action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Owners of Bonds; or

(iv)          by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of Bonds.

In exercising such rights and the rights given the Trustee under this Article VIII, the Trustee will take such action as, in the judgment of the Trustee applying the standards described in Section 9.17 hereof, would best serve the interests of the Bondholders.

(d)           The Trustee shall waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal upon the written request of the Owners of (i) a majority in principal amount of all Outstanding Bonds in respect of which default in the payment of principal or purchase price of or interest on the Bonds exists or (ii) a majority in principal amount of all Outstanding Bonds in the case of any other Event of Default; provided, however, that (x) there shall not be waived any Event of Default specified in Section 8.01(a) or Section 8.01(b) hereof unless prior to such waiver or rescission the Issuer shall have caused to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal and purchase price of any and all Bonds which shall have become due otherwise than by reason of such declaration of acceleration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum then borne by the Bonds) and (y) no Event of Default shall be waived unless (in addition to the applicable conditions as aforesaid) there shall have been deposited with the Trustee such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee.  In case of any waiver or rescission described above, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or concluded or determined adversely, then and in every such case the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively; provided, further, that no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

Section 8.03.       Restoration to Former Position.  In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

Section 8.04.       Owners’ Right to Direct Proceedings.  Anything in this Indenture, the Loan Agreement or the Subsidiary Bond Guarantees to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Owners of a majority in principal amount of the Bonds then Outstanding, shall have the right, by an instrument in writing executed and delivered to the Trustee and upon furnishing to the Trustee indemnity satisfactory to it (except against its own negligence or willful misconduct), to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture, the Loan Agreement or the Subsidiary Bond Guarantees or exercising any trust or power conferred on the Trustee by this Indenture, the Loan Agreement or the Subsidiary Bond Guarantees, provided that such direction shall not be other than in accordance with the provisions of law, the Loan Agreement, this Indenture and the Subsidiary Bond Guarantees and shall not result in any personal liability of the Trustee.

Section 8.05.       Limitation on Owners’ Right to Institute Proceedings.  No Owner shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or in the Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as herein above provided and unless the Owners of not less than a majority in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do after the right to institute said suit, action or proceeding under Section 8.02 hereof shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby (except against its own negligence or willful misconduct), and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding, it being understood and intended that no one or more of the Owners shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture or the rights of any other Owner, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to any Owners).

Section 8.06.       No Impairment of Right to Enforce Payment.  Notwithstanding any other provision in this Indenture, the right of any Owner to receive payment of the principal or purchase price of, and premium, if any, and interest on, its Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.

Section 8.07.       Proceedings by Trustee Without Possession of Bonds.  All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners, subject to the provisions of this Indenture.

Section 8.08.       No Remedy Exclusive.  Except as provided in Section 2.07, no remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Loan Agreement, or now or hereafter existing at law or in equity or by statute; provided, however, that any conditions set forth herein to the taking of any remedy to enforce the provisions of this Indenture, the Bonds or the Loan Agreement shall also be conditions to seeking any remedies at law or in equity or by statute pursuant to this Section 8.08.

Section 8.09.       No Waiver of Remedies.  No delay or omission of the Trustee or of any Owner to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein; and every power and remedy given by this Article VIII to the Trustee and to the Owners, respectively, may be exercised from time to time and as often as may be deemed expedient.

Section 8.10.       Application of Moneys.  Any moneys received by the Trustee, by any receiver or by any Owner pursuant to any right given or action taken under the provisions of this Article VIII, after payment of the fees, costs and expenses, liabilities and advances incurred or made by the Trustee or its agents or Counsel (provided that moneys held for Bonds not presented for payment or deemed paid pursuant to Section 5.04 or Article VII hereof shall not be used for purposes other than payment of such Bonds), shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

(a)           Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of all installments of interest then due on each Bond, with interest on overdue installments of interest, if lawful at the rate per annum then borne by such Bond, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) with interest on each Bond at its rate from the respective dates upon which it became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, in each case to the persons entitled thereto, without any discrimination or privilege.

(b)         If the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal as aforesaid, without preference or priority of principal over interest or interest over principal or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c)          If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article VIII then, subject to the provisions of subparagraph (b) of this Section 8.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of subparagraph (a) of this Section 8.10.

Whenever the Trustee shall apply such funds, it shall fix the Bond Payment Date upon which such application is to commence and upon such Bond Payment Date interest on the amounts of principal and interest to be paid on such Bond Payment Date shall cease to accrue.  The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such Bond Payment Date by Mail to all Owners of Outstanding Bonds and shall not be required to make payment to any Owner until such Bond shall be presented to the Registrar for appropriate endorsement or cancellation if fully paid.

Section 8.11.       Severability of Remedies.  It is the purpose and intention of this Article VIII to provide rights and remedies to the Trustee and the Owners which may be lawfully granted under the provisions of the Bond Ordinance, but should any right or remedy herein granted be held to be unlawful the Trustee and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.

ARTICLE IX

TRUSTEE; REGISTRAR

Section 9.01.       Acceptance of Trusts; Representations, Warranties and Covenants of the Trustee.  The Issuer has appointed Citibank N.A., as Trustee (and paying agent for the Bonds).  The Trustee hereby accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article IX, to all of which the Issuer agrees and the respective Owners agree by their acceptance of delivery of any of the Bonds.  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default, undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenant shall be read into this Indenture against the Trustee.

All federal, State and local governmental, public, and regulatory authority approvals, consents, notices, authorizations, registrations, licenses, exemptions, and filings that are required to have been obtained or made by the Trustee with respect to the authorization, execution, delivery, and performance by, or the enforcement against or by, the Trustee of this Indenture have been obtained and are in full force and effect and all conditions of such approvals, consents, notices, authorizations, registrations, licenses, exemptions and filings have been fully complied with.

The Trustee is not (i) required to qualify or obtain any certificate of authority to do business in the State of Illinois or (ii) subject to any filing requirement to make any or to pay any fees or taxes required of foreign entities doing business in the State of Illinois, in either case solely as a result of executing, delivering or performing this Indenture.

The Trustee has a combined capital and surplus of at least $50,000,000 or, alternatively, a liability policy having the type of coverage and in an amount acceptable to the Issuer and the

Company.  The Trustee has an operations group of at least four experienced trust officers, with primary responsibility for municipal bond issues.  The Trustee administers at least 25 municipal bond indentures aggregating at least $25,000,000 under its administration.

Section 9.02.       No Responsibilities for Recitals.  The recitals, statements and representations contained in this Indenture or in the Bonds shall not be taken and construed as made by or on the part of the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof or for the validity, sufficiency or priority of this Indenture or the Loan Agreement, or the perfection or the maintenance of the perfection of any security interest granted hereby.

Section 9.03.       Limitations on Liability.  The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, other professionals, agents, receivers or employees, and shall be entitled to and may conclusively rely upon advice of counsel concerning all matters of trust and its duties hereunder and shall not be answerable for the conduct of any such attorney, agent, receiver or employee if appointed by the Trustee with reasonable care, and the advice of any such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and reliance thereon, and may in all cases pay such reasonable compensation to such attorneys, agents, receivers or employees as may be reasonably employed in connection with the trusts hereof.  The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trusts created hereby, except only for its own negligence or willful misconduct.

The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in aggregate principal amount of the Bonds Outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.  The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts and powers hereunder.

The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

The Trustee shall not be liable for any error of judgment made in good faith by an officer, director or employee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Owners pursuant to the provisions of this Indenture unless there shall have been provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, conclusively rely upon an Officers’ Certificate.

The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel or Favorable Opinion of Bond Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

In situations where a Favorable Opinion of Bond Counsel or an opinion of Bond Counsel is required or requested to be delivered under this Indenture, the Loan Agreement or the Tax Agreement after the date of delivery of the Bonds, the Trustee shall accept (unless otherwise directed by the Company) an opinion in such form and with such disclosures as may be required so that such opinion will not be treated as a “covered opinion” for purposes of the United States Treasury Department regulations governing practice before the Internal Revenue Service (Circular 230), 31 CFR Part 10.

Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of the Trustee shall be subject to the provisions of this Article IX and shall extend to the Registrar and employees and agents of the Trustee and the Registrar.  The Trustee shall have no liability or responsibility for the action or inaction of the Registrar (that is not the Trustee), the Issuer or the Company.  The provisions of this Section 9.03 shall survive the termination of this Indenture and the replacement or resignation of the Trustee hereunder.

Section 9.04.       Compensation, Expenses and Advances.  The Trustee, the Issuer and the Registrar shall be entitled to such compensation as shall be agreed in writing with the Company for their services rendered hereunder (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their out-of-pocket expenses (including reasonable counsel fees and expenses) reasonably incurred in connection with entering into this Indenture, including such fees and expenses incurred in connection with action taken hereunder.  In no event shall the Trustee be liable for any claims resulting from any decision on its part not to advance funds as permitted in the immediately preceding sentence.  In the Loan Agreement, the Company has agreed that it will pay to the Trustee and the Registrar compensation and reimbursement of expenses and advances and certain indemnities, but the Company may, without creating an Event of Default, contest in good faith the reasonableness of any such expenses and advances.  If the Company shall have failed to make any payment to the Trustee or the Registrar under the Loan Agreement, then each of the Trustee and the Registrar shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners, for the payment of their compensation and indemnities and the reimbursement of their expenses and any advances made by them, as provided in this Section 9.04, upon the moneys and obligations in the Bond Fund, except for moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VII hereof, or funds held pursuant to Section 5.04 hereof.

Notwithstanding any other provision of this Indenture, in each instance in which this Indenture shall provide for compensation, reimbursement or indemnification of the Trustee, such provision shall be deemed to provide for, whether or not expressly so stated, the payment of all related fees, costs, charges, advances and reasonable expenses of the Trustee (including, without limitation, reasonable attorneys’ fees and expenses), unless the context clearly indicates otherwise.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(g) or Section 8.01(h) of the Loan Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 9.04 shall survive the termination of this Indenture.

Section 9.05.       Notice of Events of Default and Determination of Taxability.  Notwithstanding anything otherwise provided herein, the Trustee shall not be required to take notice, or be deemed to have notice of any default or Event of Default, other than an Event of Default under Section 8.01(a) or Section 8.01(b) hereof, unless the Trustee shall have actual knowledge thereof or shall have been specifically notified in writing at its notice address set forth in Section 12.08 hereof, of such Event of Default by the Owners of at least 25% in principal amount of the Bonds then Outstanding, the Issuer or the Company.  The Trustee may, however, at any time, in its discretion, require of the Issuer full information and cooperation as to the performance of any of the covenants, conditions and agreements contained herein.  Such inquiry shall not for the purposes of this Section 9.05 constitute notice of any Event of Default.  The Issuer shall not be required to take notice, or be deemed to have notice, of any Event of Default, other than an Event of Default of which it shall have actual knowledge.  If an Event of Default occurs after the Trustee has notice of the same as provided in this Section 9.05, or if a Determination of Taxability occurs of which the Trustee has received notice as provided in Section 9.02 of the Loan Agreement, then the Trustee shall give notice thereof by Mail to the Company and the Owners of Outstanding Bonds.

Section 9.06.       Action by Trustee.  Except as provided in Section 8.02 and Section 8.04 hereof and except for the payment of principal of, and premium, if any, and interest on, the Bonds when due from moneys held by the Trustee as part of the Trust Estate, the Trustee shall be under no obligation to take any action in respect of any Event of Default or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by the Owners of at least a majority in principal amount of the Bonds then Outstanding and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it (except against its own negligence or willful misconduct); but the foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any Event of Default without such notice or request from the Owners, or without such security or indemnity.

Section 9.07.       Good-Faith Reliance.  The Trustee and the Registrar shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, e-mail, telex or facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the

Loan Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed, without independent investigation, by the Trustee or the Registrar, as the case may be, to be qualified in relation to the subject matter.  The Trustee and the Registrar shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements; provided, however, that the Trustee may, in its discretion, make, but shall in no case be required to make, such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.  Neither the Trustee nor the Registrar shall be bound to recognize any person as an Owner or to take any action at such person’s request unless satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, request and conclusively rely upon a certificate of an Authorized Company Representative or an Authorizing Representative, and, prior to the occurrence of a default of which the Trustee has been notified as provided in Section 9.05 or of which by said section it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or advisable, but shall in no case be bound to secure the same.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Notwithstanding anything elsewhere in this Indenture contained, the Trustee or the Registrar, as the case may be, shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds or the taking of any other action whatsoever within the purview of this Indenture or the Loan Agreement, any showings, certificates, opinions or other information, or corporate action or evidence thereof, in addition to those by the terms hereof or thereof required as a condition of such action which are reasonably deemed desirable by the Trustee or the Registrar, as the case may be, for the purpose of establishing the right of the Issuer or the Company to request the taking of such action by the Trustee or the Registrar.

Section 9.08.       Dealings in Bonds; Allowance of Interest.  The Trustee and the Registrar, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder and may join in any action which any Owner may be entitled to take with like effect as if it did not act in any capacity hereunder.  The Trustee or the Registrar, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depositary, trustee or agent for any committee or body of Owners secured hereby or other obligations of the Issuer or the Company as freely as if it did not act in any capacity hereunder.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any moneys received hereunder except for accounting for income from Cash Equivalents.

Section 9.09.       Several Capacities.  Anything in this Indenture to the contrary notwithstanding, with the consent of the Company, the same entity may serve hereunder as the Trustee and the Registrar and in any other combination of such capacities, to the extent permitted by law.

Section 9.10.       Resignation of Trustee.  The Trustee may resign and be discharged of the trusts created by this Indenture by executing any instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the Issuer, the Company and the Registrar not less than 30 days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by Mail not less than three weeks prior to such resignation date, to all Owners of Bonds.  Such resignation shall take effect on the day specified in such instrument and notice, unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee, but in no event shall a resignation take effect earlier than the date on which a successor Trustee, acceptable to the Issuer and the Company, has been appointed and has accepted its appointment.

Section 9.11.       Removal of Trustee.  (a) The Trustee may be removed at any time by filing with the Trustee so removed and with the Issuer, the Company and the Registrar, an instrument or instruments in writing executed by (x) the Company, if no default or Event of Default or condition which with the giving of notice or the passage of time, or both, would constitute a default or an Event of Default, shall have occurred and be continuing, or (y) during the occurrence and continuation of a default or an Event of Default or condition which with the giving of notice or the passage of time, or both, would constitute a default or an Event of Default, the Owners of not less than a majority in principal amount of the Bonds then Outstanding.

(b)           The Issuer may, and, so long as no default or Event of Default is then existing under Section 8.01 of the Loan Agreement or Section 8.01(a) or (b) of this Indenture, at the request of the Company will, remove the Trustee (i) if the Trustee fails to comply with Section 9.13 hereof, (ii) the Trustee is adjudged a bankrupt or an insolvent, (iii) if a receiver or other public officer takes charge of the Trustee or its property or (iv) if the Trustee otherwise becomes incapable of acting.

(c)           In no event shall a removal take effect earlier than the date on which a successor Trustee has been appointed and has accepted its appointment.

Section 9.12.       Appointment of Successor Trustee.  In the event that the Trustee or Registrar shall give notice of resignation or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public office or offices, or of a receiver appointed by a court, a successor may (to the extent that no “Event of Default” shall have occurred and be continuing under the Loan Agreement) be appointed by the Company or by the owners of a majority in aggregate principal amount of Bonds then Outstanding, by an instrument or concurrent instruments in writing signed by the Company or such owners, or by their duly authorized attorneys in fact, a copy of which shall be delivered personally or sent by Mail to the Issuer, retiring Trustee, successor Trustee, Registrar or successor Registrar and Company.  Pending such appointment by the Company or the Bondholders, the Issuer may, with the consent of the Company (to the extent that no “Event of Default” shall have occurred and be continuing under the Loan Agreement), appoint a temporary successor Trustee or Registrar by an instrument in writing signed by an authorized officer of the Issuer, a copy of which shall be delivered personally or sent by first class mail, postage prepaid, to the retiring Trustee, successor Trustee, Registrar or successor Registrar and Company.  The Trustee shall have no liability for any action or inaction of any successor Trustee.

If the registered owners and the Company or the Issuer fail to so appoint a successor Trustee or Registrar hereunder within 30 days after the Trustee or Registrar has given notice of its resignation, has been removed, has been dissolved, has otherwise become incapable of acting hereunder or has been taken under control by a public officer or receiver, the Trustee or Registrar shall have the right to petition, at the expense of the Company, a court of competent jurisdiction to appoint successor hereunder.  Every such Trustee or Registrar appointed pursuant to the provisions of this Section 9.12 shall be a trust company or bank organized and in good standing under the laws of Illinois or any state or the District of Columbia and have a combined capital and surplus of not less than $50,000,000 as set forth in its most recent published annual report of condition.

Section 9.13.       Qualifications of Successor Trustee.  Every successor Trustee (a) shall be a national or state bank or trust company that is authorized by law to perform all the duties imposed upon it by this Indenture and to exercise corporate trust powers in the State, (b) shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition, and (c) shall be permitted under the Issuer’s rules to perform the duties of Trustee, if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms.

Section 9.14.       Judicial Appointment of Successor Trustee.  In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article IX prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the resigning Trustee may forthwith apply, at the expense of the Company, to a court of competent jurisdiction for the appointment of a successor Trustee.  If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article IX within six months after a vacancy shall have occurred in the office of Trustee, any Owner may apply to any court of competent jurisdiction to appoint a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

Section 9.15.                    Acceptance of Trusts by Successor Trustee.  Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein, and the duties and obligations of the predecessor Trustee hereunder shall thereupon cease and terminate.  Upon request of such Trustee, such predecessor Trustee and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 9.04 hereof, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.

Section 9.16.                    Successor by Merger or Consolidation.  Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or to which all or substantially all of its corporate trust business shall be transferred, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding, provided, however, if such successor corporation is not a trust company or state or national bank that has trust powers, the Trustee shall resign from the trusts hereby created prior to such merger, transfer or consolidation or the successor corporation shall resign from such trusts as soon as practicable after such merger, transfer or consolidation.

Section 9.17.                    Standard of Care.  Notwithstanding any other provisions of this Article IX, the Trustee shall, during the existence and prior to the curing of an Event of Default of which the Trustee has notice as provided in Section 9.05 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent person would use and exercise under the circumstances in the conduct of its own affairs.

Section 9.18.                    Intervention in Litigation of the Issuer.  In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its Counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may and shall upon receipt of indemnity satisfactory to it (except against its own negligence or willful misconduct) at the written request of the Owners of at least 25% in principal amount of the Bonds then Outstanding and if permitted by the court having jurisdiction in the premises, intervene in such judicial proceeding.

Section 9.19.                    Registrar.  Citibank N.A. is the Registrar for the Bonds.  Any Registrar shall designate to the Issuer, the Company and the Trustee its office where the registration books shall be kept and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Registrar, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar.  The Issuer shall cooperate with the Trustee, the Registrar and the Company to cause the necessary arrangements to be made and thereafter continued whereby the Trustee shall be furnished such records and other information, at such times, as shall be required to enable the Trustee to perform the duties and obligations imposed upon them hereunder.

Section 9.20.                    Qualifications of Registrar; Resignation; Removal.  The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital surplus and retained earnings of at least $10,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture.  The Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 30 days’ notice to the Issuer, the Trustee and the Company.  The Registrar may be removed at any time by an instrument signed by the Authorized Company Representative and filed with the Issuer, the Registrar and the Trustee.  Upon the resignation or removal of the Registrar, the Company shall appoint a new Registrar.  The Registrar shall have no liability for any action or inaction of any successor Registrar.

In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

In the event that the Company shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Company of the Registrar or successor Registrar, as the case may be.

Section 9.21.                    Additional Duties of Trustee.  (a) The Trustee shall keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

(b)                                 The Trustee shall, as long as a book-entry system is in effect for the Bonds, comply with the DTC Representation Letter and perform all duties required of it thereunder.

(c)                                  The Trustee shall keep, or cause to be kept, proper books of records and accounts in which complete and accurate entries shall be made of all funds and accounts established by or pursuant to this Indenture, which shall be at all reasonable times be subject to the inspection by the Issuer or Owners (or a designated representative thereof) of not less than ten percent (10%) in aggregate principal amount of the Bonds then Outstanding.

(d)                                 Not later than 30 days after the end of each January 1, April 1, July 1 and October 1, commencing on January 1, 2011, the Trustee will prepare and file with the Company a statement setting forth, with respect to the preceding bond year and the current bond year, (1) amounts withdrawn from and deposited in each fund and account relating to the Bonds hereunder, (2) the balance on deposit in each such fund or account relating to the Bonds at the end of each period for which such statement is prepared, (3) a brief description of all obligations held as investments in each such fund or account relating to the Bonds, (4) the amount applied to the redemption of the Bonds, a description of the Bonds or portions of Bonds so redeemed, and an accounting of the Bonds of each maturity outstanding, and (5) any other information that the Issuer may be reasonably request or that the Trustee may from time to time deem appropriate.

ARTICLE X

EXECUTION OF INSTRUMENTS BY OWNERS

AND PROOF OF OWNERSHIP OF BONDS

Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by the Owners or on their behalf by an attorney-in-fact may be in any number of concurrent instruments of similar tenor and may be signed or executed by the Owners in person or by an agent or attorney-in-fact appointed by an instrument in writing or as provided in the Bonds.  Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

(a)                                  The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

(b)                                 The ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.06 hereof.

Nothing contained in this Article X shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient.  Any request by or consent of any Owner shall bind every future Owner of the same Bond or any Bond or Bonds issued in lieu thereof or upon registration of transfer thereof in respect of anything done by the Trustee or the Issuer in pursuance of such request or consent.

ARTICLE XI

MODIFICATION OF THIS INDENTURE AND THE LOAN AGREEMENT

Section 11.01.                     Supplemental Indentures Without Owner Consent. The Issuer and the Trustee may, from time to time and at any time, without the consent of the Owners, enter into a Supplemental Indenture as follows:

(a)                                  to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

(b)                                 to add to the covenants and agreements of the Issuer contained in this Indenture or of the Company contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Issuer or the Company, which in the judgment of the Trustee is not materially adverse to the Owners of the Bonds (in making such determination, the Trustee may, but is not required to, rely conclusively upon an opinion of counsel);

(c)                                  to confirm, as further assurance, any pledge of or lien on the Trust Estate or any other moneys, securities or funds subject or to be subjected to the lien of this Indenture;

(d)                                 to comply with the requirements of the Trust Indenture Act, if applicable to this Indenture;

(e)                                  to modify, alter, amend or supplement this Indenture or any Supplemental Indenture in any other respect which in the judgment of the Trustee is not materially adverse to the Owners of the Bonds (in making such determination, the Trustee may, but is not required to, rely conclusively upon an opinion of counsel);

(f)                                    to modify, alter, amend or supplement or restate this Indenture or any Supplemental Indenture in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of bond insurance or other security arrangements obtained or provided by the Company;

(g)                                 to provide for a depository to accept Bonds in lieu of DTC;

(h)                                 to modify or eliminate the book-entry registration system for any of the Bonds;

(i)                                     to provide for uncertificated Bonds or for the issuance of coupons and bearer Bonds or Bonds registered only as to principal but only to the extent that such would not adversely affect the Tax-Exempt status of the Bonds;

(j)                                     to secure or maintain ratings on the Bonds from Moody’s, S&P and/or Fitch, Inc. ;

(k)                                  to provide demand purchase obligations to cause the Bonds to be authorized purchases for investment companies;

(l)                                     to provide for the appointment of a successor Trustee and Registrar;

(m)                               to provide the procedures required to permit any Owner to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such right as contemplated by Section 1286 of the Code (or similar successor provision);

(n)                                 to make any change necessary (i) to establish or maintain the Tax-Exempt status of the Bonds as a result of any modifications or amendments to Section 148 of the Code (or any successor provision of law) or interpretations thereof by the Internal Revenue Service, or (ii) to comply with the provisions of Section 148(f) of the Code (or any successor provision of law), including provisions for the payment of all or a portion of the investment earnings of any of the funds established hereunder to the United States of America; and

(o)                                 to conform to amendments made to the Loan Agreement or the Subsidiary Bond Guarantees effected in compliance with this Indenture.

Before the Issuer and the Trustee shall enter into any Supplemental Indenture pursuant to this Section 11.01, in all cases, there shall have been delivered to the Trustee and the Company, a Favorable Opinion of Bond Counsel and an Opinion of Counsel with respect to such modification, alteration, amendment or supplement, and further stating that such Supplemental Indenture is authorized or permitted by this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.  Neither the Issuer nor the Trustee will be obligated to enter into any such Supplemental Indenture that would materially alter their respective rights, duties or immunities under this Indenture, the Loan Agreement or otherwise.

The Trustee shall provide written notice of any Supplemental Indenture described in this Section 11.01 to Moody’s, S&P and Fitch, Inc. (but only if such corporations are then providing a rating for the Bonds) and to the Owners of all Bonds then Outstanding at least 15 days prior to the effective date of such Supplemental Indenture.  Such notice shall state the effective date of such Supplemental Indenture and shall briefly describe the nature of such Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by the parties mentioned in the preceding sentence.

Section 11.02.                     Supplemental Indentures Requiring Owner Consent.  (a) Except for any Supplemental Indenture entered into pursuant to Section 11.01 hereof, subject to the terms and provisions contained in this Section 11.02 and not otherwise, the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right from time to time to consent to and approve the execution and delivery by the Issuer and the Trustee of any Supplemental Indenture deemed necessary or desirable by the Issuer for the purposes of modifying, altering, amending, supplementing or rescinding, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Owners of all the Bonds then Outstanding, nothing herein contained shall permit, or be construed as permitting (i) an extension of the maturity of the principal of, or the time for payment of any redemption premium or interest on, any Bond or a reduction in the principal amount of any Bond, or the rate of interest or redemption premium thereon, or a reduction in the amount of, or extension of the time of any payment required by, any Bond; (ii) a privilege or priority of any Bond over any other Bond (except as herein provided); (iii) a reduction in the aggregate principal amount of the Bonds required for consent to such a Supplemental Indenture; (iv) the deprivation of the owner of any Bond then Outstanding of the lien created by this Indenture; or (v) the amendment of this Section 11.02.

(b)                                 If at any time the Issuer shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section 11.02, the Trustee, upon being satisfactorily indemnified for its expenses, shall cause notice of the proposed Supplemental Indenture to be given by Mail to Moody’s, S&P and Fitch, Inc. (but only if such corporations are then providing a rating for the Bonds) and to all Owners of Outstanding Bonds.  Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by the Owners, Moody’s, S&P and Fitch, Inc.

(c)                                  Within two years after the date of the mailing of such notice, the Issuer and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice, but only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of the Owners and (ii) a Favorable Opinion of Bond Counsel and Opinion of Counsel with respect to such modification, alteration, amendment or supplement, and further stating that such Supplemental Indenture is authorized or permitted by this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.  Neither the Issuer nor the Trustee will be obligated to enter into any such Supplemental Indenture that would materially alter their respective rights, duties or immunities under this Indenture, under the Loan Agreement or otherwise.

(d)                                      If Owners of not less than the percentage of Bonds required by this Section 11.02 shall have consented to and approved the execution and delivery of a Supplemental Indenture as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Issuer or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.

Section 11.03.                     Effect of Supplemental Indenture.  Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article XI, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.

Section 11.04.                     Consent of the Company and Other Parties.  No Supplemental Indenture under this Article XI and no amendment of the Loan Agreement shall become effective unless the Company shall have consented thereto in writing.

Any provision of this Indenture expressly recognizing or granting rights in or to the Registrar may not be amended in any manner which affects the rights of such party hereunder without the prior written consent of such party.

Section 11.05.                     Amendment of Loan Agreement Without Owner Consent; Waivers.   Without the consent of or notice to the Owners, the Issuer and the Company may modify, amend or supplement the Loan Agreement, or any provision thereof, or may consent to the amendment or modification thereof, in any manner not inconsistent with the terms and provisions of this Indenture, for any one or more of the following purposes:  (a) to cure any ambiguity or formal defect in the Loan Agreement; (b) to grant to or confer upon the Issuer or Trustee, for the benefit of the Bond Owners, any additional rights, remedies, powers or authorities that lawfully may be granted to or conferred upon the Issuer or the Trustee; (c) to amend or modify the Loan Agreement, or any part thereof, in any manner specifically required or permitted by the terms thereof, including, without limitation, as may be necessary to maintain the exclusion from gross income for purposes of federal income taxation of the interest on the Bonds; (d) to provide that the Bonds may be secured by a credit facility or other additional security not otherwise provided for in this Indenture or the Loan Agreement; (e) to modify, amend or supplement the Loan Agreement, or any part thereof, or any supplement thereto, in such manner as the Trustee and the Company deem necessary in order to comply with any statute, regulation, judicial decision or other law relating to secondary market disclosure requirements with respect to tax-exempt obligations of the type that includes the Bonds; (f) to provide for the appointment of a successor securities depository; (g) to provide for the availability of certificated Bonds; and (h) to make any other change which does not, in the opinion of the Trustee, have a material adverse effect upon the interests of the Bondholders.  In addition, the Trustee, may grant such waivers of compliance by the Company with the provisions of the Loan Agreement as to which the Trustee may deem necessary or desirable to effectuate the purposes of the intent of the Loan Agreement and which, in the opinion of the Trustee, do not have a material adverse effect upon the interests of the Bondholders, provided that the Trustee shall file with the Issuer any and all such waivers granted by the Trustee within three Business Days thereof.

A revision of Exhibit A to the Loan Agreement in accordance with Section 3.03 of the Loan Agreement shall not be deemed a modification, alteration, amendment or supplement to the Loan Agreement, or to this Indenture, for any purpose of this Indenture.

Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Loan Agreement pursuant to this Section 11.05, there shall have been delivered to the Issuer and the Trustee a Favorable Opinion of Bond Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Loan Agreement or this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and an opinion of counsel to the Company to the effect that such modification, alteration, amendment or supplement will, upon execution and delivery thereof, be valid and binding upon the Company in accordance with its terms.  Neither the Issuer nor the Trustee will be obligated to enter into or consent to any such modifications, alterations, amendments or supplements to the Loan Agreement that would materially alter their respective rights, duties or immunities under this Indenture, under the Loan Agreement or otherwise.

Section 11.06.                     Amendment of Loan Agreement Requiring Owner Consent.  Except in the case of modifications, alterations, amendments or supplements referred to in Section 11.05 hereof, the Issuer shall not enter into, and the Trustee shall not consent to, any amendment, alteration, supplement or modification of the Loan Agreement without the written approval or consent of the Owners of at least a majority in aggregate principal amount of the Bonds then Outstanding given and procured as provided in Section 11.02 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 6.01 or Section 6.02 of the Loan Agreement.  If at any time the Issuer or the Company shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement permitted under this Section 11.06, the Trustee shall cause notice thereof to be given in the same manner as provided by Section 11.02 hereof with respect to Supplemental Indentures.  Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Owners.  The Issuer may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement subject to the same conditions and with the same effect as provided in Section 11.02 hereof with respect to Supplemental Indentures.

Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Loan Agreement pursuant to this Section 11.06, there shall have been delivered to the Issuer and the Trustee a Favorable Opinion of Bond Counsel and/or an Opinion of Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Loan Agreement or this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and an opinion of counsel to the Company to the effect that such modification, alteration, amendment or supplement will, upon execution and delivery thereof, be valid and binding upon the Company in accordance with its terms.  Neither the Issuer nor the Trustee will be obligated to enter into any such modification, alteration, amendment or supplement to the Loan Agreement that would materially alter their respective rights, duties or immunities under this Indenture, under the Loan Agreement or otherwise.

Section 11.07.                     Amendment of Bond Guarantee.  (a) The Trustee, without the consent of or notice to any of the Bondholders, may enter into any amendment, change or modification of the Bond Guarantee as may be required (i) by the provisions of the Loan Agreement or the Bond Guarantee, as the case may be, or this Indenture, (ii) for the purpose of curing any ambiguity, formal defect or formal omission, (iii) in connection with any other change therein, or (iv) so as to add additional rights acquired in accordance with the provisions of the Loan Agreement or the Bond Guarantee, as the case may be; provided that no such action pursuant to clause (ii) or clause (iii) above is to the material prejudice of the owners of the Bonds.

(b)                                      Except in the case of modifications, alterations, amendments or supplements referred to in Section 11.07(a) hereof, the Trustee shall not consent to, any amendment, alteration, supplement or modification of the Bond Guarantee without the written approval or consent of the Owners of at least a majority in aggregate principal amount of the Bonds then Outstanding given and procured as provided in Section 11.02 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Guarantor under Section 2.1 of the Bond Guarantee.  If at any time the Guarantor shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement permitted under this Section 11.07(b), the Trustee shall cause notice thereof to be given in the same manner as provided by Section 11.02 hereof with respect to Supplemental Indentures.  Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Owners.  The Trustee may consent to, any such proposed modification, alteration, amendment or supplement subject to the same conditions and with the same effect as provided in Section 11.02 hereof with respect to Supplemental Indentures.

Before the Trustee shall consent to, any modification, alteration, amendment or supplement to the Bond Guarantee pursuant to this Section 11.07, there shall have been delivered to the Issuer and the Trustee (i) a Favorable Opinion of Bond Counsel and/or Opinion of Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Bond Guarantee or this Indenture and (ii) an opinion of counsel to the Guarantor to the effect that such modification, alteration, amendment or supplement will, upon execution and delivery thereof, be valid and binding upon the Guarantor in accordance with its terms.  The Trustee will not be obligated to enter into any such modification, alteration, amendment or supplement to the Bond Guarantee that would materially alter its rights, duties or immunities under this Indenture, under the Bond Guarantee or otherwise.

ARTICLE XII

MISCELLANEOUS

Section 12.01.                     [Reserved].

Section 12.02.                     Parties in Interest.  Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm, corporation or entity other than the Issuer, the Registrar, the Company, the Guarantor, the Trustee and the Owners of Bonds any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Issuer, the Registrar, the Company, the Trustee and the Owners of Bonds.  The Trustee shall have no fiduciary duty to any entity other than the Owner of any Bond as such and only in accordance with, into the extent of, the terms and provisions hereunder.

Section 12.03.                     Severability.  In case any one or more of the provisions of this Indenture or of the Loan Agreement or of the Bonds shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture, the Loan Agreement or the Bonds, and this Indenture, the Loan Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

Section 12.04.                     No Personal Liability of Issuer Officials.  No representation, warranty, covenant or agreement contained in the Bonds or in this Indenture or in any of the documents or certificates related thereto shall be deemed to be the representation, warranty, covenant or agreement of any official, officer, agent, counsel or employee of the Issuer in his or her individual capacity, and neither the members of the Board of Commissioners of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 12.05.                     Bonds Owned by the Issuer or the Company.  In determining whether the Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Issuer, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section 12.05) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds with respect to which the Trustee has received written notice of such ownership shall be so disregarded.  Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.  In case of a dispute as to such right, any decision by the Trustee taken upon the advice of Counsel shall be full protection to the Trustee.

Section 12.06.                     Counterparts.  This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

Section 12.07.                     Governing Law; Waiver of Jury Trial.  This Indenture shall be governed by and construed in accordance with the laws of the State without application of the conflicts of law provisions of any other state.  EACH OF THE COMPANY, THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.08.                     Notices.  Except as otherwise provided in this Indenture, all notices, demands, certificates, requests, requisitions, directions or other communications by the Issuer, the Company or the Trustee or by the Bondholders pursuant to this Indenture shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, addressed (until a different or additional address is filed with the Trustee) as follows:

if to the Issuer, to:	The County of Cook, Illinois
118 North Clark Street, Room 500
Chicago, Illinois 60602
	Attention:	Chief Financial Officer
	Telephone:	(312) 603-5287
	Facsimile:	(312) 603-3681

if to the Trustee or the	Citibank N.A., Agency & Trust
Registrar, to:	388 Greenwich Street, 14th Floor
New York, New York 10013
	Attention:	Miriam Molina
	Telephone:	(212) 816-5576
	Facsimile:	(212) 657-2762
	Email:	miriam.molina@citi.com

if to the Company, to:	Navistar International Corporation
4201 Winfield Road
Warrenville, Illinois 60555
	Attention:	Vice President and Treasurer
	Telephone:	(630) 753-2059
	Facsimile:	(630) 753-2305

if to the Guarantor, to:	Navistar, Inc.
4201 Winfield Road
Warrenville, Illinois 60555
	Attention:	Vice President and Treasurer
	Telephone:	(630) 753-2059
	Facsimile:	(630) 753-2305

In addition, the Trustee, the Issuer and the Company agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to such party in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give e-mail or facsimile instructions (or instructions by a similar electronic method), the other party’s understanding of such instructions shall be deemed controlling.  The Trustee, the Issuer or the Company shall not be liable for any losses, costs or expenses arising directly or indirectly from such party’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions, including without limitation the risk of the notified party acting on unauthorized instructions, and the risk or interception  and misuse by third parties.

Any notice or communication mailed to a Bondholder shall be mailed to it by Mail at its address as it appears on the Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Bondholder or any defect in it shall not affect its sufficiency with respect to other Bondholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by Mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Bond, whenever notice is required to be given to a Beneficial Owner, such notice shall be sufficiently given if given to the Securities Depository for such Bond (or its designee), pursuant to customary procedures of such Securities Depository.

Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.  Any communications required to be given hereunder by the Company shall be given by an Authorized Company Representative.  A copy of any notice given to Bondholders shall be sent to the Company.

Section 12.09.                     Holidays.  If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall not be a Business Day, such payment may, unless otherwise provided in this Indenture or the Loan Agreement, be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date.

Section 12.10.                     Date for Identification Purposes Only; Effective Date.  The date on this Indenture shall be for identification purposes only and shall not be construed to imply that this Indenture was executed on such date.  This Indenture shall become effective upon the Closing Date.

Section 12.11.                     Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.12.                     U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, The COUNTY OF COOK, ILLINOIS has caused these presents to be signed in its name and on its behalf by its Chief Financial Officer and its seal to be hereunto affixed and attested by its County Clerk and to evidence its acceptance of the trusts hereby created CITIBANK N.A., in its capacity as Trustee, has caused these presents to be signed and attested in its name and on its behalf by its duly authorized officers all as of the day and year first above written.

THE COUNTY OF COOK, ILLINOIS

		By	/s/ Jaye Morgan Williams
Chief Financial Officer

[SEAL]

Attest:

By	/s/ David D. Orr
County Clerk

CITIBANK N.A., Agency & Trust, as Trustee

		By	/s/ Miriam Molinda
			Its	Vice President

Attest:

By	/s/ Patricia Gallagher
Its	Vice President

EXHIBIT A

[FORM OF BOND]

REGISTERED	REGISTERED
NO. R-	$90,000,000

UNITED STATES OF AMERICA

STATE OF ILLINOIS

THE COUNTY OF COOK, ILLINOIS
RECOVERY ZONE FACILITY REVENUE BOND
(NAVISTAR INTERNATIONAL CORPORATION PROJECT) SERIES 2010

INTEREST RATE	MATURITY DATE	DATED DATE	CUSIP NO.

6.50%	October 15, 2040	October 26, 2010	213247 CA5

Registered Owner:                                              CEDE & CO.

Principal Amount:                                                NINETY MILLION DOLLARS

THIS BOND AND THE OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST HEREON, IS A SPECIAL, LIMITED OBLIGATION OF THE ISSUER, SECURED AS PROVIDED HEREIN AND IN THE HEREINAFTER DEFINED INDENTURE AND PAYABLE SOLELY OUT OF THE PAYMENTS MADE PURSUANT TO THE LOAN AGREEMENT AND THE SECURITY THEREFOR (AS SUCH TERMS ARE HEREINAFTER DEFINED) AND AS OTHERWISE PROVIDED IN THE INDENTURE AND THE LOAN AGREEMENT.  THIS BOND, AND THE OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST HEREON, SHALL NOT CONSTITUTE A GENERAL OBLIGATION OF THE ISSUER, OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWER OF THE ISSUER OR THE STATE OF ILLINOIS.  NO OWNER OF THIS BOND SHALL HAVE THE RIGHT TO DEMAND PAYMENT OUT OF ANY FUNDS TO BE RAISED BY TAXATION OR FROM ANY SOURCE OTHER THAN THOSE SPECIFIED ABOVE.

THE COUNTY OF COOK, ILLINOIS (the “Issuer”), a home rule unit under Section 6(a) of Article VII of the 1970 Constitution of the State of Illinois, for value received, hereby promises to pay (but only out of the source hereinafter provided) to the registered owner identified above, or registered assigns, on the Maturity Date set forth above (or if this Bond is called for earlier redemption as described herein on the redemption date), the Principal Amount set forth above (the “Principal Amount”) and to pay (but only out of the sources hereinafter provided) interest on the balance of said Principal Amount from time to time remaining unpaid from the Interest Payment Date next preceding the date of registration and authentication hereof unless this Bond is registered and authenticated on or prior to the first Interest Payment Date, in which event this Bond shall bear interest from the Dated Date set forth above; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Dated Date, until payment of said Principal Amount has been made or duly provided for, at the interest rate specified above, computed on the basis of a 360-day year consisting of twelve 30-day months, payable on April 15, 2011 and semi-annually thereafter on each April 15 and October 15, and to pay (but only out of the sources hereinafter provided) interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate then borne by this Bond, except as the provisions hereinafter set forth with respect to redemption or acceleration prior to maturity may become applicable hereto.  The principal of and premium, if any, on this Bond are payable upon surrender thereof in lawful money of the United States of America at the payment office in New York, New York, of Citibank N.A., or its successors and assigns, as Trustee.  Interest payments on this Bond shall be made by the Trustee to the registered owner hereof as of the close of business on the Record Date (as hereinafter defined) with respect to each Interest Payment Date (except that, if and to the extent that there shall be a default in the payment of the interest due on an Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such Owners not less than ten days prior thereto) and shall be paid:

(a)                                  in respect of any Bond that is registered in the book-entry system pursuant to the Indenture, in immediately available funds by no later than 12:00 noon, New York City time, and

(b)                                 in respect of any Bond that is not registered in the book-entry system, (i) by bank check mailed by first-class mail on the Interest Payment Date to the registered owner hereof at its address as it appears on the registration books of Citibank N.A., New York, New York, as Registrar or at such other address as is furnished in writing by such registered owner to the Registrar, or (ii) by wire transfer on the Interest Payment Date to any owner of at least $1,000,000 in aggregate principal amount of Bonds (or such lesser amount if such Bonds constitute all of the Bonds then outstanding).

This Bond is one of the duly authorized Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 of the Issuer, originally issued in the aggregate principal amount of $90,000,000 (the “Bonds”), pursuant to proper action duly adopted by the Board of Commissioners of the Issuer on October 5, 2010, and executed under an Indenture of Trust, dated as of October 1, 2010 (the “Indenture”), between the Issuer and Citibank N.A., as trustee (the “Trustee,” which term shall include any successor trustee), for the purpose of loaning the proceeds thereof to Navistar International Corporation (the “Company”) in order to provide funds (i) to finance a portion of the costs of the Project, (ii) to pay a portion of the interest accruing on the Bonds during construction of the Project and (iii) to pay certain costs of issuance relating  to the Bonds.  Pursuant to the Loan Agreement, dated as of October 1, 2010 (the “Loan Agreement”), between the Issuer and the Company, the proceeds of the Bonds have been loaned to the Company.  Any term used herein as a defined term but not defined herein shall be defined as in the Indenture.  Payment of the principal of and interest on the Bonds has been guaranteed by Navistar, Inc. (the “Guarantor”) directly to the Trustee for the benefit of the Owners of the Bonds pursuant to a Bond Guarantee, dated as of October 1, 2010 (the “Bond Guarantee”) from the Guarantor to the Trustee.

The Bonds are payable solely from the amounts received by the Issuer derived pursuant to the Loan Agreement or the Bond Guarantee and any other Subsidiary Bond Guarantees that may be delivered from time to time.

This Bond and all other Bonds of the issue of which it forms a part are issued pursuant to and in full compliance with the Constitution and laws of the State of Illinois, and pursuant to a bond ordinance adopted by the Board of Commissioners of the Issuer on October 5, 2010, which ordinance authorizes the execution and delivery of the Indenture.

The Bonds shall be deliverable in the form of registered Bonds without coupons in the denominations of $100,000 or any integral multiple of $5,000 in excess thereof (the “Authorized Denomination”).

“Record Date” means the first day of the month in which each Interest Payment Date occurs.

The Bonds are subject to optional and mandatory redemption prior to maturity as provided in the Indenture.

Notice of any optional or mandatory redemption shall be given by first-class mail not less than 30 days (except as provided in the Indenture) nor more than 60 days prior to the date fixed for redemption to the Owners of Bonds at the address shown on the registration books of the Registrar on the date such notice is mailed.  Except as described in the Indenture for partial redemptions upon a Determination of Taxability, if less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof from the outstanding Bonds or such given portion thereof not previously called for redemption, by such method as the Trustee may deem fair and appropriate.  For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations.

Any notice of optional redemption of Bonds may state that such redemption is conditioned upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed.  In the event such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such redemption will not take place.

Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor and of Authorized Denominations.

This Bond is transferable by the person in whose name it is registered, in person, or by its attorney duly authorized in writing, at the Principal Office of the Registrar, but only in the manner, subject to the limitations and upon payment of the charges, if any, provided in the

Indenture, and upon surrender and cancellation of this Bond accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed.  Upon such transfer a new fully registered Bond or Bonds in Authorized Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Issuer, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

The Bonds are equally and ratably secured, to the extent provided in the Indenture, by the pledge thereunder of the Trust Estate.  The Issuer has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Issuer under the Loan Agreement (other than its rights to indemnification, exemption from personal liability and certain administration expenses and certain other rights).

The Owner of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

With certain exceptions as provided therein, the Indenture, the Loan Agreement and the Bond Guarantee may be modified or amended by the Owners of not less than a majority in aggregate principal amount of all Bonds then Outstanding under the Indenture.

Reference is hereby made to the Indenture, the Loan Agreement, the Bond Guarantee and the Tax Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, the Guarantor, the Registrar and the Owners of the Bonds.  The Owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to and to be bound by the terms and provisions of the Indenture, the Loan Agreement, the Bond Guarantee and the Tax Agreement.

The Indenture prescribes the manner in which it may be discharged, including (a) a provision that the Bonds shall be deemed to be paid if moneys sufficient to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee and the Registrar, shall have been deposited with the Trustee, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of delivery of the Bonds to the Trustee for purchase, and (b) a provision that, if the Bonds mature or are called for redemption pursuant to the Indenture, the Bonds shall be deemed to be paid if Government Obligations, as defined in the Indenture, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds on and prior to the redemption date or maturity date thereof, and all necessary and proper fees, compensation and expenses of the Issuer, the Trustee and the

Registrar, shall have been deposited with the Trustee, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of such payment.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture, the Bonds, the Loan Agreement or any other related document contained, against any past, present or future member of the Board of Commissioners, officer, elected official agent or employee of the Issuer, or any officer, director or member of any successor entity, as such, either directly or through the Issuer or any successor entity, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officer, director or member is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation of indebtedness.

This Bond shall not be entitled to any security or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the execution by the Registrar of the certificate of authentication inscribed hereon.

IN WITNESS WHEREOF, The COUNTY OF COOK, ILLINOIS has caused this Bond to be executed in its name and on its behalf by the manual or duly authorized facsimile signature of its President and its corporate seal to be hereunto affixed manually or by facsimile and attested to by the manual or duly authorized facsimile signature of the County Clerk.

THE COUNTY OF COOK, ILLINOIS

By:
President

[SEAL]

ATTEST:

County Clerk

[FORM OF REGISTRAR’S CERTIFICATE]

CERTIFICATE OF AUTHENTICATION

This is to certify that this Bond is one of the Bonds of the series described in the within-mentioned Indenture.

CITIBANK N.A., as Registrar

By:
Authorized Signatory

Date of registration and authentication:

[FORM OF ASSIGNMENT]

The following abbreviations, when used in the inscription on the face of the within Bond shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—
TEN ENT	—	as tenants by the entirety		Custodian
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	(Cust)		(Minor)
under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not in the list above.

For value received                                                                                            hereby sells, assigns and transfers unto

INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address of Assignee)

the within Bond of THE COUNTY OF COOK, ILLINOIS, and hereby irrevocably constitutes and appoints                                                        attorney to register the transfer of said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:	Signature:

SIGNATURE GUARANTEED:

NOTICE:  Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member of or a participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

SCHEDULE I

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Bond purchased by the Company pursuant to Section 4.09 or Section 4.14 of the Loan Agreement, please check the appropriate box:

☐    Section 4.09                                                        ☐    Section 4.14

If you want to have only part of the Bond purchased by the Company pursuant to Section 4.09 or Section 4.14 of the Loan Agreement, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

[Form of Requisition]

Citibank N.A., Agency & Trust

388 Greenwich Street, 14th Floor

New York, New York  10013

Attention:  Miriam Molina

This Requisition is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust dated as of October 1, 2010 (the “Indenture”) between The County of Cook, Illinois (the “Issuer”) and Citibank N.A., as trustee (the “Trustee”), relating to The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010.  Capitalized terms used herein have the same meanings herein as when used in the Indenture (except where the context otherwise requires).

The undersigned is an Authorized Company Representative and hereby certifies as follows:

(1)                                  that the name and address of the person, firm or corporation to whom payment is due or has been made (which may include the Company) is set forth on Schedule I attached hereto;

(2)                                  that the amount to be or which has been paid is set forth on Schedule I attached       hereto;

(3)                                  that the costs of an aggregate amount set forth in this Requisition have been or will be made or incurred or financed and were or will be necessary for the Project and were made or incurred in accordance with the construction contracts, plans and specifications and building permits therefor then in effect;

(4)                                  that the amount paid or to be paid, as set forth on Schedule I attached hereto, represents either a part of the amount that is or will be due and payable for Project Costs and was or will be made in accordance with the terms of any contracts applicable thereto and in accordance with usual and customary practice under existing conditions;

(5)                                  that no part of the Project Costs was included within the costs referred to in any requisition previously filed with the Trustee under the provisions of the Indenture;

(6)                                  that (i) the withdrawal of moneys from the Project Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement or the Project Certificate and (ii) any Favorable Opinion of Bond Counsel required to be delivered as a result of changes in the use of Project Fund moneys pursuant to Section 3.04 of the Loan Agreement has been delivered to the Trustee and the Issuer;

(7)                                  that the amount remaining in the Project Fund, together with (i) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs and (ii) expected investment earnings to be deposited into the Project Fund pursuant to the Indenture, will, after payment of the amount requested on Schedule I attached hereto, be sufficient to pay the costs of completing the Project substantially in accordance with the construction contracts, plans and specifications and building permits therefor, if any, then in effect; and

(8)                                  that the amounts paid or to be paid as set forth in this Requisition are properly payable under the terms of the Indenture and that all conditions precedent to payment as prescribed in the Indenture have been satisfied.

You are authorized and directed to make the disbursements pursuant to this Requisition from the Project Fund as provided in Section 5.02 of the Indenture.  In making such disbursements, you are entitled to rely on this Requisition as provided in Section 5.02 of the Indenture.

IN WITNESS WHEREOF, the undersigned Authorized Company Representative has caused this Requisition to be executed as of the day first above written.

NAVISTAR INTERNATIONAL CORPORATION

By

Authorized Company Representative

Date:                            , 20

SCHEDULE I

PAYEE	PAYEE ADDRESS AND/OR WIRE INSTRUCTIONS	AMOUNT

I-1